                                                                     Exhibit 4.1

                       FORM OF RESTRUCTURED LOAN FACILITY

                                as evidenced by

================================================================================

                             NOTE PURCHASE AGREEMENT

                                   DATED AS OF

                                 APRIL 27, 2004

                                      AMONG

                      BANCO DE GALICIA Y BUENOS AIRES S.A.,

                                   AS ISSUER,

                               BARCLAYS BANK PLC,

                             AS DOCUMENTATION AGENT,

                   THE HOLDERS PARTY HERETO FROM TIME TO TIME,

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                    AS AGENT

================================================================================

                                TABLE OF CONTENTS

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
ARTICLE I    DEFINITIONS........................................................................................       2

         Section 1.1.          Defined Terms....................................................................       2
         Section 1.2.          Terms Generally..................................................................      26
         Section 1.3.          Accounting Terms; Accounting Principles..........................................      26

ARTICLE II   THE RESTRUCTURED DOLLAR NOTES......................................................................      27

         Section 2.1.          Elections for Exchange of Original Dollar Loans..................................      27
         Section 2.2.          The Long-Term Dollar LIBOR Notes.................................................      28
         Section 2.3.          The Long-Term Dollar Fixed Rate Notes............................................      29
         Section 2.4.          The Medium-Term Dollar LIBOR Notes...............................................      29
         Section 2.5.          The Medium-Term Dollar Fixed Rate Notes..........................................      29
         Section 2.6.          The Subordinated Dollar LIBOR Notes..............................................      29
         Section 2.7.          The Subordinated Dollar Fixed Rate Notes.........................................      30
         Section 2.8.          Effect of Effective Date and Exchange............................................      30
         Section 2.9.          Repayment of Long-Term Dollar Notes..............................................      30
         Section 2.10.         Repayment of Medium-Term Dollar Notes............................................      31
         Section 2.11.         Repayment of Subordinated Dollar Notes...........................................      31
         Section 2.12.         Repayment of Subordinated Dollar PIK Notes.......................................      31
         Section 2.13.         Evidence of Debt.................................................................      32
         Section 2.14.         Notes............................................................................      32
         Section 2.15.         Subordination....................................................................      34

ARTICLE III  GENERAL PROVISIONS APPLICABLE TO THE RESTRUCTURED DOLLAR NOTES.....................................      32

         Section 3.1.          Optional Prepayment of Restructured Dollar Notes.................................      32
         Section 3.2.          Mandatory Prepayment of Restructured Dollar Notes................................      35
         Section 3.3.          Interest.........................................................................      37
         Section 3.4.          Agent's Fees.....................................................................      39
         Section 3.5.          Alternate Rate of Interest.......................................................      39
         Section 3.6.          Increased Costs, Etc.............................................................      40
         Section 3.7.          Illegality.......................................................................      41
         Section 3.8.          Taxes............................................................................      41
         Section 3.9.          Payments Generally; Pro Rata Treatment...........................................      43
         Section 3.10.         Sharing of Payments, Etc.........................................................      44

ARTICLE IV   REPRESENTATIONS AND WARRANTIES.....................................................................      45

         Section 4.1.          Organization; Powers.............................................................      45
         Section 4.2.          No Conflicts.....................................................................      45
         Section 4.3.          Due Authorization; Enforceability................................................      46
         Section 4.4.          No Additional Authorization, Etc.................................................      46
         Section 4.5.          Compliance with Law..............................................................      46
         Section 4.6.          Properties.......................................................................      46
         Section 4.7.          Material Litigation..............................................................      46
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                                TABLE OF CONTENTS
                                   (continued)

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
         Section 4.8.          Civil and Commercial Law; No Immunity............................................      46
         Section 4.9.          Taxes............................................................................      46
         Section 4.10.         Withholding Taxes................................................................      47
         Section 4.11.         Full Disclosure..................................................................      47
         Section 4.12.         Proper Legal Form; Immunity......................................................      47
         Section 4.13.         Pari Passu Ranking...............................................................      47
         Section 4.14.         Investment Company Act...........................................................      48
         Section 4.15.         Financial Statements.............................................................      48
         Section 4.16.         Transaction Documents............................................................      48
         Section 4.17.         Surviving Debt...................................................................      48
         Section 4.18.         Existing Liens...................................................................      48
         Section 4.19.         Material Adverse Effect..........................................................      48
         Section 4.20.         Insolvency.......................................................................      48
         Section 4.21.         Insurance........................................................................      48
         Section 4.22.         Labor Disputes...................................................................      49

ARTICLE V    CONDITIONS TO EFFECTIVENESS........................................................................      49

         Section 5.1.          Conditions Precedent to Effectiveness............................................      49

ARTICLE VI   COVENANTS OF THE ISSUER............................................................................      53

         Section 6.1.          Affirmative Covenants............................................................      53
         Section 6.2.          Reporting Covenants..............................................................      56
         Section 6.3.          Financial Covenants..............................................................      58
         Section 6.4.          Negative Covenants...............................................................      58

ARTICLE VII  EVENTS OF DEFAULT..................................................................................      63

         Section 7.1.          Acceleration after Default.......................................................      63
         Section 7.2.          Events of Default................................................................      63

ARTICLE VIII THE AGENT AND THE DOCUMENTATION AGENT..............................................................      68

         Section 8.1.          Authorization and Action.........................................................      68
         Section 8.2.          Agents' Reliance, Etc............................................................      68
         Section 8.3.          Agent, Documentation Agent and Affiliates........................................      70
         Section 8.4.          Holder Credit Decision...........................................................      70
         Section 8.5.          Indemnification..................................................................      71
         Section 8.6.          Successor Agent..................................................................      72
         Section 8.7.          Documentation Agent..............................................................      72

ARTICLE IX   MISCELLANEOUS......................................................................................      72

         Section 9.1.          Notices..........................................................................      72
         Section 9.2.          No Waiver; Remedies; Amendments; Etc.............................................      73
         Section 9.3.          Costs and Expenses; Indemnity; Damage Waiver.....................................      74
         Section 9.4.          Assignments; Participations......................................................      76
         Section 9.5.          Holders' Representation..........................................................      79
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                                      -ii-
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    PAGE
         Section 9.6.          Survival.........................................................................      79
         Section 9.7.          Counterparts; Effectiveness......................................................      79
         Section 9.8.          Severability.....................................................................      79
         Section 9.9.          Right of Setoff..................................................................      80
         Section 9.10.         Jurisdiction; Consent to Service of Process......................................      80
         Section 9.11.         WAIVER OF JURY TRIAL.............................................................      81
         Section 9.12.         Judgment Currency................................................................      81
         Section 9.13.         Waiver of Sovereign Immunity.....................................................      82
         Section 9.14.         English Language.................................................................      82
         Section 9.15.         Headings.........................................................................      83
         Section 9.16.         Confidentiality..................................................................      83
         Section 9.17.         GOVERNING LAW....................................................................      83
         Section 9.18.         Actions Consistent with this Agreement...........................................      83

SCHEDULES:

I                  Existing Bonds and Existing Bank Debt
II                 Escasany, Ayerza and Braun Family Members
III                Holder Addresses
IV                 Original Dollar Loan Agreements
V                  Real Estate
2.1                Proration and Reallocation Procedure
4.17               Surviving Debt
4.18               Existing Liens
5.1(b)(ii)         Effective Date Interest Amounts

EXHIBITS:

A                  Form of APE
B                  Form of Assignment and Acceptance
C                  Form of Allocation Notice
D-1                Form of Argentine Note
D-2                Form of U.S. Note
E                  Form of Election Notice
F                  Form of Closing Certificate
G                  Form of Certificate of Incumbency and Authority
H                  Form of Process Agent Letter
I                  Form of Auditor Authorization

      NOTE PURCHASE AGREEMENT, dated as of April 27, 2004 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among BANCO DE GALICIA Y BUENOS AIRES S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), the holders from time to time parties hereto (the "Holders"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as agent for the Holders (in such capacity, together with any successor Agent appointed pursuant to Article VIII, the "Agent") and BARCLAYS BANK PLC, as Documentation Agent (in such capacity, the "Documentation Agent").

                                    RECITALS

      WHEREAS, the Issuer desires to restructure simultaneously its existing Debt (as defined below) under (i) the Existing Bonds (as defined below), and
(ii) the Existing Bank Debt (as defined below) including, inter alia, the Original Dollar Loans (as defined below) (collectively, the "Restructuring");

      WHEREAS, as part of the Restructuring, the Issuer and the Holders wish to restructure in their entirety the terms and conditions applicable to the Original Dollar Loans (i) in the form of (A) long-term Dollar-denominated notes,
(B) medium-term Dollar-denominated notes, and/or (C) subordinated Dollar-denominated notes, and (ii) in connection therewith, to the extent applicable, to receive (A) BODEN (as defined below), (B) Preferred Shares (as defined below), and/or (C) cash in Dollars, and to terminate all applicable obligations in connection with the Original Dollar Loan Agreements in accordance with Section 2.8 hereof;

      WHEREAS, the Issuer is issuing Restructured Dollar Notes (as defined below);

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree in accordance with the terms hereof and effective as of the Effective Date:

                                   ARTICLE I

                                   Definitions

      Section 1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "Accounting Principles" means the accounting principles generally accepted in the Country, including without limitation the rules and regulations of the Central Bank, in effect from time to time, establishing accounting principles for financial institutions, including without limitation the Issuer, in the Country, applied on a consistent basis.

      "Additional Amounts" means any amounts, other than principal and interest, owed by the Issuer to the Holders under the applicable Financing Agreements to which the Holders are a party.

      "Adjusted Principal Amount" means with respect to any of the Original Dollar Loans, the sum of (i) the outstanding principal amount of the respective Original Dollar Loans as of April 30, 2002, plus (ii) accrued and unpaid interest on such respective Original Dollar Loans from and including May 1, 2002 to and including December 31, 2003 at a rate per annum equal to four and three-quarters percent (4.75%), without giving effect to any default interest provision provided for in the Original Dollar Agreements, as applicable.

      "Affiliate" means a Person who directly or indirectly through one or more intermediaries Controls or is Controlled by, or is under common Control with, the Issuer.

      "Affiliate Transactions" means any sale, lease, transfer, charge or other disposition or purchase of any Property, or any contract, loan, advance, other payment or guaranty, in each case made to or by, or entered into with or for the benefit of, any Affiliate, any officer, any director or any employee of the Issuer or any of its Subsidiaries (in any case, other than with any majority-owned, consolidated Subsidiary). In the case of any commercial contract, valuation of such Affiliate Transactions shall be done by calculating the net present value of the net cash payments expected to be paid to the Issuer or the relevant Subsidiary in respect of such transaction, discounted at a rate of fifteen percent (15%) per annum.

      "Agent" has the meaning assigned to such term in the preamble hereof.

      "Agent's Account" means the account of the Agent maintained by the Agent with its office at 60 Wall Street, New York, New York 10005, ABA#: 021001033, Account No. 01419647, Account Name: Banco de Galicia y Buenos Aires, Attention:
Dorothy Robinson, Reference: Banco de Galicia y Buenos Aires, or such other account as the Agent shall specify in writing to the Holders and the Issuer.

      "Agreement" has the meaning assigned to such term in the preamble hereof.

      "Allocation Notice" has the meaning assigned to such term in Section 2.1(d) hereof.

      "APE" means an out of court creditors' arrangement (Acuerdo Preventivo Extrajudicial) under, and in accordance with, Argentine Law No 24,522, as from time to time amended and/or supplemented.

      "Applicable Law" means as to any Person, all applicable constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, directions, directives, rules and regulations of any Authority binding upon such Person or to which such Person is subject.

      "Argentine Note" has the meaning set forth in Section 2.14(a).

      "Argentine Taxes" has the meaning assigned to such term in Section 3.8(a) hereof.

      "Assignment Agreement" means the assignment agreement to be entered into on or prior to the Effective Date and executed and delivered by and between EBA Holding S.A. and First Trust of New York, National Association, Representacion Permanente en Argentina, as trustee under the Trust Agreement.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Holder and an assignee and delivered to the Agent, substantially in the form of Exhibit B.

      "Auditors" means Price Waterhouse & Co., or such other "Big Four" firm of internationally recognized independent public accountants, as the Issuer may from time to time appoint as its auditors.

      "Authority" means any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, legislative, regulatory, executive, government-owned (directly or indirectly) or government-controlled (directly or indirectly) body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank).

      "Authorization" means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period, and all applicable corporate, creditors' and shareholders' approvals or consents.

      "Available Capital" means the Issuer's "Responsabilidad Patrimonial Computable", as defined by the Central Bank in its Comunicacion "A" 2740 and its modifications and as reflected in the Issuer's most recent monthly report titled "Responsabilidad Patrimonial Computable" delivered to the Central Bank.

      "B Loan Assignment Agreements" means, collectively, (i) all and each of the B Loan assignment agreements, dated on or prior to the Effective Date, executed and delivered by IFC and any participants of the Original IFC Loans who elect to enter into this Agreement or receive Restructured Bonds rather than be a participant in the Restructured IFC Loans and (ii) all and each of the B loan assignment agreements, dated on or prior to the Effective Date, executed and delivered by IIC and any participants of the Original IIC Loans who elect to enter into this Agreement or receive Restructured Bonds rather than be a participant in the Restructured IIC Loans.

      "BODEN" means Dollar-denominated Bonos del Estado Nacional issued by the government of the Country pursuant to Decree 905/02 of the National Executive Branch thereof, which (i) are guaranteed by the full faith and credit of the government of the Country, (ii) bear interest at a floating rate payable semiannually in arrears on February 3 and August 3 of each year, and (iii) have scheduled payment of principal in equal installments, beginning on August 3, 2005 and ending on the final maturity date of August 3, 2012.

      "BODEN Tender Offer" means the offering by the Issuer to make BODEN available up to a maximum amount of two hundred and fifty million Dollars ($250,000,000) in connection with the Restructuring, pursuant to which, inter alia, each of the Holders, as part of the Restructuring, may exchange, subject to prorationing as set forth in Schedule 2.1, all or part of the Adjusted Principal Amount of their Existing Bank Debt for BODEN, if any, in an amount specified in the Allocation Notices.

      "BODEN Tender Offer Exchange Amount" means the amount of BODEN, if any, received by the Holders on the Effective Date, as specified in the Allocation Notices, in connection with the BODEN Tender Offer.

      "Bond Exchange Offer" means the offer of the Issuer to holders of Existing Bonds to, inter alia, exchange Existing Bonds by the respective participating holders for Restructured Bonds.

      "Business Day" means a day when banks are open for business in New York, New York and Buenos Aires, Argentina and, solely for the purpose of determining the applicable Interest Rate other than pursuant to clauses (i) and (ii) in the definition of LIBO Rate, London, England.

      "Capital Adequacy Guidelines" means capital adequacy guidelines of the Central Bank, for Argentine banks and/or financial institutions in the Country, as they may be modified from time to time.

      "Capital Expenditure" means, for any period: (i) any payment that is made during such period by a Person plus (ii) the aggregate amount of any Debt incurred by such Person during such period, in each case for (or in connection with) the rental, lease, purchase, construction or use of any Property the value or cost of which, under the Accounting Principles, should be capitalized or appear on such Person's balance sheet, without regard to the manner in which such payments (or the instrument pursuant to which they are made) are characterized by such Person or any other Person, including any costs in respect of maintenance capital expenditures.

      "Capital Stock" means with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

      "Cash Tender Offer" means the offering by the Issuer to make cash available up to a maximum amount of fifty-six million Dollars ($56,000,000) in connection with the Restructuring, under which, inter alia, each of the Holders, as part of the Restructuring, may exchange, subject to prorationing as set forth in Schedule 2.1, all or part of the Adjusted Principal Amount of their Existing Bank Debt for cash in the amounts specified in the Allocation Notices.

      "Cash Tender Offer Payment Amount" means, with respect to each Holder, the amount payable to such Holder on the Effective Date, as notified by the Agent to each Holder in the Allocation Notice referred to in Section 2.1(d), in connection with such Holder's tendering of Existing Bank Debt in the Cash Tender Offer.

      "CCC" means the Commodity Credit Corporation.

      "Central Bank" means the Banco Central de la Republica Argentina (the Argentine Central Bank) and any other Authority that may replace or carry out any part of the monetary, regulatory and supervisory functions thereof.

      "Certificate of Incumbency and Authority" means a certificate provided to the Agent by the Issuer in the form of Exhibit G.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Authority after the date of this Agreement.

      "Change of Control" means (i) any Person, other than one or more of the Escasany, Ayerza and Braun Family Members, (A) Controls or (B) owns, jointly or severally, directly or indirectly, any of the Capital Stock or any of the Voting Stock of EBA Holding S.A., (ii) the failure of EBA Holding S.A. to (A) Control and (B) own Voting Stock which (except for those matters for which Class "A" shares of Grupo Galicia have the right to only one vote) has the right to at least fifty-nine point forty-two percent (59.42%) of the total votes at shareholders meetings of Grupo Galicia; provided that such percentage may be reduced (without constituting a "Change of Control") to a percentage of Voting Stock which (except for those matters for which class "A" shares of Grupo Galicia have the right to only one vote) has the right to cast a majority of the votes at shareholders meetings of Grupo Galicia in the event that Grupo Galicia issues equity securities by reason of any transaction not prohibited under the terms of the Financing Agreements (including, without limitation, the issuance of equity by the Issuer), and/or (iii) the failure of Grupo Galicia to (A) Control the Issuer and (B) to own at least ninety-three percent (93%) of the Capital Stock and Voting Stock of the Issuer; provided that such percentage may be reduced (without constituting a "Change of Control") to sixty-five percent (65%) of the Capital Stock and Voting Stock of the Issuer in the event that the Issuer issues equity securities by reason of any transaction not prohibited under the terms of the Financing Agreements (including, without limitation, the issuance of equity by the Issuer). For the avoidance of doubt, any Change of Control shall not constitute an Event of Default under this Agreement to the extent that the conditions set forth in Section 7.2(o) hereof shall have been satisfied.

      "Charter" means with respect to the Issuer, its "estatutos sociales".

      "Communications" has the meaning assigned to such term in Section 9.1(b) hereof.

      "Confidential Information" means information that the Issuer furnishes to the Agent or any Holder in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Holder of its obligations hereunder or that is or becomes available to the Agent or such Holder from a source other than the Issuer.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and the verb "Control" and the terms "Controlling" and "Controlled" have the meanings correlative to the foregoing; provided, that any controller ("veedor") appointed by the Central Bank to oversee the operations of the Issuer shall not be construed as "Controlling" the direction of the management and/or policies of the Issuer.

      "Country" means the Republic of Argentina.

      "Debt" means for any Person,

            (i)   all Indebtedness for Borrowed Money of such Person;

            (ii) all indebtedness created or arising under any conditional sales or other title retention agreement with respect to any Property acquired by such Person (including, without limitation, indebtedness under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such Property);

            (iii) all obligations under leases which shall have been or should be, in accordance with the Accounting Principles, recorded as capitalized leases in respect of which such Person is liable as lessee;

            (iv) all direct or indirect guaranties (including, without limitation, "avales") of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, any indebtedness referred to in clauses (i), (ii) or (iii) above of any other Person; and

            (v)   all indebtedness and obligations referred to in clauses (i),
                  (ii), (iii) or (iv) above secured by (or for which the holder of such indebtedness or obligation has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any Property of such Person, notwithstanding that such Person has not assumed or become liable for the payment of such indebtedness or obligation;

provided, however, that the term "Debt" shall not include (i) "Debt incurred by the Issuer or any of its Subsidiaries in the ordinary course of business" (hereinafter defined) but shall include any debt attributable to any Securitization (as used herein, the term "Debt incurred by the Issuer or any of its Subsidiaries in the ordinary course of business" shall mean and include, without limitation, any liability or obligation of the Issuer or any of its Subsidiaries with respect to, without limitation (A) any deposits with or funds collected by it (but not funds borrowed or raised by it), (B) any check, note, certificate of deposit, draft or bill of exchange, issued, accepted or endorsed by it in the ordinary course of its business, (C) any transaction in which it acts solely in a fiduciary or agency capacity, (D) any banker's acceptance, (E) any agreement, made by it in the ordinary course of its business, to purchase or repurchase securities or loans or currency or to participate in loans and (F) letters of credit to the extent they are issued by the Issuer or any of its Subsidiaries in the ordinary course of business); and (ii) any obligation of the Issuer, existing as of the date hereof, to repay or prepay (as approved by the Central Bank through Resolution 338/03) any amount due to Galicia Uruguay as of the date hereof in connection with any lineas de depositos borrowed by the Issuer through Banco de Galicia Grand Cayman Branch.

      "Default" means any event or condition which constitutes an Event of Default or a Potential Event of Default.

      "Default Interest Period" means any period during which any principal of any Restructured Dollar Note that is due, or any other amount that is due under this Agreement or any Note, is not paid, and each successive period of thirty
(30) days thereafter; provided, however, that such period shall commence as of the date on which such principal or other amount became due and each succeeding period thereof shall commence upon the expiration of the immediately preceding period. For the avoidance of doubt, any such period (or any part thereof) shall terminate on the date when all such overdue amounts are paid in full.

      "Default Interest Rate" means for any Default Interest Period, a rate per annum equal to (i) the relevant Interest Rate, plus (ii) two percent (2%).

      "Derivative Transaction" means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices.

      "Documentation Agent" has the meaning assigned to such term in the preamble hereof.

      "Dollar Equivalent" means, with respect to (i) any monetary amount denominated in Dollars, such amount, (ii) any monetary amount denominated in Pesos, at any time for the determination thereof, the amount of Dollars obtained by converting Pesos into Dollars at the EMTA Rate or, if such rate shall not be available, at the rate publicly quoted by the Agent for the purchase of Dollars with Pesos as reported at the close of business two (2) Business Days prior to the date of determination by any of Banco Rio de la Plata S.A., Deutsche Bank S.A. and the branch of Citibank, N.A. in the Country (or if any of such entities shall not report such quotations, by any of HSBC Bank Argentina S.A., Bankboston N.A. Buenos Aires Branch or JP Morgan Chase Bank Buenos Aires Branch, respectively), and (iii) a currency other than Dollars or Pesos, at any time for the determination thereof, the amount of Dollars obtained by converting such other currency into Dollars at the average of the spot rates for the purchase of Dollars with such other currency, as publicly quoted by the Agent in the normal course of business at approximately 11:00 a.m. (New York City time), on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, in each case on the date two (2) Business Days prior to such determination.

      "Dollars" or "$" or "US$" means the lawful currency of the United States of America.

      "Economic Group" has the same meaning as "Grupo Economico" as defined by the Central Bank in Comunicacion "A" 2140, as it may be modified from time to time.

      "Effective Date" has the meaning assigned to such term in Section 5.1 hereof.

      "Effective Date Interest Amount" means with respect to any of the Original Dollar Loans, an amount equal to the accrued and unpaid interest through and including April 30, 2002 on the principal amount of such Original Dollar Loans being exchanged for Restructured Dollar Notes on the Effective Date minus any portion thereof due and payable but paid pursuant to the other Restructured Credit Agreements on the Effective Date at a rate per annum determined pursuant to the applicable Original Dollar Loan Agreement, in each case immediately prior to giving effect to any of the Restructured Credit Agreements and without taking into account any default interest provision provided for therein or herein.

      "Election Notice" has the meaning assigned to such term in Section 5.1(a)(ii) hereof.

      "EMTA" means the Emerging Markets Trading Association.

      "EMTA Rate" means the rate of exchange used for the purchase of Dollars with Pesos as quoted by the EMTA on its website at www.emta.org/aservices (or such other worldwide web page of EMTA where the quotation is publicly published if this web address changes) two (2) Business Days prior to the date of determination, at 2:00 p.m. (Buenos Aires time).

      "Entitled Person" has the meaning assigned to such term in Section 9.12 hereof.

      "Equity Participation Tender Offer" means the offering by the Issuer to make available (i) medium-term notes due 2010 up to a maximum amount of three hundred million Dollars ($300,000,000) and (ii) up to one hundred and forty-nine million (149,000,000) Preferred Shares (or Preferred Shares and the cash equivalent, if any) in connection with the Restructuring, under which each Holder, as part of the Restructuring, may exchange, subject to the prorationing set forth in Schedule 2.1, all or part of the Adjusted Principal Amount of its Existing Bank Debt for (x) Medium-Term Dollar Notes and (y) Preferred Shares (or Preferred Shares and cash equivalent, if any) in the respective amounts specified in the Allocation Notices.

      "Escasany, Ayerza and Braun Family Members" means any members of the Escasany, Ayerza and Braun families who are holders of Class "A" Shares of EBA Holding S.A., or their heirs, descendants and spouses who receive shares as a result of dissolution of marriage, which holders of class "A" shares and the Fundacion Banco de Galicia y Buenos Aires S.A. are (to the extent applicable) identified in the shareholders' meeting minutes, Number 1, of EBA Holding S.A., dated October 12, 1999, and registered in the Registro Publico de Comercio under number 18,036, Libro VIII, Tomo de Sociedades por Acciones, Numero Correlativo IGJ 1670663, the names of which are identified in Schedule II.

      "Event of Default" has the meaning assigned to such term in Section 7.2.

      "Exchange Agent" means Citibank, N.A., a national bank organized and existing under the laws of the United States of America.

      "Existing Bank Debt" means the Debt of the Issuer described under "Existing Bank Debt" in Part B of Schedule I.

      "Existing Bonds" means all and each of the notes (obligaciones negociables) issued by, and representing Debt of, the Issuer and described under "Existing Bonds" in Part A of Schedule I.

      "Existing Liens" means all and each of the Liens on the Property of the Issuer or any of its Subsidiaries outstanding immediately before and on the Effective Date, as set forth on Schedule 4.18 hereto.

      "FFRE" means Fondo Fiduciario para la Reconstruccion de Empresas (Fiduciary Fund for the Restructuring of Companies).

      "Financial Entities Act" means Argentine Law N(degree) 21,526, as amended and/or supplemented from time to time.

      "Financing Agreements" means, collectively, (i) this Agreement; and (ii) the Notes.

      "Fiscal Year" means the accounting year of the Issuer commencing each year on January 1 and ending on the following December 31, or such other accounting period of the Issuer as the Issuer may from time to time designate as its accounting year.

      "Fitch" means Fitch, Inc. and any successor thereto.

      "Fixed Rate" means either (i) the Long-Term Dollar Fixed Rate, (ii) the Medium-Term Dollar Fixed Rate, or (iii) the Subordinated Dollar Fixed Rate, as the case may be.

      "Fixed Rate Note" means any Restructured Dollar Note bearing interest at a Fixed Rate.

      "Foreign Currency" means any currency other than Pesos.

      "Foreign Currency Assets" means all Foreign Currency amounts payable to the Issuer and all rights to receive revenues and other payments that are required to be paid to the Issuer in a Foreign Currency and all liquid assets denominated in a Foreign Currency.

      "Foreign Currency Debt" means Debt that is: (i) denominated in a Foreign Currency; or (ii) payable at the option of the payee in a Foreign Currency; and for purposes of this definition, an obligation is deemed to be denominated in a Foreign Currency if the terms thereof or of any Applicable Law of the Country or regulation of the Central Bank requires that payment thereof will be made to the holder thereof in such Foreign Currency by the Issuer.

      "Galicia Uruguay" means Banco Galicia Uruguay S.A.

      "Grupo Galicia" means Grupo Financiero Galicia S.A.

      "Grupo Galicia Agreement" means that certain agreement to be entered into on or prior to the Effective Date among Grupo Galicia and IFC, IIC, CCC and the Agent as the agent under this Agreement and the New Trade Debt Agreement.

      "Headquarter Offices" means, to the extent that any of the real estate owned by the Issuer set forth in Part A to Schedule V shall be used as the central headquarters of the Issuer, the real estate used by the Issuer and listed in Part B to Schedule V, and to the extent not so used by the Issuer as its central headquarters, the real estate listed in Part A and Part B thereto.

      "Holders" has the meaning assigned to such term in the preamble hereof.

      "Holder Address" means, with respect to each Holder, such Holder's address specified on Schedule III hereto or in the Assignment and Acceptance pursuant to which it became a Holder, or such other office of such Holder as such Holder may from time to time specify to the Issuer and the Agent.

      "IFC" means the International Finance Corporation.

      "IIC" means the Inter - American Investment Corporation.

      "Increased Costs" means any of the amounts described in Section 3.6 and certified in an Increased Costs Certificate.

      "Increased Costs Certificate" has the meaning assigned to such term in
Section 3.6(c).

      "Indebtedness for Borrowed Money" means all obligations of any Person to pay or repay:

            (i)   borrowed money;

            (ii) any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills, promissory notes or similar instruments drawn, accepted, endorsed or issued by such Person (including without limitation obligations incurred in connection with the acquisition of Property);

            (iii) any credit to such Person from a supplier of Property or services under any installment purchase, deferred purchase price or other similar arrangement with respect to Property or services (except trade accounts that are incurred and payable in the ordinary course of business);

            (iv) or reimburse any other Person with respect to amounts paid by such other Person under a letter of credit, bankers' acceptance, surety bond or similar instrument;

            (v) amounts raised under any transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under the Accounting Principles, or as the case may be other accounting principles applicable to such Person including, without limitation, under leases or similar arrangements entered into primarily as a means of financing the acquisition of the asset leased;

            (vi) the amount of such Person's obligations due and payable pursuant to Derivative Transactions entered into in connection with other Debt of such Person; provided, however, that for the avoidance of double accounting and for so long as any such Derivative Transaction is in effect, that Debt will be computed as Indebtedness for Borrowed Money in accordance with the terms of the relevant Derivative Transaction and not the terms of the agreement providing for that Debt when it was incurred; and

            (vii) any premium payable on a mandatory redemption or replacement of the foregoing obligations, when and as applicable.

      "Indemnitee" has the meaning assigned to such term in Section 9.3(b).

      "Indemnified Costs" has the meaning assigned to such term in Section
8.5(a).

      "Interest Determination Date" means, except as otherwise provided in
Section 3.5, the second (2nd) Business Day before the first (1st) day of each Interest Period

      "Interest Payment Date" means January 1 and July 1 of each year.

      "Interest Period" means each period of six (6) months from and including each Interest Payment Date to but not including the next following Interest Payment Date; provided that the first (1st) Interest Period shall be the period from and including January 1, 2004 to but not including July 1, 2004.

      "Interest Rate" means, collectively, (i) the Long-Term Dollar Fixed Rate,
(ii) the Long-Term Dollar LIBOR Note Interest Rate, (iii) the Medium-Term Dollar Fixed Rate, (iv) the Medium-Term Dollar LIBOR Note Interest Rate, (v) the Subordinated Dollar Fixed Rate, and (vi) the Subordinated Dollar LIBOR Note Interest Rate.

      "Investment" means any loan or advance to any Person other than in the ordinary course of business in accordance with past banking practices, any purchase or other acquisition of any Capital Stock (other than acquisitions pursuant to the exercise of preemptive rights or accretion rights in order to prevent dilution of the Issuer's equity ownership percentage in Permitted Businesses) or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt, but excluding the obligation of the Issuer to transfer BODEN (or any other instrument permitted under Decree 2167/02 as of the date hereof) to Galicia Uruguay (such BODEN having been received by the Issuer from the Central Bank as compensation for assets of the Issuer converted into Pesos and booked at Galicia Uruguay pursuant to Article 6 of Decree 2167/02) and any obligation of the Issuer, existing as of the date hereof, to repay or prepay (as approved by the Central Bank through Resolution 338/03) any amount due to Galicia Uruguay as of the date hereof in connection with any lineas de depositos borrowed by the Issuer through Banco de Galicia Grand Cayman Branch.

      "Issuer" has the meaning assigned to such term in the preamble hereof.

      "Issuer's Successor Corporation" has the meaning assigned to such term in
Section 6.4(b) hereof.

      "LIBO Rate" means, with respect to any Interest Period pertaining to a LIBOR Note, the British Bankers' Association ("BBA") interbank offered rates for deposits in Dollars which appears on the relevant page of Telerate Service (currently 3750 or, if not available, on the relevant page of any other services (such as Reuters Service or Bloomberg Financial Markets) that displays BBA rates at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period), as the rate for Dollar deposits with a maturity comparable to such Interest Period. If for any Interest Period, the Agent cannot determine the LIBO Rate by reference to Telerate Service or any other service that displays BBA rates, the Agent shall notify the Issuer and the Holders and the Agent shall instead determine the "LIBO Rate" as follows: (i) on the second Business Day before the beginning of the relevant Interest

Period by calculating the arithmetic mean (rounded upward to the nearest three
(3) decimal places) of the offered rates advised to the Agent on or around 11:00 a.m., London time, for deposits in Dollars by any four (4) major banks active in Dollars in the London interbank market, selected by the Agent; provided that if less than four (4) quotations of such offered rates are received, the Agent may rely on the quotations of such offered rates so received if not less than two
(2) thereof have been received; or (ii) if less than two (2) quotations are received from the banks in London in accordance with subsection (i) above, on the first (1st) day of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest three (3) decimal places) of the offered rates advised to the Agent on or around 11:00 a.m., New York time, for loans in Dollars by a major bank or banks in New York, New York selected by the Agent.

      "LIBOR Note" means any Restructured Dollar Note bearing interest at the LIBO Rate.

      "Lien" means any lien, mortgage, charge, security interest, pledge, collateral trust agreement, repurchase agreement, hypothecation, encumbrance of any kind, fiduciary transfer or assignment by way of collateral, including without limitation any equivalent created or arising under the laws of the Country or the laws of the State of New York and any transfer in a securitization transaction.

      "Long-Term Bonds" means the Dollar-denominated notes (obligaciones negociables) due 2014 to be issued by the Issuer under, and pursuant to the terms and conditions applicable to, the Restructuring.

      "Long-Term Debt" means, collectively, (i) the Long-Term Loans and (ii) the Long-Term Bonds.

      "Long-Term Dollar Applicable Margin" has the meaning assigned to such term in Section 2.1(e).

      "Long-Term Dollar Fixed Rate" means, for any Interest Period (i) three percent (3%) per annum for the period from and including January 1, 2004 through December 31, 2004, (ii) four percent (4%) per annum for the period from and including January 1, 2005 through December 31, 2005, (iii) five percent (5%) per annum for the period from and including January 1, 2006 through December 31, 2006, (iv) six percent (6%) per annum for the period from and including January 1, 2007 through December 31, 2007, and (v) seven percent (7%) per annum thereafter.

      "Long-Term Dollar Fixed Rate Holder" means, at any time, any Holder holding any of the Long-Term Dollar Fixed Rate Notes.

      "Long-Term Dollar Fixed Rate Note" means any long-term Dollar denominated note under this Agreement bearing interest at the Long-Term Dollar Fixed Rate or, as the context requires, the principal amount of such note outstanding from time to time.

      "Long-Term Dollar Fixed Rate Tranche" means the tranche of Long-Term Dollar Fixed Rate Notes.

      "Long-Term Dollar Holders" means, collectively, (i) the Long-Term Dollar Fixed Rate Holders and (ii) the Long-Term Dollar LIBOR Holders.

      "Long-Term Dollar LIBOR Holder" means, at any time, any Holder holding any of the Long-Term Dollar LIBOR Notes.

      "Long-Term Dollar LIBOR Note" means any long-term Dollar denominated note under this Agreement bearing interest at the Long-Term Dollar LIBOR Note Interest Rate or, as the context requires, the principal amount of such note outstanding from time to time.

      "Long-Term Dollar LIBOR Note Interest Rate" for any Interest Period, the rate at which interest is payable on the Long-Term Dollar LIBOR Notes during that Interest Period, determined in accordance with Section 3.3.

      "Long-Term Dollar LIBOR Tranche" means the tranche of Long-Term Dollar LIBOR Notes.

      "Long-Term Dollar Notes" means, collectively, (i) the Long-Term Dollar Fixed Rate Notes and (ii) the Long-Term Dollar LIBOR Notes.

      "Long-Term Dollar Maturity Date" means January 1, 2014.

      "Long-Term Loans" means, collectively, (i) the Restructured IFC Long-Term Loans, (ii) the Long-Term Dollar Notes, (iii) the Restructured IIC Long-Term Loans, and (iv) the Restructured CCC Long-Term Loans.

      "Majority Long-Term Dollar Fixed Rate Holders" means, at any time, the Long-Term Dollar Fixed Rate Holders whose outstanding Long-Term Dollar Fixed Rate Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Long-Term Dollar Fixed Rate Notes at such time.

      "Majority Long-Term Dollar LIBOR Holders" means, at any time, the Long-Term Dollar LIBOR Holders whose outstanding Long-Term Dollar LIBOR Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Long-Term Dollar LIBOR Notes at such time.

      "Majority Long-Term Dollar Holders" means, at any time, the Long-Term Dollar Holders whose outstanding Long-Term Dollar Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Long-Term Dollar Notes at such time.

      "Majority Medium-Term Dollar Fixed Rate Holders" means, at any time, the Medium-Term Dollar Fixed Rate Holders whose outstanding Medium-Term Dollar Fixed Rate Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Medium-Term Dollar Fixed Rate Notes at such time.

      "Majority Medium-Term Dollar LIBOR Holders" means, at any time, the Medium-Term Dollar LIBOR Holders whose outstanding Medium-Term Dollar LIBOR Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Medium-Term Dollar LIBOR Notes at such time.

      "Majority Medium-Term Dollar Holders" means, at any time, the Medium-Term Dollar Holders whose outstanding Medium-Term Dollar Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Medium-Term Dollar Notes at such time.

      "Majority Subordinated Dollar Fixed Rate Holders" means, at any time, the Subordinated Dollar Fixed Rate Holders whose outstanding Subordinated Dollar Fixed Rate Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Subordinated Dollar Fixed Rate Notes at such time.

      "Majority Subordinated LIBOR Holders" means, at any time, the Subordinated Dollar LIBOR Holders whose outstanding Subordinated Dollar LIBOR Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Subordinated Dollar LIBOR Notes at such time.

      "Majority Subordinated Dollar Holders" means, at any time, the Subordinated Dollar Holders whose outstanding Subordinated Dollar Notes at such time represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Subordinated Dollar Notes at such time.

      "Management" has the meaning assigned to such term in Section 6.4(l)(ii).

      "Market Compensation" has the meaning assigned to such term in Section 6.4(l)(ii).

      "Material Adverse Effect" means a material adverse effect on:

            (i) the condition (financial or otherwise), operations, Property, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole;

            (ii) the validity or enforceability of any of the Financing Agreements;

            (iii) the rights and remedies of, or benefits available to, any party (other than the Issuer) under any of the Financing Agreements; or

            (iv) the ability of the Issuer to perform its obligations under this Agreement or any other Financing Agreement in accordance with the terms hereof or thereof.

      "Material Indebtedness" has the meaning assigned to such term in Section 7.2(d).

      "Medium-Term Bonds" means the Dollar-denominated notes (obligaciones negociables) due 2010 to be issued by the Issuer under, and pursuant to the terms and conditions applicable to, the Restructuring.

      "Medium-Term Debt" means, collectively, (i) the Medium-Term Loans and (ii) the Medium-Term Bonds.

      "Medium-Term Dollar Fixed Rate" means the interest rate on the Medium-Term Dollar Fixed Rate Notes specified in Section 2.1(f).

      "Medium-Term Dollar Fixed Rate Holder" means, at any time, any Holder holding any of the Medium-Term Dollar Fixed Rate Notes.

      "Medium-Term Dollar Fixed Rate Note" means any medium-term Dollar denominated note under this Agreement bearing interest at the Medium-Term Dollar Fixed Rate or, as the context requires, the principal amount of such note outstanding from time to time.

      "Medium-Term Dollar Fixed Rate Tranche" means the tranche of Medium-Term Dollar Fixed Rate Notes.

      "Medium-Term Dollar Holders" means, collectively, (i) the Medium-Term Dollar Fixed Rate Holders and (ii) the Medium-Term Dollar LIBOR Holders.

      "Medium-Term Dollar LIBOR Holder" means, at any time, any Holder holding any of the Medium-Term Dollar LIBOR Notes.

      "Medium-Term Dollar LIBOR Note" means any medium-term Dollar denominated note under this Agreement bearing interest at the Medium-Term Dollar LIBOR Note Interest Rate or, as the context requires, the principal amount of such note outstanding from time to time.

      "Medium-Term Dollar LIBOR Note Interest Rate" for any Interest Period, the rate at which interest is payable on the Medium-Term Dollar LIBOR Notes during that Interest Period, determined in accordance with Section 3.3.

      "Medium-Term Dollar LIBOR Tranche" means the tranche of Medium-Term Dollar LIBOR Notes.

      "Medium-Term Dollar Notes" means, collectively, (i) the Medium-Term Dollar Fixed Rate Notes and (ii) the Medium-Term Dollar LIBOR Notes.

      "Medium-Term Dollar Maturity Date" means January 1, 2010.

      "Medium-Term Loans" means, collectively, (i) the Restructured IFC Medium-Term Loans, (ii) the Medium-Term Dollar Notes, (iii) the Restructured IIC Medium-Term Loans, and (iv) the Restructured CCC Medium-Term Loans.

      "Merging Entity" has the meaning assigned to such term in Section 6.4(b) hereof.

      "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

      "Net Cash Proceeds" means, in connection with any issuance or incurrence of Debt, issuance of Capital Stock or other equity security, or sale, transfer, lease or other disposition of

Property, as the case may be, the cash proceeds received from such issuance, incurrence, sale, transfer, lease, or other disposition, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

      "New Trade Debt" means, collectively, all of the trade debt provided for in the New Trade Debt Agreement.

      "New Trade Debt Agreement" means the trade credit agreement dated as of April 27, 2004, by and among the Issuer, the agent party thereto, the documentation agent party thereto, the letter of credit bank party thereto and the lenders party thereto.

      "Note" has the meaning assigned to such term in Section 2.14(f) hereof.

      "Notice" has the meaning assigned to such term in Section 9.1(c).

      "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.2(g),
(h), (i) or (j). Without limiting the generality of the foregoing, the Obligations of the Issuer under the Transaction Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Issuer under any Transaction Document and (b) the obligation of the Issuer to reimburse any amount in respect of any of the foregoing that any Holder, in its sole discretion, may elect to pay or advance on behalf of the Issuer.

      "Offering Memorandum" the Issuer's offering memorandum dated November 5, 2003, and related pricing supplement dated December 23, 2003, as further supplemented on March 18, 2004, and as further supplemented on April 6, 2004, relating to the Bond Exchange Offer.

      "Open Credit Exposure Ratio" means at any calculation date: (i)(A) the total principal amounts outstanding of any loans and other banking and credit facilities (including contingent liabilities under guarantees and documentary credits) granted by the Issuer which are not classified as "normal" (corporate and individual loans), "con seguimiento especial" (corporate loans) and "cumplimiento inadecuado" (individual loans) (and any other category of loans that is similar in scope that replaces the same after the date hereof, as determined by the Central Bank) (as reflected in the Issuer's most recent "Estado de Situacion de Deudores" delivered to the Central Bank), minus (B) the total "Previsiones por Riesgo de Incobrabilidad" as reflected in the Issuer's most recent unaudited quarterly accounts or audited quarterly accounts (in the case of the last quarter of any Fiscal Year); divided by (ii) Available Capital.

      "Original Dollar Loan Agreements" means, collectively, all and each of the loan agreements listed on Schedule IV entered into by the Issuer and each of the Holders, directly or indirectly, respectively pursuant to which, and subject to the terms and conditions therein set forth, each of the respective Holders granted to the Issuer certain Dollar-denominated loans that are subject to the Restructuring.

      "Original Dollar Loans" means, collectively, all and each of the Dollar-denominated loans made by each of the Holders, directly or indirectly, to the Issuer pursuant to the provisions of each of the Original Dollar Loan Agreements according to their original terms and conditions and prior to the restructuring thereof set forth in this Agreement.

      "Original IFC Loan Agreements" means, collectively, (i) the investment agreement, dated as of July 19, 1996, and amended and restated as of July 2, 1999 and (ii) the credit line agreement dated as of January 25, 1999, each entered into by the Issuer and IFC.

      "Original IFC Loans" means, collectively, all and each of the loans made by IFC to the Issuer pursuant to the provisions of the Original IFC Loan Agreements according to their respective original terms and conditions and prior to the restructuring set forth in the Restructured IFC Loan Agreements.

      "Original IIC Loan Agreements" means, collectively, (i) the third amended and restated financial intermediary loan agreement dated as of June 23, 1997 and
(ii) the financial intermediary loan agreement dated as of December 21, 1998, each entered into by the Issuer and IIC.

      "Original IIC Loans" means, collectively, all and each of the loans made by IIC to the Issuer pursuant to the provisions of the Original IIC Loan Agreements according to their respective original terms and conditions and prior to the restructuring set forth in the Restructured IIC Loan Agreements.

      "Participant" has the meaning assigned to such term in Section 9.4(f).

      "Participation Agreements" means, collectively, (i) the participation agreements, each entered into on or before the Effective Date, executed and delivered by and between IFC and the relevant participants to the Restructured IFC Loan Agreements and (ii) the participation agreements, each entered into on or before the Effective Date, executed and delivered by and between IIC and the relevant participants to the Restructured IIC Loan Agreements.

      "Permitted Businesses" means the business of banking, leasing, credit cards, brokerage, investment, insurance or similar financial products or any product or service closely related thereto.

      "Permitted Liens" means:

            (i)   Existing Liens;

            (ii) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset, which Lien attached to such asset concurrently with or within ninety (90) days after the acquisition thereof; provided, however, such Lien may extend only to such asset;

            (iii) any Lien required to be created in connection with special lines of credit (lineas especiales de credito), advances (adelantos) or rediscount loans (redescuentos) obtained in accordance with applicable rules and regulations of the Central Bank or other applicable rules and regulations governing such special lines of credit, advances or rediscount loans. "Lineas especiales de credito" means those lines of credit which are granted to the Issuer by or through local or foreign governmental entities (including, without limitation, the Central Bank, Banco de Inversion y Comercio Exterior S.A. ("BICE"), FFRE, Seguros de Depositos S.A. ("Sedesa"), development banks and export credit agencies) or international multilateral lending organizations (including, without limitation, the International Bank for Reconstruction and Development and the Inter-American Development Bank), directly or indirectly, in order to promote or develop the Argentine economy; "redescuentos" means those rediscount loans (including but not limited to loans granted in response to circumstances of short-term, extraordinary illiquidity) which are granted by the Central Bank, BICE, FFRE, Sedesa, and by other Argentine government entities, including the ones granted pursuant to section 16 of Argentine Law No. 25,780 during the emergency period set forth under Argentine public emergency law No. 25,561, and those rediscount loans and overdrafts which are granted by the Central Bank to financial entities going through liquidity and solvency problems, including without limitation those entities subject to a restructuring process as contemplated in Section 35 bis of the Financial Entities Act;

            (iv) any Lien on any Property existing thereon at the time of acquisition of such Property and not created in connection with such acquisition;

            (v) any Lien on any Property securing an extension, renewal, refinancing or refunding of Debt secured by any Lien referred to in (i), (ii) or (iv) above; provided, that such new Lien is limited to the Property which was subject to the prior Lien immediately before such extension, renewal, refinancing or refunding; and provided further that the principal amount of Debt secured by the prior Lien immediately before such extension, renewal, refinancing or refunding is not increased;

            (vi) any Lien in the form of a Tax or other statutory lien or any other Lien arising by operation of law; provided, however, that any such Lien shall be discharged within thirty (30) days after the date it is created or arises (unless contested in good faith by the Issuer and for which adequate reserves have been established to the extent required by the Accounting Principles, and which shall be discharged within thirty (30) days after final adjudication); or

            (vii) any Lien granted in a Securitization; provided that the Net
                  Cash Proceeds thereof shall be applied in accordance with
                  Section 3.2.

      "Person" means any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, business trust, joint stock company, limited liability company, unincorporated association, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity and whether or not having a separate legal personality.

      "Pesos" means the lawful currency of the Country.

      "Plan" means the "Galicia Capitalization and Liquidity Plan" (as supplemented on March 22, 2002, and April 11, 2002), submitted by the Issuer to the Central Bank, in accordance with the Financial Entities Act, on March 21, 2002.

      "Potential Event of Default" means any event or circumstance which would, with notice, lapse of time, the making of a determination, or any combination thereof, become an Event of Default.

      "Preferred Shares" means preferred shares of Grupo Galicia issued pursuant to the equity prospectus dated April 26, 2004 which will be automatically converted into class "B" shares of Grupo Galicia on the first (1st) anniversary date of their issuance or, if earlier, on the occurrence of a change of control of Grupo Galicia.

      "Process Agent" has the meaning set forth in Section 9.10(a).

      "Property" means any asset, revenue or other property, whether tangible or intangible, real or personal, including without limitation any right to receive income.

      "Purchase Agreement" means the purchase agreement to be entered into on or prior to the Effective Date and executed and delivered by and between the Issuer and Grupo Galicia.

      "Rating Agencies" means Fitch, Moody's and/or Standard & Poor's, as the context requires.

      "Register" has the meaning set forth in Section 9.4(d).

      "Registration Rights Agreement" means the registration rights agreement to be dated as of the Effective Date and executed and delivered by Grupo Galicia.

      "Related Parties" means, with respect to any specified Person, (i) such Person's directors, officers, employees and agents of such Person, and (ii) such Person's Affiliates and the directors and officers of and such Person's Affiliates.

      "Required Holders" means the Holders whose outstanding Restructured Dollar Notes represent more than fifty percent (50%) of the aggregate outstanding principal amount of the Restructured Dollar Notes.

      "Requirement of Law" has the meaning set forth in Section 3.7.

      "Responsible Officer" means, with respect to any Person, the Chairman, Chief Executive Officer, Chief Financial Officer, President, Senior Executive Vice President, Vice President, Treasurer or Assistant Treasurer of that Person.

      "Restricted Payment" has the meaning set forth in Section 6.4(c).

      "Restructured Bonds" means, collectively, (i) the Long-Term Bonds, (ii) the Medium-Term Bonds, and (iii) the Subordinated Bonds.

      "Restructured CCC Loan Agreement" means the dollar loan agreement, dated as of April 27, 2004, between the Issuer and CCC as initial sole lender and agent.

      "Restructured CCC Loans" means, collectively, (i) the Restructured CCC Long-Term Loans, (ii) the Restructured CCC Medium-Term Loans and (iii) the Restructured CCC Subordinated Loans.

      "Restructured CCC Long-Term Loans" means all and each of the long-term loans provided for in the Restructured CCC Loan Agreement.

      "Restructured CCC Medium-Term Loans" means all and each of the medium-term loans provided for in the Restructured CCC Loan Agreement.

      "Restructured CCC Subordinated Loans" means all and each of the subordinated loans provided for in the Restructured CCC Loan Agreement.

      "Restructured Credit Agreements" means, collectively, (i) this Agreement,
(ii) the Restructured IFC Loan Agreements, (iii) the Restructured IIC Loan Agreements, (iv) the Restructured CCC Loan Agreement and (v) the New Trade Debt Agreement.

      "Restructured Debt" means, collectively, (i) the Restructured IFC Loans,
(ii) the Restructured Dollar Notes, (iii) the Restructured IIC Loans, (iv) the Restructured CCC Loans, (v) the Restructured Bonds and (vi) the New Trade Debt.

      "Restructured Dollar Notes" means, collectively, (i) the Long-Term Dollar Notes, (ii) the Medium-Term Dollar Notes, (iii) the Subordinated Dollar Notes and (iv) the Subordinated Dollar PIK Notes.

      "Restructured IFC Loan Agreements" means, collectively, (i) the Restructured IFC Long-Term Loan Agreement; (ii) the Restructured IFC Medium-Term Loan Agreement and (iii) the Restructured IFC Subordinated Loan Agreement.

      "Restructured IFC Loans" means, collectively, (i) the Restructured IFC Long-Term Loans, (ii) the Restructured IFC Medium-Term Loans, and (iii) the Restructured IFC Subordinated Loans.

      "Restructured IFC Long-Term Loan Agreement" means the amended and restated long-term loan agreement dated as of April 27, 2004, between the Issuer and IFC.

      "Restructured IFC Long-Term Loans" means all and each of the loans provided for in the Restructured IFC Long-Term Loan Agreement.

      "Restructured IFC Medium-Term Loan Agreement" means the amended and restated medium-term loan agreement dated as of April 27, 2004, between the Issuer and IFC.

      "Restructured IFC Medium-Term Loans" means all and each of the loans provided for in the Restructured IFC Medium-Term Loan Agreement.

      "Restructured IFC Subordinated Loan Agreement" means the amended and restated subordinated loan agreement dated as of April 27, 2004, between the Issuer and IFC.

      "Restructured IFC Subordinated Loans" means all and each of the loans provided for in the Restructured IFC Subordinated Loan Agreement.

      "Restructured IIC Loan Agreements" means, collectively, (i) the Restructured IIC Long-Term Loan Agreement; (ii) the Restructured IIC Medium-Term Loan Agreement and (iii) the Restructured IIC Subordinated Loan Agreement.

      "Restructured IIC Loans" means, collectively, (i) the Restructured IIC Long-Term Loans, (ii) the Restructured IIC Medium-Term Loans, and (iii) the Restructured IIC Subordinated Loans.

      "Restructured IIC Long-Term Loan Agreement" means the amended and restated long-term loan agreement dated as of April 27, 2004, between the Issuer and IIC.

      "Restructured IIC Long-Term Loans" means all and each of the loans provided for in the Restructured IIC Long-Term Loan Agreement.

      "Restructured IIC Medium-Term Loan Agreement" means the amended and restated medium-term loan agreement dated as of April 27, 2004, between the Issuer and IIC.

      "Restructured IIC Medium-Term Loans" means all and each of the loans provided for in the Restructured IIC Medium-Term Loan Agreement.

      "Restructured IIC Subordinated Loan Agreement" means the amended and restated subordinated loan agreement dated as of April 27, 2004, between the Issuer and IIC.

      "Restructured IIC Subordinated Loans" means all and each of the loans provided for in the Restructured IIC Subordinated Loan Agreement.

      "Restructuring" has the meaning assigned to such term in the recitals hereof.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the United States Securities Act of 1933, as amended.

      "Securitization" means the sale, assignment or other transfer to a third party by the Issuer or any Significant Subsidiary of any of the Issuer's or such Significant Subsidiary's present or future revenues or other Property where the proceeds of any debt incurred by such third-party or further transfer by such third party of such revenues or other Property is paid (net of expenses and reserves) to the Issuer or such Significant Subsidiary as purchase price or consideration for such revenues or other Property.

      "Senior Debt" means, collectively, (i) the Long-Term Debt and (ii) the Medium-Term Debt.

      "Senior Dollar Notes" means, collectively, (i) the Long-Term Dollar Notes and (ii) the Medium-Term Dollar Notes.

      "Significant Subsidiary" means any Subsidiary of the Issuer in which the Issuer's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds five percent (5%) of the total assets of the Issuer and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year; provided that such percentage shall be eleven percent (11%) in the case of Subsidiaries not organized under the laws of the Country.

      "Signing Date" means April 27, 2004.

      "Single Group Exposure Ratio" means at any calculation date: (i) the aggregate amount of loans and any other credit facilities (including without limitation contingent liabilities under guarantees and documentary credits) granted by the Issuer to any Person that is a member of an Economic Group as reflected in the Issuer's most recent unaudited quarterly accounts or audited quarterly accounts (in the case of the last quarter of any Fiscal Year); divided by (ii) the Available Capital.

      "SOX Act" means the U.S. Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder from time to time.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.

      "Subordinated Bonds" means the Dollar-denominated notes (obligaciones negociables) due 2019 to be issued by the Issuer under, and pursuant to the terms and conditions applicable to, the Restructuring.

      "Subordinated Debt" means, collectively, (i) the Subordinated Loans and
(ii) the Subordinated Bonds.

      "Subordinated Dollar Applicable Margin" has the meaning assigned to such term in Section 2.1(g).

      "Subordinated Dollar Fixed Rate" means, for any Interest Period, (i) six percent (6%) per annum for the period from and including January 1, 2004 to but not including January 1, 2014, and (ii) eleven percent (11%) per annum at any time thereafter.

      "Subordinated Dollar Fixed Rate Holder" means, at any time, any Holder holding any of the Subordinated Dollar Fixed Rate Notes.

      "Subordinated Dollar Fixed Rate Note" means any subordinated Dollar denominated note under this Agreement (other than the Subordinated Dollar PIK Notes) bearing interest in cash at the Subordinated Dollar Fixed Rate plus interest in the form of Subordinated Dollar Fixed Rate PIK Note at the Subordinated Dollar PIK Rate or, as the context requires, the principal amount of such note outstanding from time to time.

      "Subordinated Dollar Fixed Rate PIK Note" means a Subordinated Dollar PIK
Note issued in respect of a Subordinated Dollar Fixed Rate Note.

      "Subordinated Dollar Fixed Rate PIK Note 2014" means the Subordinated Dollar Fixed Rate PIK Note due on January 1, 2014.

      "Subordinated Dollar Fixed Rate PIK Note 2019" means the Subordinated Dollar Fixed Rate PIK Note due on the Subordinated Dollar Maturity Date.

      "Subordinated Dollar Fixed Rate Tranche" means the tranche of Subordinated Dollar Fixed Rate Notes and Subordinated Dollar Fixed Rate PIK Notes.

      "Subordinated Dollar Holders" means, collectively, (i) the Subordinated Dollar Fixed Rate Holders and (ii) the Subordinated Dollar LIBOR Holders.

      "Subordinated Dollar LIBOR Holder" means, at any time, any Holder holding any of the Subordinated Dollar LIBOR Notes.

      "Subordinated Dollar LIBOR Note" means any subordinated Dollar denominated note under this Agreement (other than the Subordinated Dollar PIK Note) bearing interest in cash at the Subordinated Dollar LIBOR Note Interest Rate plus interest in the form of Subordinated Dollar LIBOR PIK Notes at the Subordinated Dollar PIK Rate or, as the context requires, the principal amount of such note outstanding from time to time.

      "Subordinated Dollar LIBOR Note Interest Rate" means for any Interest Period, the rate at which interest is payable on the Subordinated Dollar LIBOR Note during that Interest Period, determined in accordance with Section 3.3(a)(v).

      "Subordinated Dollar LIBOR Tranche" means the tranche of Subordinated Dollar LIBOR Notes and Subordinated Dollar LIBOR PIK Notes.

      "Subordinated Dollar LIBOR PIK Note" means a Subordinated Dollar PIK Note issued in respect of Subordinated Dollar LIBOR Notes.

      "Subordinated Dollar LIBOR PIK Note 2014" means the Subordinated Dollar LIBOR PIK Note due on January 1, 2014.

      "Subordinated Dollar LIBOR PIK Note 2019" means the Subordinated Dollar LIBOR PIK Note due on the Subordinated Dollar Maturity Date.

      "Subordinated Dollar Notes" means, collectively, (i) the Subordinated Dollar Fixed Rate Notes and (ii) the Subordinated Dollar LIBOR Notes.

      "Subordinated Dollar Maturity Date" means January 1, 2019.

      "Subordinated Dollar PIK Notes" means, collectively, (i) the Subordinated Dollar Fixed Rate PIK Notes and (ii) the Subordinated Dollar LIBOR PIK Notes.

      "Subordinated Dollar PIK Note 2014" means, collectively, (i) the Subordinated Dollar LIBOR PIK Note 2014 and (ii) Subordinated Dollar Fixed Rate PIK Note 2014.

      "Subordinated Dollar PIK Note 2019" means, collectively, (i) the Subordinated Dollar LIBOR PIK Note 2019 and (ii) Subordinated Dollar Fixed Rate PIK Note 2019.

      "Subordinated Dollar Note Event of Acceleration" has the meaning assigned to such term in Section 7.2.

      "Subordinated Dollar PIK Rate" means five percent (5%) per annum.

      "Subordinated Loans" means, collectively, (i) the Restructured IFC Subordinated Loans, (ii) the Subordinated Dollar Notes, (iii) the Restructured IIC Subordinated Loans, and (iv) the Restructured CCC Subordinated Loans.

      "Subscription Agreement" means the subscription agreement, to be entered into on or prior to the Effective Date and executed and delivered by and between First Trust of New York, National Association, Representacion Permanente en Argentina, as trustee on behalf of the Trust and Grupo Galicia.

      "Subsidiary" means any Person of which, at the time of determination, the Issuer and/or one or more of its Subsidiaries owns or Controls directly or indirectly more than fifty percent (50%) of the shares of such Person's capital voting stock.

      "Surviving Debt" means all Debt of the Issuer and its Subsidiaries outstanding immediately before and after giving effect to the transactions contemplated in this Agreement and the other Transaction Documents, as set forth on Schedule 4.17 hereto.

      "Tax Benefit" has the meaning assigned to such term in Section 3.8(f).

      "Taxes" means any present or future taxes, assessments, withholding obligations, duties, fees and other charges of whatever nature levied, imposed and/or collected by any Authority, and all interest, penalties, or similar liabilities with respect thereto.

      "Three Month Maturity Gap" means at any calculation date: (i) all of the Indebtedness for Borrowed Money (to the extent required to be reflected on the Issuer's balance sheets) owed by the Issuer to any Person maturing within ninety
(90) days of that date; minus (ii) all of the Indebtedness for Borrowed Money (to the extent required to be reflected on the Issuer's balance sheets) owed to the Issuer by any Person maturing within ninety (90) days of that date.

      "Trade Creditor Holder" means any Holder who is also a party to the New Trade Debt Agreement.

      "Tranches" means, collectively, (i) the Long-Term Dollar LIBOR Tranche,
(ii) the Long-Term Dollar Fixed Rate Tranche, (iii) the Medium-Term Dollar LIBOR Tranche, (iv) the Medium-Term Dollar Fixed Rate Tranche, (v) the Subordinated Dollar LIBOR Tranche and (vi) the Subordinated Dollar Fixed Rate Tranche.

      "Transaction Documents" means:

          (i)     the Financing Agreements;

          (ii)    the Restructured IFC Loan Agreements;

          (iii)   the Restructured IIC Loan Agreements;

          (iv)    the Restructured CCC Loan Agreement;

          (v)     the Restructured Bonds;

          (vi)    the Grupo Galicia Agreement;

          (vii)   the Subscription Agreement;

          (viii)  the Purchase Agreement;

          (ix)    the Trust Agreement;

          (x)     the Assignment Agreement;

          (xi)    the New Trade Debt Agreement;

          (xii)   the Registration Rights Agreement; and

          (xiii) all and any other documents, instruments, indentures, fiscal and paying agency agreements and/or other agreements relating to, and/or in connection with, any of the foregoing agreements and documents.

      "Transactions" means the execution, delivery and performance by the Issuer of the Restructured Credit Agreements and the documents pursuant to which the Bond Exchange Offer is being consummated and all other agreements or instruments to be executed or delivered in connection therewith or any of the transactions contemplated thereby.

      "Transfer" means, with respect to any Property, a sale, conveyance, assignment, transfer, lease, or other disposition, in whole or in part, of such Property.

      "Transfer Agreement" means the transfer agreement to be entered into on or prior to the Effective Date between the Issuer and Grupo Galicia.

      "Trust" means the trust created pursuant to the Trust Agreement.

      "Trust Agreement" means the trust agreement, to be entered into on or prior to the Effective Date, between the Issuer and First Trust of New York, National Association, Representacion Permanente en Argentina, as trustee.

      "Unhedged Open Foreign Exchange Position" means at any calculation date:
(i) the Issuer's Foreign Currency Debt; minus (ii) the Issuer's Foreign Currency Assets (expressed in Dollars) and reflected in the Issuer's most recent unaudited quarterly accounts or audited quarterly accounts (in the case of the last quarter of any Fiscal Year).

      "Uruguayan Central Bank" means the Banco Central del Uruguay (the Uruguayan Central Bank) and any other Authority that may replace or carry out any part of the monetary, regulatory and supervisory functions thereof.

      "U.S. Note" has the meaning set forth in Section 2.14(f).

      "U.S. Person" has the meaning set forth in Rule 902 of Regulation S promulgated under the United States Securities Act of 1933, as amended.

      "Voting Stock" means, with respect to a Subsidiary or an Affiliate, any stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person; provided, however, that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock, whether or not such event shall have happened.

      Section 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall, unless otherwise expressly provided, be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein and therein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      Section 1.3. Accounting Terms; Accounting Principles. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with the applicable Accounting Principles; provided that if the Issuer notifies the Agent that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in the Accounting Principles or in the application thereof on the operation of such provision (or if the Agent notifies the Issuer that the Required Holders request an amendment to any provision hereof for such purposes), regardless of whether any such notice is given before or after such change in the applicable Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of the Accounting Principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For the avoidance of doubt, the Unhedged Open Foreign Exchange Position of the Issuer, for the purposes of
Section 6.3(b), shall be calculated in accordance with the Central Bank's regulations on a bank's foreign currency exposure.

                                   ARTICLE II

                          The Restructured Dollar Notes

      Section 2.1. Elections for Exchange of Original Dollar Loans. (a) Each Holder, pursuant to its Election Notice, has elected (i) to exchange the Adjusted Principal Amount of its Original Dollar Loans for one or more of (A) Long-Term Dollar Notes, (B) Medium-Term Dollar Notes (with respect to both the New Trade Debt Agreement and the Equity Participation Tender Offer), (C) Subordinated Dollar Notes, (D) Preferred Shares (or Preferred Shares and cash, if any) pursuant to the Equity Participation Tender Offer, (E) BODEN pursuant to the BODEN Tender Offer and/or (F) cash payment under the Cash Tender Offer, in each case as set forth on such Holder's Election Notice, (ii) that its Long-Term Dollar Notes shall bear interest at the Long-Term Dollar LIBOR Note Interest Rate or Long-Term Dollar Fixed Rate, in each case as specified on such Holder's Election Notice, (iii) that its Medium-Term Dollar Notes shall bear interest at the Medium-Term Dollar LIBOR Note Interest Rate or Medium-Term Dollar Fixed Rate, in each case as specified on such Holder's Election Notice, and (iv) that its Subordinated Dollar Notes shall bear interest at the Subordinated Dollar LIBOR Note Interest Rate or Subordinated Dollar Fixed Rate, in each case as specified on such Holder's Election Notice.

      (b) Each Holder's elections referred to in clause (a) above are subject to the proration and reallocation procedure set forth on Schedule 2.1 and reflected in the Election Notice, and the obligation of each Holder to exchange its Original Dollar Loans under this Agreement is subject to the satisfaction of the conditions precedent set forth in Section 5.1 hereof.

      (c) The Issuer shall, promptly after receipt of the allocations of Long-Term Dollar Notes, Medium-Term Dollar Notes (with respect to both the New Trade Debt Agreement and the Equity Participation Tender Offer), Subordinated Dollar Notes, the Preferred Shares (or Preferred Shares and cash, if any), the BODEN Tender Offer and the Cash Tender Offer from the Exchange Agent and the Documentation Agent, provide to the Agent, at least six (6) Business Days prior to the Effective date (i) a copy of such allocations together with the Exchange Agent's and Documentation Agent's calculations of any proration factor, and (ii)
Schedule 5.1(b)(ii) hereto, together with the Issuer's calculation of the Effective Date Interest Amounts.

      (d) The Agent shall, promptly after receipt of such allocations, proration calculations, Schedule 5.1(b)(ii) and Effective Date Interest Amount calculations, in each case as referred to in clause (c) above, and in any event at least five (5) Business Days prior to the Effective Date, provide notice to the Holders, with a copy to the Issuer, of the Holders' respective allocations of Long-Term Dollar LIBOR Notes, Long-Term Dollar Fixed Rate Notes, Medium-Term Dollar LIBOR Notes, Medium-Term Dollar Fixed Rate Notes, Subordinated Dollar LIBOR Notes, Subordinated Dollar Fixed Rate Notes, Preferred Shares (or Preferred Shares and cash, if any), BODEN Tender Offer Exchange Amounts and Cash Tender Offer Payment Amounts, as applicable, substantially in the form attached hereto as Exhibit C (the "Allocation Notice"), together with a copy of such allocations, proration calculations, Schedule 5.1(b)(ii) and Effective Date Interest Amount calculations.

      (e) The Documentation Agent shall, on the date that is at least two (2) Business Days prior to the expected Effective Date, provide written notice to the Long-Term Dollar LIBOR Holders, with a copy to the Issuer and the Agent, of the percentage (the "Long-Term Dollar Applicable Margin") which shall be the margin over the LIBO Rate set forth in Section 3.3(a)(i) required to determine the Long-Term Dollar LIBOR Note Interest Rate; it being understood and agreed that such Long-Term Dollar Applicable Margin shall be determined by the Agent on such date based on conversion of the Long-Term Dollar Fixed Rate into a six
(6)-month LIBO Rate floating rate equivalent, utilizing a hypothetical interest rate swap having the same principal amount, amortization and maturity as the Long-Term Dollar Notes based upon the arithmetic mean of the three (3) middle quotations, expressed as a percentage, from five (5) leading dealers in interest rate swaps.

      (f) The Documentation Agent shall, on the date that is at least two (2) Business Days prior to the expected Effective Date, provide written notice to the Medium-Term Dollar Fixed Rate Holders, with a copy to the Issuer and the Agent, of the percentage (the "Medium-Term Dollar Fixed Rate") which shall be the fixed rate equivalent of the Medium-Term Dollar LIBOR Note Interest Rate; it being understood and agreed that such Medium-Term Dollar Fixed Rate shall be determined by the Agent on such date based on conversion of the Medium-Term Dollar LIBOR Note Interest Rate on such date into a fixed rate equivalent, utilizing a hypothetical interest rate swap having the same principal amount, amortization and maturity as the Medium-Term Dollar Notes based upon the arithmetic mean of the three (3) middle quotations, expressed as a percentage, from five (5) leading dealers in interest rate swaps.

      (g) The Documentation Agent shall, on the date that is at least two (2) Business Days prior to the expected Effective Date, provide written notice to the Subordinated Dollar LIBOR Holders, with a copy to the Issuer and the Agent, of the percentage (the "Subordinated Dollar Applicable Margin") which shall be the margin over the LIBO Rate set forth in Section 3.3(a)(v) required to determine the Subordinated Dollar LIBOR Note Interest Rate; it being understood and agreed that such Subordinated Dollar Applicable Margin shall be determined by the Agent on such date based on conversion of the Subordinated Dollar Fixed Rate into a six (6)-month LIBO Rate floating rate equivalent, utilizing a hypothetical interest rate swap having the same principal amount, amortization and maturity as the Subordinated Dollar Notes based upon the arithmetic mean of the three (3) middle quotations, expressed as a percentage, from five (5) leading dealers in interest rate swaps.

      Section 2.2. The Long-Term Dollar LIBOR Notes. On the Effective Date, subject to the terms and conditions hereof, each Holder hereby agrees to exchange (and the same shall be deemed to have been automatically exchanged) the portion of the Adjusted Principal Amount of its Original Dollar Loans in the amount set forth in such Holder's Election Notice, as such amount may be adjusted pursuant to the proration and reallocation procedure set forth in Schedule 2.1, for a Long-Term Dollar LIBOR
Note in the amount set forth with respect to such Holder in the Allocation Notice (which amount shall be equal to, subject to the proration and allocation procedure described above, one hundred percent (100%) of the portion of the Adjusted Principal Amount of the Original Dollar Loans of such Holder exchanged therefor).

      Section 2.3. The Long-Term Dollar Fixed Rate Notes. On the Effective Date, subject to the terms and conditions hereof, each Holder hereby agrees to exchange (and the same shall be deemed to have been automatically exchanged) the portion of the Adjusted Principal Amount of its Original Dollar Loans in the amount set forth in such Holder's Election Notice, as such amount may be adjusted pursuant to the proration and reallocation procedure set forth on
Schedule 2.1, for a Long-Term Dollar Fixed Rate Note in the amount set forth with respect to such Holder in the Allocation Notice (which amount shall be equal to, subject to the proration and allocation procedure described above, one hundred percent (100%) of the portion of the Adjusted Principal Amount of the Original Dollar Loans of such Holder exchanged therefor).

      Section 2.4. The Medium-Term Dollar LIBOR Notes. On the Effective Date, subject to the terms and conditions hereof, each Holder participating in the Equity Participation Tender Offer and each Trade Creditor Holder hereby agrees to exchange (and the same shall be deemed to have been automatically exchanged) the portion of the Adjusted Principal Amount of its Original Dollar Loans in the amount set forth in such Holder's or Trade Creditor Holder's, as the case may be, Election Notice, as such amount may be adjusted pursuant to the proration and reallocation procedure set forth in Schedule 2.1, for a Medium-Term Dollar LIBOR Note in the amount set forth with respect to such Holder or Trade Creditor Holder, as the case may be, in the Allocation Notice (which amount shall be equal to, subject to the proration and allocation procedure described above, one hundred percent (100%) of the portion of the Adjusted Principal Amount of the Original Dollar Loans of such Holder or Trade Creditor Holder, as the case may be, exchanged therefor).

      Section 2.5. The Medium-Term Dollar Fixed Rate Notes. On the Effective Date, subject to the terms and conditions hereof, each Holder participating in the Equity Participation Tender Offer and each Trade Creditor Holder hereby agrees to exchange (and the same shall be deemed to have been automatically exchanged) the portion of the Adjusted Principal Amount of its Original Dollar Loans in the amount set forth in such Holder's or Trade Creditor Holder's, as the case may be, Election Notice, as such amount may be adjusted pursuant to the proration and reallocation procedure set forth in Schedule 2.1, for a Medium-Term Dollar Fixed Rate Note in the amount set forth with respect to such Holder or Trade Creditor Holder, as the case may be, in the Allocation Notice (which amount shall be equal to, subject to the proration and allocation procedure described above, one hundred percent (100%) of the portion of the Adjusted Principal Amount of the Original Dollar Loans of such Holder or Trade Creditor Holder, as the case may be, exchanged therefor).

      Section 2.6. The Subordinated Dollar LIBOR Notes. On the Effective Date, subject to the terms and conditions hereof, each Holder hereby agrees to exchange (and the same shall be deemed to have been automatically exchanged) the portion of the Adjusted Principal Amount of its Original Dollar Loans in the amount set forth in such Holder's Election Notice, as such amount may be adjusted pursuant to the proration and reallocation procedure set forth in Schedule 2.1, for a Subordinated Dollar LIBOR Note in the amount set forth with respect to such Holder in the Allocation Notice (which amount shall be equal to, subject to the proration and allocation procedure described above, one hundred percent (100%) of the portion of the Adjusted Principal Amount of the Original Dollar Loans of such Holder exchanged therefor).

      Section 2.7. The Subordinated Dollar Fixed Rate Notes. On the Effective Date, subject to the terms and conditions hereof, each Holder hereby agrees to exchange (and the same shall be deemed to have been automatically exchanged) the portion of the Adjusted Principal Amount of its Original Dollar Loans in the amount set forth in such Holder's Election Notice, as such amount may be adjusted pursuant to the proration and reallocation procedure set forth on
Schedule 2.1, for a Subordinated Dollar Fixed Rate Note in the amount set forth with respect to such Holder in the Allocation Notice (which amount shall be equal to, subject to the proration and allocation procedure described above, one hundred percent (100%) of the portion of the Adjusted Principal Amount of the Original Dollar Loans of such Holder exchanged therefor).

      Section 2.8. Effect of Effective Date and Exchange. Effective upon the occurrence of the Effective Date and the automatic exchange of Original Dollar Loans for Restructured Dollar Notes, each Holder hereby consents to the termination of the Existing Bank Debt of such Holder and the replacement with the Restructured Bank Debt, and hereby waives any notice requirements contained in the agreements and instruments evidencing such Existing Debt relating thereto and hereby agrees that as of the Effective Date, such agreements and instruments evidencing such Existing Bank Debt shall be superseded in all respects with this Agreement and such agreements and instruments shall have no further force and effect with respect to such Holder.

      Section 2.9. Repayment of Long-Term Dollar Notes. The Issuer shall repay to the Agent for the ratable account of the Long-Term Dollar Holders the aggregate outstanding principal amount of the Long-Term Dollar Notes in nine (9) semi-annual consecutive installments, the first (1st) installment being due on January 1, 2010, and with respect to each subsequent installment, on the dates set forth below opposite each relevant date, each of which shall be in an amount equal to the original principal amount of such Holder's Long-Term Dollar Note multiplied by the percentage set forth below opposite such installment below (which installments shall be reduced, as a result of the application of any prepayments of the Long-Term Dollar Notes pursuant to Section 3.1 or Section 3.2):

Date Payment Due                          Amortization
----------------                          ------------
January 1, 2010                              11.11%
July 1, 2010                                 11.11%
January 1, 2011                              11.11%
July 1, 2011                                 11.11%
January 1, 2012                              11.11%
July 1, 2012                                 11.11%
January 1, 2013                              11.11%
July 1, 2013                                 11.11%
January 1, 2014                              11.12%

provided, however, that the final principal installment shall be repaid on the Long-Term Dollar Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of the Long-Term Dollar Notes outstanding on such date.

      Section 2.10. Repayment of Medium-Term Dollar Notes. The Issuer shall repay to the Agent for the ratable account of the Medium-Term Dollar Holders the aggregate outstanding principal amount of the Medium-Term Dollar Notes in eight
(8) semi-annual consecutive installments, the first (1st) installment being due on July 1, 2006, and with respect to each subsequent installment, on the dates set forth below opposite each relevant date, each of which shall be in an amount equal to the original principal amount of such Holder's Medium-Term Dollar Note multiplied by the percentage set forth below opposite such installment below (which installments shall be reduced, as a result of the application of any prepayments of the Medium-Term Dollar Notes, pursuant to Section 3.1 or Section 3.2):

Date Payment Due                        Amortization
----------------                        ------------
July 1, 2006                               12.50%
January 1, 2007                            12.50%
July 1, 2007                               12.50%
January 1, 2008                            12.50%
July 1, 2008                               12.50%
January 1, 2009                            12.50%
July 1, 2009                               12.50%
January 1, 2010                            12.50%

provided, however, that the final principal installment shall be repaid on the Medium-Term Dollar Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of the Medium-Term Dollar Notes outstanding on such date.

      Section 2.11. Repayment of Subordinated Dollar Notes. The Issuer shall repay to the Agent for the ratable account of the Subordinated Dollar Holders the aggregate outstanding principal amount of the Subordinated Dollar Notes on the Subordinated Dollar Maturity Date, which shall be, with respect to each such Holder, an amount equal to the original principal amount of such Holder's Subordinated Dollar Note (which amount shall be reduced as a result of the application of any prepayments thereof pursuant to Section 3.1).

      Section 2.12. Repayment of Subordinated Dollar PIK Notes. The Issuer shall repay to the Agent for the ratable account of the Subordinated Dollar Holders
(i) on January 1, 2014, the aggregate outstanding principal amount of the Subordinated Dollar PIK Note 2014, which shall be, with respect to each such Holder, an amount equal to interest accrued on the original principal amount of such Holder's Subordinated Dollar Note at the Subordinated Dollar PIK Rate through but not including January 1, 2014 and (ii) on the Subordinated Dollar Maturity Date, the aggregate outstanding principal amount of the Subordinated Dollar PIK Note 2019, which shall be, with respect to each such Holder, an amount equal to interest accrued on the original principal amount of such Holder's Subordinated Dollar Note at the Subordinated Dollar PIK Rate from January 1, 2014 through and including the Subordinated Dollar Maturity Date (it being understood and agreed that the calculation of interest pursuant to this Section shall be adjusted to reflect any prepayments of the Subordinated Dollar Notes pursuant to Section 3.1).

      Section 2.13. Evidence of Debt. (a) Each Holder shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Issuer to such Holder resulting from each Restructured Dollar Note owing to such Holder, including the amounts of principal and interest payable and paid to such Holder from time to time hereunder.

      (b) The Agent shall maintain books and records in which it shall record
(i) the amount of each Restructured Dollar Note, (ii) the amount of any principal or interest due and payable or to become due and payable from the Issuer to each Holder hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Holders and each Holder's share thereof.

      (c) Absent manifest error, the entries made in the accounts maintained pursuant to paragraph (a) of this Section or in the books and records maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Holder to maintain such accounts or the Agent to maintain such books and records or any error therein shall not in any manner affect the obligation of the Issuer to repay the Restructured Dollar Notes in accordance with the terms of this Agreement.

      Section 2.14. Notes. (a) Each of the Restructured Dollar Notes shall be evidenced by: (i) (A) in the case of the Long-Term Dollar Notes, pagares evidencing each installment of principal of such Long-Term Dollar Notes, (B) in the case of the Medium-Term Dollar Notes, pagares evidencing each installment of principal of such Medium-Term Dollar Notes, (C) in the case of the Subordinated Dollar Notes, pagares evidencing each installment of principal of such Subordinated Dollar Notes, and (D) in the case of the Subordinated Dollar PIK Notes, pagares evidencing each installment of principal of such Subordinated Dollar PIK Notes; and (ii) (A) in the case of the Long-Term Dollar Notes, pagares evidencing interest as calculated pursuant to Section 3.3 for such Interest Period on such Long-Term Dollar Notes, (B) in the case of the Medium-Term Dollar Notes, pagares evidencing interest as calculated pursuant to
Section 3.3 for such Interest Period on such Medium-Term Dollar Notes, (C) in the case of the Subordinated Dollar Notes, pagares evidencing interest as calculated pursuant to Section 3.3 for such Interest Period on such Subordinated Dollar Notes, and (D) in the case of the Subordinated Dollar PIK Notes, pagares evidencing interest as calculated pursuant to Section 3.3 for such Interest Period on such Subordinated Dollar PIK Notes (each such pagare described in this
Section 2.14(a) evidencing an installment of principal or interest, an "Argentine Note," and collectively the "Argentine Notes"), each duly executed and delivered by the Issuer substantially in form of Exhibit D-1 (with applicable modifications).

      (b) The Issuer hereby authorizes the issuance and delivery of each Argentine Note issued in accordance with the terms and conditions of this Agreement and each such Note shall: (i) be dated the date of the execution thereof, (ii) in the case of each Argentine Note evidencing a payment of an installment of principal, such Argentine Note shall be in a principal amount equal to each installment of principal of the Restructured Dollar Note evidenced thereby, (iii) in the case of each Argentine Note evidencing a payment of interest due in an Interest Period, each

Argentine Note shall be in a principal amount equal to all interest scheduled to be payable on the last day of such Interest Period with respect to the Restructured Dollar Notes, (iv) bear interest if applicable at the Default Interest Rate, as specified in Section 3.3(c), (v) be payable on demand (a la vista), and (vi) be non-negotiable instruments (no a la orden).

      (c) On the last day of each Interest Period with respect to the LIBOR Notes, the Issuer shall execute and deliver to each Holder an Argentine Note in respect of the immediately succeeding Interest Period which shall have been appropriately completed to include the information specified in subsection (b) hereof; provided, (i) if the Issuer has paid the interest accrued during the preceding Interest Period, the new Argentine Note or Argentine Notes shall be a replacement of (and not in addition to) the Argentine Note or Argentine Notes then in effect evidencing interest; (ii) if the Issuer fails to replace any Argentine Note or Argentine Notes evidencing interest but nonetheless pays the interest accrued during the preceding Interest Period, each affected Holder shall be entitled to claim under such existing Argentine Note or Argentine Notes the amount of interest that may accrue in the succeeding Interest Period or Interest Periods; and (iii) if the Issuer fails to pay the interest accrued during the preceding Interest Period, the Issuer shall remain obligated to execute and deliver to each affected Holder an Argentine Note or Argentine Notes in respect of the immediately succeeding Interest Periods, which shall be in addition to (and not a replacement of) the Argentine Note or Argentine Notes then in effect evidencing interest. Promptly upon the payment in full of all amounts due under any Argentine Note or Argentine Notes evidencing interest on the LIBOR Notes, the applicable Holder shall return such Argentine Note or Argentine Notes to the Issuer marked "cancelled" in exchange for the replacement Argentine Note required to be provided in accordance with this subsection (c).

      (d) Promptly: (i) upon the payment in full (as a result of a scheduled payment or prepayment, in whole or in part) of all amounts due under any Argentine Note evidencing the installments of principal of the Restructured Dollar Notes, the applicable Holder shall return such Argentine Notes to the Issuer marked "cancelled", and (ii) upon the payment in part of any amounts due under any of the Argentine Notes evidencing an installment of principal of the Restructured Dollar Notes, the applicable Holder shall return such Argentine Note to the Issuer marked "cancelled" in exchange for new Argentine Notes executed and delivered by the Issuer to such Holder in a principal amount equal to the amount of such installment of principal of the Restructured Dollar Notes that remains outstanding after such payment.

      (e) Notwithstanding the fact that each Argentine Note shall be payable on demand, no Holder shall exercise such demand right unless a payment default or an acceleration pursuant to Article VII has occurred and is continuing. The issuance of the Argentine Notes is not intended to, and shall not, constitute a novation of any of the Restructured Dollar Notes provided for hereunder.

      (f) The Issuer's obligation to pay the principal of, and interest on, each of the Restructured Dollar Notes shall also be evidenced by a promissory note duly executed and delivered by the Issuer substantially in form of Exhibit D-2 (with applicable modifications) (each such promissory note, a "U.S. Note," and collectively with the Argentine Notes, the "Notes"). The Issuer hereby authorizes the issuance and delivery of each U.S. Note issued in accordance with the terms and conditions of this Agreement and each such Note shall: (i) be payable to the order of such Holder, (ii) be dated the Effective Date and (iii) be in a stated principal amount equal to the Long-Term Dollar LIBOR Notes, Long-Term Dollar Fixed Rate Notes, Medium-Term Dollar LIBOR Notes, Medium-Term Dollar Fixed Rate Notes, Subordinated Dollar LIBOR Notes, Subordinated Dollar Fixed Rate Notes, Subordinated Dollar LIBOR PIK Notes or Subordinated Dollar Fixed Rate PIK Notes evidenced thereby, as applicable, relating to such Holder, or, with respect to any Holder that becomes a party hereto pursuant to an Assignment and Acceptance, be in a stated principal amount equal to the Long-Term Dollar LIBOR Notes, Long-Term Dollar Fixed Rate Notes, Medium-Term Dollar LIBOR Notes, Medium-Term Dollar Fixed Rate Notes, Subordinated Dollar LIBOR Notes, Subordinated Dollar Fixed Rate Notes, Subordinated Dollar LIBOR PIK Notes or Subordinated Dollar Fixed Rate PIK Notes, as applicable, assigned to such Holder pursuant to such Assignment and Acceptance and be dated the effective date of such Assignment and Acceptance.

      Section 2.15. Subordination. (g) The Issuer agrees, and each Holder by accepting Subordinated Dollar Notes agrees, that the Debt evidenced thereby and all other obligations in respect thereof are subordinated in right of payment to all non-subordinated indebtedness of the Issuer in accordance with the provisions of Communique "A" No. 2970 and other complementary regulations issued by the Central Bank. Therefore, in the event of bankruptcy of the Issuer, the Subordinated Dollar Notes will only have priority in payment with respect to the shareholders of the Issuer and the Holders thereof hereby waive any general or special privilege that they may have.

      (h) The lack of payment of principal of (and premium and Additional Amounts, if any) and interest on any or all of the Subordinated Dollar Notes shall not be considered an event which gives rise to the cancellation of the Issuer's authorization to operate as a financial institution, provided that: (i) the Issuer and the Holders of Subordinated Dollar Notes agree, within the year in which such amounts became due and payable, on the manner in which payment of amounts due shall be made; (ii) the Issuer complies regularly with payments on its non-subordinated indebtedness; (iii) the Issuer does not pay cash dividends to its shareholders; and (iv) the Issuer does not pay any fees to its directors and comptrollers (sindicos), except to those that exercise executive functions.

      (i) Failure by the Issuer to comply with these provisions shall not render the Central Bank liable in any respect.

                                   ARTICLE III

         General Provisions Applicable to the Restructured Dollar Notes

      Section 3.1. Optional Prepayment of Restructured Dollar Notes. (a) Without prejudice to the provisions of Section 3.6, Section 3.8 and Section 9.3(d), the Issuer may prepay, subject to and in accordance with Section 6.4(g), at any time and from time to time all or any part of the Restructured Dollar Notes without premium or penalty, by giving an irrevocable notice to the Agent (which notice the Agent shall promptly upon receipt thereof advise the Holders of the contents thereof) at least five (5) Business Days before the date of prepayment specifying the type of Restructured Dollar Note, the prepayment date (which shall be a Business
Day) and principal amount of the Restructured Dollar Notes to be prepaid if, and only if:

      (i) the Issuer simultaneously (A) prepays, subject to and in accordance with Section 6.4(g), the Long-Term Debt and (y) solely with respect to prepayments of Medium-Term Dollar Notes, the other Medium-Term Loans and (z) solely with respect to prepayments of Subordinated Dollar Notes, the other Subordinated Loans, in each case on a pro rata and pari passu basis taking into account the respective remaining principal amounts thereof at such time outstanding and (B) pays all accrued interest and "increased costs" (if any) related thereto;

      (ii) the Issuer pays on the date of any such prepayment all accrued interest and Increased Costs (if any) on the amount of the Restructured Dollar Notes to be prepaid, together with all other amounts then due and payable under this Agreement;

      (iii) for a partial prepayment, that prepayment is an amount equal to either of (y) five million Dollars ($5,000,000) or any integral multiple of one million Dollars ($1,000,000) in excess thereof, or
            (z) the then full outstanding amount of the Restructured Dollar Notes to be prepaid; and

      (iv) the Issuer delivers to the Agent, prior to the date of such prepayment, evidence satisfactory to the Agent in its reasonable discretion that all necessary Authorizations, if any, with respect to the prepayment have been obtained and a certification from a Responsible Officer of the Issuer that all such Authorizations have been obtained and that such prepayment is in accordance with the terms and conditions of this Agreement and the other Transaction Documents.

      (b) Amounts of principal prepaid under this Section shall be allocated by the Agent pro rata between the Restructured Dollar Notes being prepaid in proportion to their respective principal amounts outstanding and ratably to the installments thereof.

      (c) Any principal amount of any of the Restructured Dollar Notes prepaid under this Agreement may not be re-borrowed.

      (d) Prepayment of any principal amount of any of the Subordinated Dollar Notes shall be subject to (i) prior authorization by the Argentine Superintendency of Financial Institutions (Superintendencia de Entidades Financieras y Cambiarias) and (ii) that after giving effect to any such prepayment, the Issuer's Available Capital remains equal to or greater than any mandatory minimum capital requirement set forth by the Central Bank.

      Section 3.2. Mandatory Prepayment of Restructured Dollar Notes. (a) If the Issuer or any Significant Subsidiary incurs any Debt that is governed by laws other than those of the Country in excess of an aggregate amount of twenty-five million Dollars ($25,000,000) (or the Dollar Equivalent in any other currency) per Fiscal Year, then the Issuer shall (and shall cause such Significant Subsidiary to) apply fifty percent (50%) of any portion of the Net Cash Proceeds of such transaction that are in excess of the aggregate amount specified in this paragraph: (i) first, to prepay or redeem, as applicable, the Long-Term Dollar Notes and the other Long-Term Debt in the inverse order of maturity (together with all accrued interest and Increased Costs, if any, on the Long-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Long-Term Debt) on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding; and (ii) second, if the Long-Term Dollar Notes and the other Long-Term Debt (together with all accrued interest and Increased Costs, if any, on the Long-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Long-Term Debt) have been paid in full, to prepay or redeem, as applicable, the Medium-Term Dollar Notes and the other Medium-Term Debt (together with all accrued interest and Increased Costs, if any, in respect of the Medium-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Medium-Term Debt) in the inverse order of maturity on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding; provided that
(i) the Issuer or such Significant Subsidiary shall not be required to so apply Net Cash Proceeds received by the Issuer or such Significant Subsidiary from the incurrence of Debt having an original maturity of one (1) year or less, and (ii) the Issuer or any Significant Subsidiary shall apply twenty-five percent (25%) (and not fifty percent (50%) as stated above) of the Net Cash Proceeds, from any Securitization (whether or not such Securitization involves the incurrence of Debt) as to which all of the material terms are governed by Argentine law and which is issued in the Argentine market, to Debt prepayments or redemptions as described above, and (iii) any Debt incurred in excess of twenty-five million Dollars ($25,000,000) (or the Dollar Equivalent in any other currency) per Fiscal Year, a portion of which is required to be used to prepay or redeem, as applicable, Debt pursuant to this paragraph, shall always have a maturity date and interest rate provisions that, in each case, are more beneficial to the Issuer as compared with the Restructured Debt most similar in term and type to the Debt so incurred).

      (b) If the Issuer or any Significant Subsidiary effects a Transfer of Property or receives Property or insurance claims payments in connection with any Property in excess of an aggregate amount of ten million Dollars ($10,000,000) (or the Dollar Equivalent in any other currency) per Fiscal Year (including any Capital Stock of a Person other than the Issuer) pursuant to
Section 6.4(e), then the Issuer shall (and shall cause such Significant Subsidiary to) apply seventy-five percent (75%) of any portion of the Net Cash Proceeds of such transaction that are in excess of the aggregate amount specified in this paragraph: (i) first, to prepay or redeem, as applicable, the Long-Term Dollar Notes and the other Long-Term Debt in the inverse order of maturity (together with all accrued interest and Increased Costs, if any, on the Long-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Long-Term Debt) on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding; and (ii) second, if the Long-Term Dollar Notes and the other Long-Term Debt (together with all accrued interest and Increased Costs, if any, on the Long-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Long-Term Debt) have been paid in full, to prepay or redeem, as applicable, the Medium-Term Dollar Notes and the other Medium-Term Debt (together with all accrued interest and Increased Costs, if any, in respect of the Medium-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Medium-Term Debt) in the inverse order of maturity on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding; provided that (i) the Issuer or such Significant Subsidiary shall not be required to cause Net Cash Proceeds received by the Issuer or such Significant Subsidiary from the Transfer of any fixed assets, or the Transfer of any Capital Stock or Voting Stock in

Permitted Businesses if such Net Cash Proceeds are reinvested, by such Person, by a date no later than six (6) months from the date of such Transfer in either fixed assets or Permitted Businesses, respectively (it being understood that if at the end of such six-month period no such reinvestment has been consummated, the Issuer or such Significant Subsidiary shall immediately effect such prepayment or redemption) and (ii) one hundred percent (100%) of any portion of the Net Cash Proceeds (without deducting any amount or applying any basket) of the Transfer of Headquarter Offices shall be applied to Debt prepayment or redemptions as described above. The Net Cash Proceeds from any Securitization (whether or not such Securitization involves the incurrence of Debt) as to which all of the material terms are governed by Argentine law, and which is issued in the Argentine market, shall be applied in accordance with Section 3.2(a).

      (c) If the Issuer or any Subsidiary of the Issuer issues equity securities privately (other than with respect to the capitalization of any Subordinated Debt of the Issuer held by Grupo Galicia) or in the capital markets, then fifty percent (50%) of any portion of the Net Cash Proceeds of such transaction shall be applied by the Issuer: (i) first, to prepay or redeem, as applicable, the Long-Term Dollar Notes and the other Long-Term Debt in the inverse order of maturity (together with all accrued interest and Increased Costs, if any, on the Long-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Long-Term Debt) on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding; and (ii) second, if the Long-Term Dollar Notes and the other Long-Term Debt (together with all accrued interest and Increased Costs, if any, on the Long-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Long-Term Debt) have been paid in full, to prepay or redeem, as applicable, the Medium-Term Dollar Notes and the other Medium-Term Debt (together with all accrued interest and Increased Costs, if any, in respect of the Medium-Term Dollar Notes and accrued interest and "increased costs", if any, in respect of the other Medium-Term Debt) in the inverse order of maturity on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding.

      (d) If, pursuant to the Restructuring and after giving effect to the Cash Tender Offer, the Issuer shall have an amount greater than five million Dollars ($5,000,000) remaining from the amount originally allocated for the consummation of the Cash Tender Offer, the Issuer shall apply on the Effective Date one-hundred percent (100%) of such remaining amount to prepay or redeem, as applicable, the Long-Term Dollar Notes and the other Long-Term Debt on a pro rata and pari passu basis taking into account the respective principal amounts thereof at the time outstanding. Amounts of principal prepaid under this subsection (d) shall be allocated by the Agent pro rata between the Long-Term Dollar Notes being prepaid in proportion to their respective principal amounts outstanding and ratably to the installments thereof.

      (e) Any mandatory prepayment of the Long-Term Dollar Notes or the Medium-Term Dollar Notes pursuant to this Section 3.2 shall be made without premium or penalty other than as provided in Section 9.3(d) together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and on any other amount payable pursuant to Section 3.9(f) and (ii) any Increased Costs then payable, together with all other amounts then payable under this Agreement.

      Section 3.3. Interest. (a) Regular Interest. Subject to the provisions of clauses (b) and (c) of this Section 3.3, the Issuer shall pay interest on the unpaid principal amount of each

Restructured Dollar Note owing to each Holder until such principal amount shall be paid in full, in arrears, on each Interest Payment Date at the following rates per annum:

     (i) Each Long-Term Dollar LIBOR Note shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate for such Interest Period plus the Long-Term Dollar Applicable Margin.

     (ii) Each Long-Term Dollar Fixed Rate Note shall bear interest for each day during each Interest Period with respect thereto at the Long-Term Dollar Fixed Rate.

     (iii) Each Medium-Term Dollar LIBOR Note shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate for such Interest Period plus three and one-half percent (3.5%) per annum.

     (iv) Each Medium-Term Dollar Fixed Rate Note shall bear interest for each day during each Interest Period with respect thereto at the Medium-Term Dollar Fixed Rate.

     (v) Each Subordinated Dollar LIBOR Note shall bear interest for each day during each Interest Period with respect thereto (A) in cash at a rate per annum equal to the LIBO Rate for such Interest Period plus the Subordinated Dollar Applicable Margin, and (B) in the form of
            (I) a Subordinated Dollar LIBOR PIK Note 2014 at the Subordinated Dollar PIK Rate for Interest Periods through but not including January 1, 2014 and (II) a Subordinated Dollar LIBOR PIK Note 2019 at the Subordinated Dollar PIK Rate for any Interest Period thereafter.

     (vi) Each Subordinated Dollar Fixed Rate Note shall bear interest for each day during each Interest Period with respect thereto (A) in cash at the Subordinated Dollar Fixed Rate, and (B) in the form of
            (I) a Subordinated Dollar Fixed Rate PIK Note 2014 at the Subordinated Dollar PIK Rate for Interest Periods through but not including January 1, 2014 and (II) a Subordinated Dollar Fixed Rate PIK Note 2019 at the Subordinated Dollar PIK Rate for any Interest Period thereafter.

     (vii) Each Subordinated Dollar LIBOR PIK Note shall bear interest for each day during each Interest Period with respect thereto (A) in cash at a rate per annum equal to the LIBO Rate for such Interest Period plus the Subordinated Dollar Applicable Margin, and (B) in the form of (I) a Subordinated Dollar LIBOR PIK Note 2014 at the Subordinated Dollar PIK Rate for Interest Periods through but not including January 1, 2014 and (II) a Subordinated Dollar LIBOR PIK Note 2019 at the Subordinated Dollar PIK Rate for any Interest Period thereafter.

     (viii) Each Subordinated Dollar Fixed Rate PIK Note shall bear interest for each day during each Interest Period with respect thereto (A) in cash at the Subordinated Dollar Fixed Rate, and (B) in the form of
            (I) a Subordinated Dollar Fixed Rate PIK Note 2014 at the Subordinated Dollar PIK Rate for Interest Periods through but not including January 1, 2014 and (II) a Subordinated Dollar Fixed Rate PIK Note 2019 at the Subordinated Dollar PIK Rate for any Interest Period thereafter.

      (b) Change in Interest Period. Without prejudice to the provisions of
Section 3.5, if at any time the Issuer fails to pay any amount of principal of, or interest on, the Restructured Dollar Notes when due (whether at stated maturity or upon acceleration or otherwise), and any part of that amount remains unpaid on the third (3rd) Business Day immediately preceding any Interest Payment Date falling after that amount became due, then:

      (i) the Agent (acting at the prior written direction of the Required Holders) may elect that the duration of the Interest Period commencing on that Interest Payment Date shall be one (1) month and shall notify the Issuer of that election; and

      (ii) unless an Event of Default or Potential Event of Default has occurred and is continuing, the Agent shall reinstate Interest Periods of six (6) months as of the first (1st) Interest Payment Date occurring at least three (3) Business Days after the failure to pay such principal and/or interest is remedied in full and the Agent shall notify the Issuer of that reinstatement.

      (c) Default Interest Rate. (i) Without limiting the remedies available to the Holders under this Agreement or otherwise (and to the maximum extent permitted by Applicable Law), if the Issuer fails to make any payment of principal of or interest on or any other payment provided for herein when due (whether at stated maturity or upon acceleration or otherwise), the Issuer shall pay interest on the amount of that payment due and unpaid at the Default Interest Rate.

      (ii) Interest at the rate referred to in clause (i) above shall accrue from and including the date on which payment of the relevant overdue amount became due and was not paid until and including the date of actual payment of that amount (as well after as before judgment), and shall be payable on demand by the Holders of the related Notes or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

      Section 3.4. Agent's Fees. As consideration for the services to be provide by the Agent hereunder, the Issuer shall pay to the Agent for the Agent's own account such fees as may from time to time be agreed between the Issuer and the Agent in writing. The obligation of the Issuer to pay such fees (to the extent already accrued) to the Agent shall survive the termination of this Agreement and of the earlier resignation or removal of the Agent.

      Section 3.5. Alternate Rate of Interest. If on any Interest Determination Date (the "Affected Interest Period"):

      (a) the Agent determines (which determination shall be conclusive absent manifest error) that, by reason of changes arising after the Effective Date, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

      (b) the Agent is notified in writing by the Required Holders that the LIBO Rate for such Interest Period, by reason of changes arising after the Effective Date, will not adequately and fairly reflect the cost to such Holders of making or maintaining their LIBOR Notes for such Interest Period, then the Agent shall give notice thereof to the Issuer and the Holders as soon as practicable thereafter, and the interest rate during such Interest Period applicable to each LIBOR Note effective from the commencement of such Interest Period shall be the sum of (i) the weighted average of the amount necessary to compensate each Holder for its cost of obtaining, as of the commencement of such Interest Period, funds for such Interest Period in an amount equal to the principal amount of the applicable LIBOR Note, weighted in accordance with the aggregate principal amount of LIBOR Notes outstanding owed to each Holder at such time (based solely on a certificate delivered by a Responsible Officer of each Holder to the Agent setting forth the basis of such Holder's computation of such amount for such Holder, which certificate shall be conclusive and binding for all purposes absent manifest error) and promptly notified in writing to the Holders and the Issuer, plus (ii)(A) the Long-Term Dollar Applicable Margin, in the case of each Long-Term Dollar LIBOR Note, (B) three and one-half percent (3.5%) in the case of each Medium-Term Dollar LIBOR Note, and (C) the Subordinated Dollar Applicable Margin, in the case of each Subordinated Dollar LIBOR Note and each Subordinated Dollar LIBOR PIK Note. Each Holder shall deliver such certificate to the Agent as promptly as practicable after receipt of the Agent's notice referred to above; provided that in the event that any of the events described in this Section 3.5 shall have occurred, the Issuer shall have the option, at it sole discretion, to prepay, without premium or penalty, any of the LIBOR based Restructured Dollar Notes affected thereby.

      Section 3.6. Increased Costs, Etc. (a) Except with respect to Taxes which shall be governed by Section 3.8, if any Change in Law or compliance with any guideline or request (that was not in effect as of the date hereof or otherwise not required) from any Authority (whether or not having the force of law) shall:

      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Holder;

      (ii) impose on any Holder or the London interbank market any other condition affecting this Agreement or LIBOR Notes held by such Holder; or

      (iii) impose on any Holder any other condition;

and the result of any of the foregoing shall be to increase the cost to such Holder of maintaining any LIBOR Note or to reduce the amount of any sum received or receivable by such Holder hereunder (whether of principal, interest or otherwise) in connection with such LIBOR Notes, then the Issuer will promptly pay to such Holder such additional amount or amounts as will compensate such Holder for such additional costs incurred or reduction suffered.

      (b) If any Holder determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Holder's capital or on the capital of such Holder's holding company, if any, as a consequence of this Agreement or the Restructured Dollar Notes made by such Holder to a level below that which such Holder or such Holder's holding company could have achieved but for such Change in Law (taking into consideration such Holder's policies and the policies of such Holder's holding company with respect to capital adequacy), then, from time to time, the Issuer will promptly pay to such Holder such additional amount or amounts as will compensate such Holder or such Holder's holding company for any such reduction suffered.

      (c) A certificate of a Holder (an "Increased Costs Certificate") setting forth in reasonable detail the amount or amounts necessary to compensate such Holder or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Issuer and shall be conclusive absent demonstrable error.

      (d) Failure or delay on the part of any Holder to demand compensation pursuant to this Section shall not constitute a waiver of such Holder's right to demand such compensation; provided that the Issuer shall not be required to compensate a Holder pursuant to this Section 3.6 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Holder notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of such Holder's intention to claim compensation therefore; provided, further, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

      Section 3.7. Illegality. Notwithstanding any other provision of this Agreement, in the event of any Change in Law or determination, order, injunction or judgment of an arbitrator or a court or other Authority ("Requirement of Law") binding on any Holder makes it unlawful for such Holder at its Holder Address to purchase, own, hold or maintain its Restructured Dollar Notes, then such Holder shall promptly notify the Issuer (by means of notice through the Agent) thereof following which, if such Requirement of Law shall so mandate, the Restructured Dollar Notes of such Holder shall be prepaid by the Issuer on or before such date as shall be mandated by such Requirement of Law; provided, however, that if it is lawful for such Holder to maintain the Restructured Dollar Notes through the last day of the current Interest Period, such payment shall be made on such date. Each Holder agrees that, upon the occurrence of any event giving rise to the operation of this Section 3.7 with respect to such Holder, it will, if requested by the Issuer, prior to any prepayment, use reasonable efforts (subject to overall policy considerations of such Holder) to designate another Holder Address for any Note affected by such event; provided, however, that such designation is made on such terms that, in the sole judgment of such Holder, such Holder and its Holder Address suffer no economic, legal or regulatory disadvantage, with the object of mitigating or avoiding the consequences of the event giving rise to the operation of such Section.

      Section 3.8. Taxes. The Issuer covenants and agrees that:

      (a) Subject to clause (c) of this Section 3.8, all payments on account of principal of and interest on the Restructured Dollar Notes, fees and all other amounts payable hereunder or under the Notes by the Issuer to or for the account of the Agent and each Holder including amounts payable under clauses (b), (c) and (e) of this Section 3.8, shall be made free and clear of, and without deduction or withholding for or by reason of, any and all present and future income, stamp, excise, asset, value added and any other Taxes and levies, imposts, deductions, charges and withholdings whatsoever now or hereafter imposed, assessed, levied or collected by the Country or any political subdivision or taxing authority thereof or therein together with interest thereon and penalties with respect thereto, if any, on, under or in respect of this

Agreement or the Notes, principal of and interest on the Restructured Dollar Notes, fees and all other amounts payable hereunder or under the Notes, the registration, notarization or other formalization of any thereof, any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof (but excluding any tax imposed on or measured by the net income of a Holder pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office of such Holder or the office through which the Holder holds the Notes is located or any subdivision thereof or therein) (herein collectively called "Argentine Taxes"), all of which Argentine Taxes will be paid by the Issuer, for its own account, prior to the date on which penalties attach thereto.

      (b) The Issuer shall indemnify the Agent and each Holder against, and reimburse the Agent and each Holder on demand for, any Argentine Taxes (including any Argentine Taxes imposed on amounts payable under this Section 3.8(b)) imposed on or paid by the Agent or such Holder and any loss, liability, claim or expense, including interest, penalties and legal fees, which the Agent or such Holder may incur at any time arising out of or in connection with any failure of the Issuer to make any payments of Argentine Taxes when due.

      (c) To the extent that the Issuer is required by applicable law, decree or regulation to deduct or withhold Argentine Taxes from any amounts payable on, under or in respect of the Financing Agreements, the Issuer shall pay such additional amounts as may be required, after deduction or withholding of Argentine Taxes (including such withholding or deduction applicable to such additional amounts), to enable the Agent and each Holder to receive from the Issuer an amount equal to the amount stated to be payable on, under or in respect of this Agreement and the Notes in the absence of such deduction or withholding. Each Holder agrees that, upon the occurrence of any event giving rise to the operation of this Section 3.8(c) with respect to such Holder, it will, if requested by the Issuer, use reasonable efforts (subject to overall policy considerations of such Holder) to designate another office through which the Holder holds any Note affected by such event; provided, however, that any such designation shall be made only on such terms that, in the sole reasonable judgment of such Holder, such Holder and the office through which such Holder holds any such Notes suffer no material economic, legal or regulatory disadvantage.

      (d) The Issuer shall furnish to the Agent original tax receipts in respect of any deduction or withholding of Argentine Taxes, if available, or such other documentation acceptable to the Agent (with the prior written direction of the Required Holders), promptly and in any event within thirty (30) days after the date the Issuer is required to remit such deduction or withholding to the relevant tax authority, and the Issuer shall promptly furnish to the Agent any other information, documents and receipts that the Agent may reasonably, from time to time, require to establish to its satisfaction that full and timely payments have been made of all Argentine Taxes required to be paid under this
Section 3.8.

      (e) The Issuer shall pay all present and future Argentine Taxes, including but not limited to stamp taxes, imposts, contributions, charges, deductions, withholdings, duties and similar fees which are imposed, assessed, levied or collected in connection with the execution, delivery, registration, notarization, enforcement, performance or any other act related thereto, of Financing Agreements and any documents related thereto and shall, upon written notice from the Agent, indemnify against and reimburse the Agent and each Holder for any such taxes, imposts, contributions, charges, deductions, withholdings, duties and fees (including any such taxes, imposts, contributions, charges, deductions, withholdings, duties and fees imposed on amounts payable under this Section 3.8(e)).

      (f) If a Holder or Participant receives a refund of, or credit or other tax benefit with respect to, any Tax paid by the Issuer hereunder (a "Tax Benefit"), such Holder or Participant, as the case may be, shall promptly transfer to the Issuer an amount that the Holder or Participant shall, in its sole reasonable discretion, determine is equal to the benefit obtained by the Holder or the Participant as a consequence of such Tax Benefit together with any interest paid to such Holder or Participant, as the case may be, by the relevant Authority with respect to such Tax Benefit, if any; provided, however, that, in the event such Holder or Participant, as the case may be, is subsequently required by any Authority to repay such Tax Benefit, then the Issuer shall promptly repay the amount of such Tax Benefit to such Holder or Participant, as the case may be. Nothing in this Section 3.8(f) shall require a Holder or a Participant to disclose any confidential information to the Issuer (including its Tax returns).

      (g) In case of an assignment or Participation, Sections 3.8(a), 3.8(b), and 3.8(c) shall only apply to the extent that any Taxes imposed do not exceed the Taxes imposed as of the date immediately before such assignment or Participation, unless such assignment or Participation shall not result in a greater payment by the Issuer than would have resulted had the Holder who originally owned the relevant Note remained the owner thereof.

      (h) Sections 3.8(a), 3.8(b), and 3.8(c) shall not apply to the extent that the amount of Taxes deducted or withheld would have been reduced or eliminated if the Holder or Participant had provided to the Issuer and/or any relevant Authority any form, certificate, document or other information if (i) such form, certificate, document, or other information is required by law, administrative practice, or applicable treaty as a precondition to exemption or reduction in the rate of deduction or withholding of Taxes for which the Issuer is required to pay additional amounts pursuant to Section 3.8(c), (ii) at least thirty (30) days prior to the first Payment Date with respect to which the Issuer shall apply this Section 3.8(h), the Issuer shall have notified the Holder or Participant that it will be required to comply with clause (i), above, and (iii) as a result of complying with clause (i), the Holder or Participant will not, in its sole reasonable judgment, suffer any material legal, economic, or regulatory disadvantage.

      Section 3.9. Payments Generally; Pro Rata Treatment. (a) The Issuer shall make each payment required to be made by it hereunder (whether of principal, interest or of amounts payable under Section 3.6, 3.8 or 9.3(d), or otherwise) and under the Notes prior to 11:00 AM, New York City time, on the date when due, in Dollars in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Issuer is in respect of principal, interest, or any other Obligation then payable hereunder and under the Notes to more than one Holder, to such Holders for the account of their respective Holder Addresses ratably in accordance with the amounts of such respective Obligations then payable to such Holders and (ii) if such payment by the Issuer is in respect of any Obligation then payable hereunder to one Holder, to such Holder for the account of its Holder Address, in each case to be applied in accordance with the terms of this Agreement. Upon its receipt of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.4(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Holder assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) All interest and fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (c) If any payment hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided that if such extension would cause payment of principal or interest of LIBOR Notes to be made in the next calendar month, such payment shall be on the next preceding Business Day.

      (d) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of the Issuer to pay in Dollars all amounts payable under this Agreement except to the extent that (and as of the date when) the Agent actually receives funds in Dollars in the account specified in, or pursuant to, Section 3.9(a).

      (e) The Issuer shall indemnify the Agent and the Holders against any losses resulting from a payment being received or an order or judgment being given under this Agreement in any currency other than Dollars or any place other than the Agent's Account. The Issuer shall, as a separate obligation, pay such additional amount as is necessary to enable the Agent to receive, after the prompt conversion to Dollars at a market rate, the full amount due under this Agreement in Dollars.

      (f) Notwithstanding the provisions of Section 3.9(a) and Section 3.9(d), the Agent may require the Issuer to pay (or reimburse the Agent and the Holders) for any Taxes, fees, costs, expenses and other amounts payable under Section 3.8 in the currency in which they are payable, if other than Dollars.

      Section 3.10. Sharing of Payments, Etc. If any Holder shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.4), (a) on account of Obligations due and payable to such Holder hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Holder at such time to (y) the aggregate amount of the Obligations due and payable to all Holders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Holders hereunder and under the Notes at such time obtained by all the Holders at such time or (b) on account of Obligations owing (but not due and payable) to such Holder hereunder and under the Notes at such time in excess of its ratable share

(according to the proportion of (x) the amount of Obligations owing (but not due and payable) to such Holder at such time to (y) the aggregate amount of Obligations owing (but not due and payable) to all Holders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Holders hereunder and under the Notes at such time obtained by all of the Holders at such time, such Holder shall forthwith purchase from the other Holders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Holder to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Holder, such purchase from each other Holder shall be rescinded and such other Holder shall repay to the purchasing Holder the purchase price to the extent of such Holder's ratable share (according to the proportion of (A) the purchase price paid to such Holder to (B) the aggregate purchase price paid to all Holders) of such recovery together with an amount equal to such Holder's ratable share (according to the proportion of (A) the amount of such other Holder's required repayment to (B) the total amount so recovered from the purchasing Holder) of any interest or other amount paid or payable by the purchasing Holder in respect of the total amount so recovered. The Issuer agrees that any Holder so purchasing an interest or participating interest from another Holder pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Holder were the direct creditor of the Issuer in the amount of such interest or participating interest, as the case may be.

                                   ARTICLE IV

                         Representations and Warranties

      The Issuer represents and warrants to the Holders and to the Agent, as of the Signing Date and the Effective Date, except as expressly set forth herein, that:

      Section 4.1. Organization; Powers. The Issuer and each of its Subsidiaries
(i) is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (ii) has obtained all required Authorizations to own its assets and conduct its business as presently conducted, and (iii) has the power, authority and legal right to enter into and perform its obligations under the Financing Agreements to which it is a party or will, in the case of any Financing Agreement not executed as at the date of this Agreement, when that Financing Agreement is executed, have the power, authority and legal right to enter into and comply with its obligations under that Financing Agreement.

      Section 4.2. No Conflicts. Neither the execution, delivery or performance of any Financing Agreement to which the Issuer is a party nor the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement (except those indentures, mortgages, agreements or other instruments or arrangements relating to, and/or in connection with, any Surviving Debt) to which the Issuer is a party or by which it is bound, or violate any of the terms or provisions of the Issuer's Charter or any Authorization, judgment, decree or order or any statute, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) applicable to the Issuer or result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Issuer or any of its Subsidiaries.

      Section 4.3. Due Authorization; Enforceability. Each Transaction Document to which the Issuer is a party has been, or will be, duly authorized and executed by the Issuer and constitutes, or will constitute when executed, a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and other similar laws affecting creditor's rights generally, and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

      Section 4.4. No Additional Authorization, Etc. All the Authorizations needed by the Issuer to conduct its business and execute and comply with its obligations under, this Agreement and each of the other Transaction Documents to which it is a party or under which the Issuer is in any manner obligated have been obtained (except those Authorizations from the Central Bank that may become necessary for the Issuer to make prepayments in accordance with the provisions hereof) and are final and in full force and effect and the Issuer has not received any notice of proceedings relating to the revocation, cancellation, expropriation or modification of any such Authorization.

      Section 4.5. Compliance with Law. The Issuer and each of its Subsidiaries is not in violation of any material statute or regulation of any Authority (including social security laws and retirement and pension funds laws and all regulations and requirements of the Argentine National Securities Commission (Comision Nacional de Valores)), and its successors.

      Section 4.6. Properties. The Issuer and each of its Subsidiaries have good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, in each case free and clear of all Liens other than those Liens permitted by Section 6.4(a).

      Section 4.7. Material Litigation. Neither the Issuer nor any of its respective directors, officers or employees, is engaged in, nor, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceedings, (i) the outcome of which could be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any other Transaction Document or to prevent or enjoin any of the transactions contemplated hereby or thereby.

      Section 4.8. Civil and Commercial Law; No Immunity. The Issuer is subject to civil and commercial law with respect to its obligations under the Financing Agreements, and the execution, delivery and performance by the Issuer of the Financing Agreements constitutes and will constitute private and commercial acts rather than public or governmental acts. The Issuer has waived every immunity to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the Country in respect of its obligations under the Financing Agreements.

      Section 4.9. Taxes. All material tax returns and reports of the Issuer required by law to be filed have been duly filed and all material Taxes, obligations, fees and other governmental charges upon the Issuer, or its properties, or its income or assets, which are due and payable or to be withheld, have been paid or withheld, other than any such liabilities that are being contested in good faith and by appropriate proceedings, and for which adequate reserves with respect thereto have been established to the extent required by the Accounting Principles.

      Section 4.10. Withholding Taxes. There is no Tax, impost, deduction, charge or withholding imposed by the Country or any political subdivision or taxing authority thereof or therein on or by virtue of the execution or delivery of this Agreement.

      Section 4.11. Full Disclosure. Neither any information, financial statement, exhibit, schedule nor any report furnished in writing by or on behalf of the Issuer to the Agent or any Holder in connection with the negotiation of the Financing Agreements or pursuant to the terms of the Transaction Documents (other than any projections, estimates or information of a general economic nature) contain, when taken as a whole, any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made. All written information furnished after the date hereof by the Issuer to the Agent or any Holder in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in all material respects or (in the case of projections) based on estimates believed by the Issuer to be reasonable, on the date of which such information is stated or certified. There is no fact known to the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent and to the Holders for use in connection with the transactions contemplated hereby.

      Section 4.12. Proper Legal Form; Immunity. This Agreement and the other Financing Agreements are in proper legal form under the laws of the Country for the enforcement thereof against the Issuer under the laws of the Country, and the obligations of the Issuer under this Agreement and the other Financing Agreements may be enforced (by judgment and levy) in accordance with their respective terms in a proceeding at law in any competent court in the Country; provided, however, that (i) an official Spanish translation of this Agreement or the other Financing Agreements, as applicable, is required to bring an action thereon in the courts of the Country and (ii) the enforcement of foreign judgments in the Country would be recognized if the requirements of Article 517 of the Argentine Federal Code on Civil and Commercial Procedure are met, including: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflict of laws and jurisdiction and resulted from a personal action, or an in rem action regarding property that was transferred into Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons, in accordance with due process of law, and was given an opportunity to defend against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law; and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

      Section 4.13. Pari Passu Ranking. This Agreement and the obligations evidenced hereby are and will at all times be direct and unconditional general obligations of the Issuer, and rank and will at all times rank in right of payment and otherwise at least pari passu with all other senior unsecured and unsubordinated Debt of the Issuer (other than obligations having priority by statute or operation of law), if any, whether now existing or hereafter outstanding.

      Section 4.14. Investment Company Act. The Issuer is not an "investment company" subject to regulation under the U.S. Investment Company Act of 1940, as amended.

      Section 4.15. Financial Statements. The financial statements of the Issuer for the Fiscal Years ending on December 31, 2003 and December 31, 2002, copies of which have been furnished to each Holder:

      (a) have been prepared in accordance with the Accounting Principles applicable to the Issuer, and present fairly, in all material respects, the financial condition of the Issuer as of the date as of which they were prepared and the results of the Issuer's operations during the period then ended; and

      (b) disclose all liabilities (contingent or otherwise) of the Issuer, and the reserves, if any, for such liabilities and all unrealized or anticipated liabilities and losses arising from commitments entered into by the Issuer (whether or not such commitments have been disclosed in such financial statements) required, pursuant to the Accounting Principles, to be disclosed therein.

      Section 4.16. Transaction Documents. All representations and warranties made by the Issuer in the other Transaction Documents are true and correct in all material respects as of the date hereof.

      Section 4.17. Surviving Debt. As at the date hereof the Issuer has no other Debt than (i) the Surviving Debt, as disclosed in Schedule 4.17, and (ii) the Restructured Debt.

      Section 4.18. Existing Liens. The Issuer has no outstanding Lien on any of its assets except for Permitted Liens, and set forth in Schedule 4.18 is a complete and accurate list of all Existing Liens, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Issuer or its Subsidiary subject thereto.

      Section 4.19. Material Adverse Effect. Since December 31, 2003, no event has occurred that has resulted in a Material Adverse Effect.

      Section 4.20. Insolvency.

      After giving effect to the consummation of the transactions contemplated in the Transaction Documents, the Issuer will not be rendered insolvent by the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby.

      Section 4.21. Insurance.

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

      The Issuer maintains, with financially sound and reputable insurers, insurance and reinsurance with respect to its assets and business operations in at least such amounts and against at least such risks as are usually insured against in the same general area by financial entities of established repute engaged in the same or a similar business.

      Section 4.22. Labor Disputes.

      There is no strike, slowdown or work stoppage or other labor dispute actually pending or, to the knowledge of the Issuer, threatened against or involving the Issuer, and there are no representation proceedings pending with any Authority in the Country involving the employees of the Issuer.

                                   ARTICLE V

                           Conditions to Effectiveness

      Section 5.1. Conditions Precedent to Effectiveness. This Agreement and the obligations of each Holder to exchange its Original Dollar Loans for Restructured Dollar Notes in accordance with the provisions of Article II shall become effective upon the fulfillment by the Issuer, in form and substance satisfactory to the Agent, of all and each of the following conditions (the first Business Day on which the last of such conditions shall have been satisfied, the "Effective Date"):

      (a)     The Agent (or its counsel) shall have received the following:

      (i) This Agreement, duly executed and delivered by the Agent, the Issuer and each Holder party hereto;

      (ii) A completed election notice substantially in the form of Exhibit E hereto dated on or prior to the date hereof (each such notice, an "Election Notice") from each Holder party hereto;

      (iii) A copy of each of the Restructured IFC Loan Agreements, duly executed and delivered by IFC and the Issuer;

      (iv) A copy of each of the Restructured IIC Loan Agreements, duly executed and delivered by IIC and the Issuer;

      (v) A copy of the Restructured CCC Loan Agreement, duly executed and delivered by CCC and the Issuer;

      (vi) A copy of the Grupo Galicia Agreement, duly executed and delivered by the parties thereto;

      (vii) Certified copies of the Charter and of all corporate authority for the Issuer (including all necessary actions of the board of directors, shareholders, or other governing body) with respect to the Restructuring and the execution, delivery and performance of all and each of the Financing Agreements to which the Issuer is a party and the transactions contemplated thereby;

      (viii) Certified copies of the resolutions of the board of directors of the Issuer approving the Restructuring and each of the Transaction Documents to which the Issuer is or is to be a party and the transactions contemplated thereby, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to each Transaction Document to which the Issuer is or is to be a party.

      (ix) A certificate of the Issuer that the Issuer, and each of its Subsidiaries, (i) are not engaged in, nor, to the best of their knowledge, after due inquiry threatened by, any litigation, arbitration or administrative proceedings, the outcome of which has had or could reasonably be expected to have a Material Adverse Effect; (ii) have not requested a moratorium or suspension of payment of debts from any court; (iii) have not instituted proceedings or taken any form of corporate action to be liquidated, adjudicated bankrupt or insolvent; (iv) have not consented to the institution of bankruptcy or insolvency proceedings against it; (v) have not filed a petition or answer or consent seeking reorganization or relief under any Applicable Law or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of them or of any substantial part of their respective property; (vi) have not made a general assignment for the benefit of their respective creditors; and the Issuer has certified to the Agent that there shall not (y) be in effect any statute, regulation, order, decree or judgment of any Authority that makes illegal or enjoins or prevents the consummation of the transactions contemplated by this Agreement or any other Transaction Document or (z) have been commenced or, to the best knowledge of the Issuer, threatened any action or proceeding that seeks to prevent or enjoin any transactions contemplated by this Agreement or any other Transaction Document;

      (x) A certificate of the Issuer that no Event of Default and no Potential Event of Default shall have occurred and be continuing except for those that may occur if the restructuring contemplated herein, or in any other Transaction Document, does not become effective in accordance with the terms and conditions set forth in the respective Transaction Documents;

      (xi) Certified copies of all licenses, authorizations and approvals of, and notices to and filings and registrations with, any Authority (including exchange control approvals) or any third party required in connection with the execution, delivery and performance of each of the Financing Agreements;

      (xii) A favorable written opinion (addressed to the Agent and the Holders and dated the Effective Date) of White & Case LLP, special New York counsel for the Issuer, in form and substance reasonably satisfactory to the Documentation Agent;

      (xiii) A favorable written opinion (addressed to the Agent and the Holders and dated the Effective Date) of Estudio Beccar Varela, special Argentine counsel to the Issuer, in form and substance reasonably satisfactory to the Documentation Agent;

      (xiv) A favorable written opinion (addressed to the Holders and dated the Effective Date) of Marval, O'Farrell & Mairal, special Argentine counsel to the Holders, in form and substance reasonably satisfactory to the Documentation Agent;

      (xv) A favorable written opinion (addressed to the Holders and dated the Effective Date) of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Holders, in form and substance reasonably satisfactory to the Documentation Agent;

      (xvi) A Certificate of Incumbency and Authority, substantially in the form of Exhibit G hereto;

      (xvii) A copy of the authorization to the Auditors referred to in Section 6.1(d); and

      (xviii) Any other Transaction Documents specified by the Agent prior to the Effective Date.

      (b) Representations and Warranties. On and as of the Effective Date, the Issuer shall have certified to the Agent and the Holders that the representations and warranties made in Article IV are true and correct.

      (c) Insurance. The Issuer shall have insured its assets and business operations in accordance with Section 6.1(m).

      (d) Notes. The Agent (or its counsel) shall have received the Notes issued pursuant to Section 2.14 payable to each of the Holders, executed by a Responsible Officer of the Issuer with his/her signature and in the case of each Note held in the Country, notarized by an Argentine public notary.

      (e) Payment of Accrued Interest. The Issuer shall have paid to the Agent Account, for the benefit of each Holder, an amount equal to the Effective Date Interest Amount of such Holder, in the amount for each Holder as set forth on
Schedule 5.1(b)(ii).

      (f) Consummation of Equity Participation Tender Offer. Subject to the proration and reallocation procedure set forth in Schedule 2.1 or any other provision hereof, each Holder shall have received Preferred Shares in the amount set forth opposite such Holder's name on the Allocation Notice (which amount shall be equal to one thousand four hundred and ninety (1,490) Preferred Shares (or Preferred Shares and cash, if any) in exchange for each one thousand Dollars ($1,000) of the Adjusted Principal Amount of Existing Bank Debt of such Holder exchanged in the Equity Participation Tender Offer for which such Holder did not receive Medium-Term Dollar Notes).

      (g) Consummation of BODEN Tender Offer. Subject to the proration and reallocation procedure set forth in Schedule 2.1 or any other provision hereof, each Holder shall have received the BODEN Tender Offer Exchange Amount set forth opposite such Holder's name on the Allocation Notice (which amount shall be equal to eighty-two percent (82%) of the amount of the Adjusted Principal Amount of Existing Bank Debt of such Holder exchanged in the BODEN Tender Offer).

      (h) Consummation of Cash Tender Offer. Subject to the proration and reallocation procedure set forth in Schedule 2.1 or any other provision hereof, each Holder shall have received the Cash Tender Offer Payment Amount set forth opposite such Holder's name on the Allocation Notice (which amount shall be equal to fifty point sixty-five percent (50.65%) of the amount of the Adjusted Principal Amount of Existing Bank Debt of such Holder exchanged in the Cash Tender Offer).

      (i) Consummation of Bank Debt Restructuring. The Agent shall have received, in form and substance satisfactory to the Agent, (i) a certificate of a Responsible Officer of the Issuer certifying that (x) holders of at least ninety-five percent (95%) of the aggregate principal amount of the Existing Bank Debt and the Existing Bonds shall have agreed to restructure such obligations pursuant to the Transaction Documents and (y) all conditions to effectiveness under the Restructured IFC Loan Agreements, the Restructured IIC Loan Agreements, the Restructured CCC Loan Agreement and the New Trade Debt Agreement shall have been fulfilled or waived in accordance with the terms thereof (other than any condition set forth therein which is conditioned upon the effectiveness of this Agreement), and (ii) written confirmation from (A) the Issuer under the Restructured IFC Loan Agreements confirming the effective date of each of the Restructured IFC Loan Agreements; (B) the Issuer under the Restructured IIC Loan Agreements confirming the effective date of each of the Restructured IIC Loan Agreements; (C) the Issuer under the Restructured CCC Loan Agreement confirming the effective date thereunder; and (D) the Issuer under the New Trade Debt Agreement confirming the effective date thereunder.

      (j) Consummation of Bond Exchange Offer. The Agent has received a certificate of the Issuer certifying that the exchange contemplated in the Bond Exchange Offer has been completed.

      (k) Fees. The Issuer shall have paid all accrued expenses of the Agent, the Documentation Agent and the Holders (including accrued fees and expenses of counsel thereto, which invoices may include an estimate of fees and expenses) for which detailed invoices have been received at least one (1) Business Day prior to the Effective Date.

      (l) Expenses of Steering Committee Members. The Issuer shall have paid the expenses of each of the members of the Steering Committee accrued or to accrue through and including the Effective Date (to the extent invoiced, which invoices may include an estimate of expenses) (the "Steering Committee" being the ad hoc Steering Committee comprised of IFC, IIC, Bank One, N.A., Barclays Bank PLC, Bayerische Hypo- und Vereinsbank AG, JPMorgan Chase Bank, and the CCC).

      (m) Appointment of Process Agent. The Agent shall have received, in form and substance satisfactory to the Agent evidence that (i) a Process Agent has been appointed to act as the Issuer's agent for service of process and (ii) such Process Agent has accepted such appointment in substantially the form of Exhibit H hereto.

      (n) Luxembourg Stock Exchange. The Agent has received a copy of the acceptance by the Luxembourg Stock Exchange of the Global Medium-Term Note Program.

      (o) Agent Certificate. The Agent shall have received a certificate of a Responsible Officer of the Issuer certifying that the conditions set forth above in clauses (c), (f), (g), (h) and (l) have been met.

      (p) Agent Notification. The Agent has notified the Issuer that the above conditions of effectiveness have been satisfied and of the Effective Date hereunder.

      For the avoidance of doubt, notwithstanding the foregoing, the obligations of the Holders hereunder shall not become effective unless each of the foregoing conditions specified in this Section 5.1 shall have been satisfied or waived and, in the event such conditions shall not have been so satisfied or waived,
(x) the Holders' agreement to consummate the exchange of Existing Bank Debt for Restructured Dollar Notes hereunder shall terminate and (y) the original terms and conditions applicable to the Existing Bank Debt shall continue in full force and effect in their entirety, in all cases as if this Agreement and all other documents and agreements in connection herewith or in relation hereto had never been entered into by the parties hereto; provided, however, that (A) any payments made by the Issuer as a consequence of, in relation to, or in connection with, this Agreement shall survive such circumstance and shall be deemed irrevocably made and effective for the purposes for which such payments have been made under this Agreement; and (B) all other acts carried out by the Issuer as a consequence of, in relation to, in connection with or by virtue of, this Agreement shall continue to be governed by the provisions hereof, if and when applicable.

                                   ARTICLE VI

                             Covenants of the Issuer

      Section 6.1. Affirmative Covenants. Until all principal of and interest on the Restructured Dollar Notes, and all other amounts owing hereunder and under the other Financing Agreements have been paid in full, the Issuer covenants and agrees with the Holders and the Agent that:

      (a) Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest and any Additional Amounts in accordance with the terms of the Financing Agreements.

      (b) Conduct of Business and Maintenance of Existence and Approvals. The Issuer shall, and shall cause each of its Significant Subsidiaries to, (i) take all necessary steps to maintain in effect its corporate existence (including but not limited to, with respect to the Issuer, the authorization from the Central Bank to engage in the business of banking) and all registrations necessary therefor, (ii) take all reasonable actions to maintain all rights, licenses, permits, privileges, titles to Property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations, (iii) keep all its Property in good working order or condition, and (iv) take all necessary steps to obtain and maintain in full force and effect all governmental or other regulatory approvals and consents (including the approval of the Argentine Comision Nacional de Valores) so that it may lawfully comply with its obligations under the Financing Agreements, and in such connection, the Issuer shall at all times comply with any Applicable Laws and ensure that all necessary action is taken so that it may lawfully comply with its obligations under the Financing Agreements; provided, however, that this covenant shall not prohibit any transaction by the Issuer or any of its Significant Subsidiaries otherwise permitted under Section 6.4(b) and this covenant shall not require the Issuer to maintain any such right, privilege, title to Property or franchise or to preserve the corporate existence of any Significant Subsidiary, if the board of directors of the Issuer shall reasonably determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the holders of the Restructured Debt.

      (c) Maintenance of Books and Records. The Issuer shall, and shall cause its Subsidiaries to, maintain books, accounts and records in accordance with the Accounting Principles applicable to each such Person.

      (d) Authorizations. The Issuer shall: (i) authorize, substantially in the form of Exhibit I hereto, the Auditors (whose fees and expenses shall be for the account of the Issuer) to communicate directly with the Agent from time to time, upon reasonable notice by the Agent (acting at the written direction of the Required Holders), regarding the Issuer's and its Subsidiaries' accounts and operations and furnish to the Agent a copy of such authorization; (ii) during normal business hours, and upon reasonable notice (acting at the written direction of the Required Holders), permit representatives of the Agent to visit any of the premises where the business of the Issuer is conducted and to have reasonable access to its books of account and records and to discuss the Issuer's affairs, finances and accounts with its officers and directors and the Auditors; and (iii) if Price Waterhouse & Co. ceases to be the auditors of the Issuer for any reason, appoint and maintain as the auditors of the Issuer another firm of "Big Four" internationally recognized independent public accountants and, within thirty (30) days after such appointment, deliver to the Agent a copy of an authorization to such firm substantially in the form of
Exhibit I.

      (e) Authorizations for Payments from Central Bank. The Issuer shall use its reasonable best efforts to obtain any Authorization or approval from the Central Bank, if and when necessary, for purposes of making any payment in Dollars from funds of the Issuer in the Country in respect of the Financing Agreements (including any exchange control approvals); provided, however, that such undertaking of the Issuer in this paragraph shall be without prejudice to its obligation to pay on a timely basis all and any amounts falling due under the Financing Agreements.

      (f) Pari Passu Ranking. The Issuer shall ensure that at all times the obligations of the Issuer under the Financing Agreements (other than with respect to the Subordinated Debt) constitute the direct and unconditional obligations of the Issuer ranking in priority of payment at least pari passu (except for such exceptions as are or may hereafter be provided by Applicable
Law) with all other unsecured and unsubordinated Debt of the Issuer.

      (g) Governance. The Issuer: (i) from and after the six-month anniversary of the Effective Date, shall cause the audit committee (which shall be at all times sufficiently and broadly empowered to perform internal audits and to review compensation of directors and senior management of the Issuer as well as transactions with Affiliates) of its board of directors to have at least three
(3) members, a majority of which shall be "Independent Directors" (as such term is defined in NASDAQ Stock Market Inc. Rule 4200(a)(15) and NASDAQ Stock Market Inc. Rule 4350(d)(2)(A)); (ii) shall comply with Section 402 of the SOX Act (as if the SOX Act were applicable to the Issuer as a foreign private issuer) and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board thereunder; (iii) shall comply with the internal control report requirements under Section 404(a) of the SOX Act (as if the SOX Act were applicable to the Issuer as a foreign private issuer) and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board thereunder; and (iv) shall implement a code of ethics as defined in Section 406(c) of the SOX Act, which code of ethics shall be applicable to its chief executive and senior financial officers or persons performing similar functions.

      (h) Compliance with Laws and Other Agreements. The Issuer shall, and shall cause each of its Subsidiaries to, comply with all Applicable Laws and all covenants and other obligations contained in any agreement to which the Issuer or any such Subsidiary is a party, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Issuer (a) shall comply with the Plan and its "matching" regime relating to the restructuring of its liabilities with the Central Bank pursuant to Decree No. 739/03 and Decree No. 1262/03 (as accepted by the Central Bank in a letter to the Issuer dated February 3, 2004 and by the Unidad de Reestructuracion del Sistema Financiero under Resolution No. 1/2003) and (b) shall not cause or permit the Plan and such "matching" regime to be amended in a way that would be materially adverse to the Issuer.

      (i) Further Assurances. The Issuer shall, at its own cost and expense, execute and deliver (or cause to be executed, acknowledged and delivered) to the Agent all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required by the Agent or at the written direction of the Required Holders, to enable the Agent to exercise and enforce its rights under the Financing Agreements and to carry out the intent of the Financing Agreements or otherwise to enable the Issuer to comply with its obligations under the Financing Agreements or for the purpose of obtaining or preserving the full benefits of this Agreement or any other Financing Agreement and of the rights, powers and remedies herein and therein granted.

      (j) Maintenance of Office or Agency. The Issuer shall maintain each office or agency required under the Transaction Documents. The Issuer shall give prompt written notice to the Agent of any change in the location of any such office or agency.

      (k) Payment of Taxes and Other Claim. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material Taxes levied or imposed upon the Issuer or any Subsidiary of the Issuer or for which it or any of them are otherwise liable, or upon the income, profits or Property of the Issuer or any Subsidiary of the Issuer and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the Property of the Issuer or any Subsidiary of the Issuer;

provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such Tax if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with the Accounting Principles.

      (l) Due Diligence. The Issuer shall conduct its business with due diligence and efficiency and in accordance with sound financial and business practices.

      (m) Maintenance of Insurance. The Issuer shall (and shall cause each of its Subsidiaries to) insure and keep insured at all times all of their Properties and business operations which are of an insurable nature insured against loss or damage with insurers reasonably believed by the Issuer to be responsible to the extent that Property and business operations of similar characteristics are usually insured against in the same general area by financial entities of established repute engaged in the same or a similar business.

      Section 6.2. Reporting Covenants. Until all principal of and interest on the Restructured Dollar Notes, and all other amounts owing hereunder and under the other Financing Agreements have been paid in full, the Issuer covenants and agrees with the Holders that the Issuer shall furnish or cause to be furnished to the Agent:

      (a) as soon as available but in any event not later than one hundred twenty (120) days after the close of each Fiscal Year in the case of the documents referred to in (i), (iii), (iv), (vii), (viii) and (ix) below, and within one hundred eighty (180) days after the close of each Fiscal Year in the case of the documents referred to in clauses (ii), (v) and (vi) below: (i) a complete copy of its annual report in the English language (an "Annual Report", which shall include a consolidated balance sheet, consolidated statement of income, consolidated statement of changes in stockholders' equity and consolidated statement of cash flows for such Fiscal Year and will be audited and accompanied by a report thereon of the Auditors), (ii) a certificate from the Auditors containing a reconciliation to U.S. generally accepted accounting principles of net income and shareholders' equity, (iii) a management letter from the Auditors to the Issuer or to its management commenting on, among other things, the adequacy of the Issuer's financial control procedures and accounting systems and management information system, together with copies of any other communication sent by the Auditors in relation to such procedures and systems;
(iv) a certificate from the Auditors certifying that, based on its Annual Report, the Issuer was in compliance with the covenants contained in Section 6.3 as of the end of the relevant Fiscal Year (and including calculations thereof) or, as the case may be, detailing any non-compliance; (v) a certificate from the Issuer, certifying that it was in compliance with Section 402 of the SOX Act (as if the SOX Act were applicable to the Issuer as a foreign private issuer), and setting forth all outstanding loans and other obligations between the Issuer and Grupo Galicia, Escasany, Ayerza and Braun Family Members or any Person holding five percent (5%) or more of the Issuer's Capital Stock, or between the Issuer and any of its Subsidiaries or Affiliates, (vi) commencing with the Fiscal Year ended December 31, 2005, an internal control report by the Issuer containing the information that would be required under Section 404(a) of the SOX Act (as if the SOX Act were applicable to the Issuer as a foreign private issuer) and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board thereunder, together with an attestation from the Auditors with respect to such reporting as would be required by

Section 404(b) of the SOX Act (as if the SOX Act were applicable to the Issuer as a foreign private issuer) and the rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board thereunder; (vii) a certificate from the Issuer certifying compliance with the corporate governance covenants contained in Section 6.1(g), (viii) a certificate from the Issuer setting forth the organizational structure of the Issuer, listing the percentages of Capital Stock and Voting Stock of the Issuer held by Grupo Galicia and certifying that no Change of Control has occurred in the relevant Fiscal Year and (ix) a certificate from the Issuer setting forth all claims, contingencies or commitments (broken down into cash and non-cash items) of the Issuer against its controlling shareholders or any of the Issuer's Subsidiaries or Affiliates;

      (b) as soon as available but in any event not later than sixty (60) days after the end of each quarter of each Fiscal Year, (i) a quarterly report of the Issuer in the English language (a "Quarterly Report", which Quarterly Report shall include an unaudited, consolidated balance sheet, consolidated statement of income and consolidated statement of changes in shareholders' equity for such Fiscal Year or quarter of the Issuer and shall be subject to limited review by the Auditors in accordance with the Accounting Principles) and (ii) a certificate from the Auditors certifying the compliance with the covenants contained in Section 6.3 the relevant period or, as the case may be, detailing any non-compliance;

      (c) notice of any Event of Default or Potential Event of Default promptly (and in any event within ten (10) calendar days) of the occurrence of such Event of Default or Potential Event of Default, accompanied by a certificate specifying the nature of such Event of Default or Potential Event of Default, the period of existence thereof and the action that the Issuer has taken or proposes to take with respect thereto;

      (d) promptly by facsimile or telex not less than thirty (30) days before it takes place, notice of any meeting of its shareholders including the agenda of the meeting;

      (e) promptly, copies of all notices, reports and other communications of the Issuer to its shareholders, and the minutes of all shareholders' meetings;

      (f) promptly, such information as the Agent may from time to time reasonably request about the Issuer and its assets;

      (g) promptly, notice of any proposed material change in the business or operations of the Issuer and of any event or condition which has had or might reasonably be expected to have a Material Adverse Effect;

      (h) as soon as the Issuer becomes aware of any litigation or administrative proceedings before any Authority or arbitral body which might reasonably be expected to have a Material Adverse Effect, notice which shall specify the nature of such litigation or proceedings and the steps the Issuer is taking or proposes to take with respect thereto;

      (i) promptly after the sending or filing thereof, copies of all material proxy statements, financial statements and reports and copies of all material regular, periodic and special reports that the Issuer files with the Argentine Comision Nacional de Valores or any Authority that may be substituted therefor, or with any national securities exchange; and

      (j) promptly upon receipt thereof, all amendments, modifications or waivers of any provision of any of the Transaction Documents and, without limiting the foregoing, of any document, instrument or agreement evidencing or documenting Senior Debt of the Issuer.

      Section 6.3. Financial Covenants. (a) Available Capital. The Issuer shall maintain at all times Available Capital that complies with the Capital Adequacy Guidelines.

      (b) Unhedged Open Foreign Exchange Position. The Issuer shall maintain at all times an Unhedged Open Foreign Exchange Position not exceeding a percentage of Available Capital as established by the Central Bank.

      (c) Three Month Maturity Gap. The Issuer shall maintain at all times a Three Month Maturity Gap not exceeding thirty percent (30%) of the outstanding amount of all of the Debt of the Issuer.

      (d) Single Group Exposure Ratio. The Issuer shall maintain at all times a Single Group Exposure Ratio that complies with the levels specified by the Central Bank.

      (e) Open Credit Exposure Ratio. The Issuer shall maintain at all times an Open Credit Exposure Ratio not exceeding twenty-five percent (25%).

      For the avoidance of doubt, the Issuer shall calculate the foregoing ratios on a consolidated basis.

      Section 6.4. Negative Covenants. Until the principal of and interest on the Restructured Dollar Notes, and all other amounts owing hereunder and under the other Financing Agreements, have been paid in full, the Issuer covenants and agrees with the Holders that:

      (a) Permitted Liens. The Issuer shall not, and shall not permit any of its Significant Subsidiaries to, create, incur, assume or suffer to exist any Lien (except a Permitted Lien) on or with respect to any of their respective present or future Properties, unless, prior to or concurrently with the creation, incurrence or assumption of such Lien, the Issuer's obligations under this Agreement are secured equally and ratably thereby.

      (b) Mergers, Consolidations, Sales and Leases. The Issuer shall not and the Issuer shall not permit any Significant Subsidiary to, merge, consolidate or amalgamate with or into (including the transfer to the Issuer of Property and liabilities of other financial entity pursuant to article 35 bis of the Financial Entities Act), or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all of its Properties to, any Person, unless both immediately before and after giving effect to such transaction, (i) no Event of Default and no Potential Event of Default shall have occurred and be continuing; (ii) any Person formed by any such merger, consolidation or amalgamation with the Issuer or the Person which acquires by conveyance, sale, assignment or transfer, or which leases all or substantially all of the Properties of the Issuer substantially as an entirety (such Person may be referred to herein as the "Issuer's Successor Corporation") shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on (including Additional Amounts, if any) all the Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Issuer under the Financing Agreements; (iii) the Issuer's Successor Corporation (except in

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the case of leases), if any, succeeds to and becomes substituted for the Issuer with the same effect as if it had been named in the Notes as the Issuer; (iv) the Issuer has delivered to the Agent an officer's certificate and an opinion of legal counsel, in form and substance satisfactory to the Agent, each stating that such merger, consolidation, amalgamation, conveyance, sale, assignment, transfer, lease or disposition and, if an amendment of or a waiver under the Financing Agreements is required in connection with such transaction, such amendment or waiver complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with; (v) such transaction is not a transaction which would or might reasonably be expected to have a Material Adverse Effect; (vi) to the extent that the value of the transactions is in excess of one percent (1%) of the total consolidated assets of the Issuer and its Subsidiaries taken as a whole: (A) after giving effect to such transaction, the Issuer's Successor Corporation must have a local credit rating with respect to its unsecured, non-credit enhanced Debt that is equal to or higher than the local credit rating of the unsecured, non-credit enhanced Debt of the Issuer immediately prior to such transaction (and, before such transaction is consummated, two (2) of the Rating Agencies shall have informed the Issuer in writing of such credit rating), and (B) the Person into which the Issuer or Significant Subsidiary is merged, consolidated or amalgamated or to which such assets are conveyed, sold, assigned, transferred, leased or disposed (the "Merging Entity") (1) must be a financial institution; and (2) must be organized under the laws of, and have its headquarters in, a country that is a member of the Organisation for Economic Co-operation and Development (OECD), Brazil, Chile or the Country, (vii) in an event of a merger, consolidation or amalgamation, the Issuer's Successor Corporation shall be in compliance with the covenants in Section 6.3 immediately after giving effect to such merger, consolidation or amalgamation in accordance with pro forma financial statements; provided that in the event any transaction provided for in this Section 6.4(b) would trigger a Change of Control, then the Merging Entity and the Issuer, as applicable, shall comply with the requirements of the proviso to Section 7.2(o).

      (c) Restricted Payments. (i) The Issuer shall not, and shall not permit any Significant Subsidiary to, directly or indirectly, take any of the following actions (each a "Restricted Payment"):

            (i) declare or pay any dividends or make any distributions in respect of shares of Capital Stock, other than dividends or distributions payable exclusively in Capital Stock to holders of such Capital Stock (provided that this clause (i) will not apply to dividends made to the Issuer by any consolidated Subsidiary so long as dividends are paid on a pro rata basis based on ownership of Capital Stock); or

            (ii) purchase, redeem or otherwise acquire any Capital Stock of the Issuer or, unless done on a pro rata basis, any Capital Stock of any Subsidiary of the Issuer; provided, however, beginning the earlier of (1) January 2, 2010 if the installments of principal required to be paid on January 1, 2010, pursuant to Sections 2.9 through 2.12 have been paid in full or (2) upon prepayment of at least twenty percent (20%) of the original principal amount of the Restructured Dollar Long-Term Loans, the Issuer can repurchase, redeem or other otherwise acquire its Capital Stock, or any Capital Stock of its Subsidiaries, as the case may be, upon the exercise of

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

                  stock options if (x) such Capital Stock represents a portion of the exercise price under the terms of agreements, including employment agreements, or plans approved by the board of directors of the Issuer and (y) such repurchases, redemptions or other acquisitions do not in the aggregate exceed two million five hundred thousand Dollars ($2,500,000) (or the Dollar Equivalent in any other currency) for the period from and including January 1, 2010 through the end of the Fiscal Year ended December 31, 2012 and five million Dollars ($5,000,000) (or the Dollar Equivalent in any other currency) in any Fiscal Year thereafter.

      (ii) Notwithstanding the foregoing subsection (i) of this Section, the Issuer may, and may permit any Significant Subsidiary to, directly or indirectly, make a Restricted Payment in the event that:

            (i) no Event of Default or Potential Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such Restricted Payment;

            (ii) the aggregate principal amount of outstanding Senior Debt is equal to or less than fifty percent (50%) of the aggregate principal amount of the Senior Debt originally issued; and

            (iii) for each one Dollar ($1) paid on account of such Restricted
                  Payment, the Issuer shall repay two Dollars ($2) of the principal of the Long-Term Debt in inverse order of maturity.

      (d) Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist, directly or indirectly, any Affiliate Transaction, other than Affiliate Transactions entered into by the Issuer or any of its Subsidiaries (i) on an arm's length basis, (ii) in the ordinary course of business, (iii) with respect to any Affiliate Transaction with a value in excess of five million Dollars ($5,000,000) (or the Dollar Equivalent in any other currency), as to which two "Independent Directors" (as such term is defined in NASDAQ Stock Market Inc. Rule 4200(a)(15)) of the Issuer have certified, in a certificate provided to the Agent, to the effect that all such Affiliate Transactions entered into by the Issuer or any such Subsidiary in any Fiscal Year, as the case may be, were on an arm's-length basis and in the ordinary course of business, and setting out details of with whom Affiliate Transactions had been entered into during such Fiscal Year, and (iv) the amount of which, taken together with all other Affiliate Transactions then outstanding, does not exceed ten percent (10%) of the Issuer's Available Capital then outstanding; provided, that transactions between the Issuer and any of its majority-owned consolidated Subsidiaries shall not be subject to the restrictions set forth herein. Without limiting the foregoing, the Issuer shall not make any loan to (or otherwise enter into any transaction contemplated by the definition of Debt with) any director (executive or non-executive) of the Issuer, any direct or indirect holder of more than five percent (5%) of any class of stock of the Issuer, or any other Person included in the management of the Issuer, unless, in each case, (x) the board of directors of the Issuer specifically has approved such loan or other transaction and (y) the audit committee of the Issuer has been notified of the same.

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

      (e) Limitation on Asset Dispositions. The Issuer shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, Transfer any of its Property except on an arm's-length basis (other than any transfer to Galicia Uruguay excluded by clause (ii) of the proviso at the end of the definition of "Debt"), provided that to the extent that any Transfer is for proceeds in excess of ten million Dollars ($10,000,000) or the asset subject to such Transfer has a fair market value in excess of ten million Dollars ($10,000,000), then prior to such Transfer the Issuer shall provide to the Agent an opinion as to the substantial fairness of the economic terms and conditions (including as to price) of such Transfer from an independent, internationally recognized, reputable investment bank or accounting firm. The Issuer shall, and shall cause the relevant Significant Subsidiary to, to the extent applicable, apply any Net Cash Proceeds received from any such Transfer as required pursuant to Section 3.2.

      (f) Fundamental Changes. The Issuer shall not:

      (i) change its organizational documents (including its Charter) in any manner which would be inconsistent with the provisions of this Agreement;

      (ii)  change its Fiscal Year; or

      (iii) change the nature of its present business or operations.

      (g) Prepayment of Other Debt. The Issuer shall not and shall not permit any of its Significant Subsidiaries to, directly or indirectly, take any of the following actions: prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, unless the Issuer shall make, within five (5) days thereafter, a prepayment or redemption of the Long-Term Dollar Notes and the other Long-Term Debt on a pro rata and pari passu basis; provided that the following shall be permitted: (i) regularly scheduled or required repayments or redemptions of such Debt, (ii) mandatory prepayments or redemptions under Section 3.2, (iii) repayments of Surviving Debt with instruments with terms and conditions substantially similar to the Notes, (iv) with respect to any Subordinated Debt of the Issuer, capitalization of such Subordinated Debt into equity of the Issuer, and (v) any mandatory prepayment or repayment of Debt owed to the Central Bank pursuant to the "matching" regime as a result of the amortization or repayment profile of the assets relevant to such regime pursuant to Decree 1262/03.

      (h) Accounting Changes. The Issuer shall not, and shall not permit any of its Subsidiaries to, make or permit any change in accounting policies or reporting practices, except as required or permitted by the Accounting Principles.

      (i) Amendment, Etc., of Other Transaction Documents. The Issuer shall not cancel or terminate any agreement, instrument or document evidencing Debt in excess of ten million Dollars ($10,000,000) or consent to or accept any cancellation or termination thereof, or agree to or consent to or accept in any manner any other amendment, modification, waiver or change of any term or condition of any such agreement, instrument or document or take any other action that would (i) shorten the maturity or increase the amount of any payment of principal thereof, (ii) increase the interest rate or shorten the date for payment of interest thereon or (iii) result in any covenants or events of default thereunder being more restrictive in any material respect to

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

the Issuer than the covenants and Events of Default hereunder, except for any such cancellation, termination, amendment, modification, waiver or change that is made to Debt having an original maturity of one (1) year or less. For avoidance of doubt, but only to the extent specified in clause (ii) of the proviso at the end of the definition of Debt, certain obligations with respect to Galicia Uruguay are excluded from the definition of Debt.

      (j) Prohibited Payments. The Issuer shall not make, authorize or allow, and shall not permit any Subsidiary, Affiliate, or other Person acting on behalf of the Issuer or any such Subsidiary or Affiliate to make, authorize or allow, any: offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, that unlawfully under Applicable Laws is used or is intended to be used with the purpose of influencing any act or decision or omission of any Authority or employee or official thereof. In addition, the Issuer agrees that if the Agent (pursuant to written notice of the Required Holders) notifies the Issuer of the Agent's concern as to a possible violation of this Section, the Issuer shall cooperate in good faith with the Agent and with the Agent's representatives to determine whether said violation has occurred or not. The Issuer shall respond in reasonable detail to any notification from the Agent, and shall provide at the Agent's request, any documentation in support of that response.

      (k) Capital Expenditures; Investments. The Issuer shall not, and shall not permit any Significant Subsidiary to, make Capital Expenditures and/or Investments in excess, in the aggregate, of (i) twenty million Dollars ($20,000,000) (or the Dollar Equivalent in any other currency) for the period from and including the Effective Date through the end of the Fiscal Year ended December 31, 2004; (ii) twenty-five million Dollars ($25,000,000) (or the Dollar Equivalent in any other currency) for the Fiscal Year ended December 31, 2005; and (iii) thirty million Dollars ($30,000,000) (or the Dollar Equivalent in any other currency) during any Fiscal Year thereafter; provided that, notwithstanding the foregoing, the Issuer also may make Capital Expenditures during the term of this Agreement in connection with the construction of the Headquarter Office set forth in Part A of Schedule V up to an aggregate amount of twenty-five million Dollars ($25,000,000) (or the Dollar Equivalent in any other currency).

      (l) Compensation of Directors, Etc. The Issuer shall not, and shall not permit any Significant Subsidiary to:

      (i) pay fees to the members of its board of directors during any Fiscal Year, or enter into agreements or any other kind of transactions pursuant to which the Issuer shall (or shall be obligated to) pay fees, salaries, retainers or any other kind of compensation to the members of its board of directors during any Fiscal Year, if the aggregate amount of fees, salaries, retainers or other compensation covered by this clause (i) during such Fiscal Year would exceed one million five hundred thousand Dollars ($1,500,000) (or the Dollar Equivalent in any other currency); provided that the Issuer shall be permitted to make additional payments to members of the board who hold executive positions of the Issuer in renumeration for their executive functions in accordance with clause (ii) below; or

      (ii) make any payment to its Management in excess of Market Compensation. For this purpose: "Management" means full-time employees, full-time officers or members of the board of the Issuer who hold executive positions of the Issuer;

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

            and "Market Compensation" means compensation that is within the normal range of compensation for bank executives in the Country.

      (m) Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Restructured Dollar Notes or the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Financing Agreements. The Issuer hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                Events of Default

      Section 7.1. Acceleration after Default. Subject to Section 7.2, if any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), the Agent shall, at the request, or may with the consent of, the Required Holders, by written notice to the Issuer, require the Issuer to repay the Restructured Dollar Notes or such part of the Restructured Dollar Notes as is specified in that notice. On receipt of any such notice, the Issuer shall immediately repay the Restructured Dollar Notes (or that part of the Restructured Dollar Notes specified in that notice) and pay all interest accrued on it and any other amounts then payable under this Agreement. The Issuer hereby waives any right it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

      Section 7.2. Events of Default. As long as any of the Notes remain outstanding, if any of the following events (each, an "Event of Default") shall occur and be continuing:

      (a) default by the Issuer in the payment of any principal due on any Senior Dollar Note and such default continues for a period of five (5) Business Days; or

      (b) default by the Issuer in the payment of any interest or any Additional Amounts due on any Senior Dollar Note and such default continues for a period of ten (10) calendar days; or

      (c) the Issuer shall fail to duly perform or observe any other covenant or obligation under the Financing Agreements; provided that if such failure may be cured, then such failure shall continue for a period of thirty (30) days after the earlier of (i) the Issuer becoming aware of such failure and (ii) written notice as to such failure is received by the Issuer from the Agent or any holder of the Notes; or

      (d) (i) the Issuer or any of its Significant Subsidiaries shall fail to pay individually or in the aggregate an amount greater than two million Dollars ($2,000,000) (or the Dollar Equivalent in any other currency) of any principal of, premium or interest on or any other amount payable in respect of any Debt of the Issuer or such Significant Subsidiary (as the case

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

may be) that is outstanding (for the purposes of this subsection, "Material Indebtedness"), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any event or condition which may result in the acceleration of the maturity of any Material Indebtedness or enables (or with notice, the lapse of time or both, would enable) the holder of such Material Indebtedness to accelerate the maturity thereof occurs; or (iii) any such Material Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity (or scheduled date of redemption) thereof; or

      (e) it becomes unlawful for the Issuer to perform any of its material obligations under the Financing Agreements, any other Restructured Debt, or any of its obligations thereunder ceases to be valid, binding or enforceable; or

      (f) any of the Financing Agreements for any reason ceases to be in full force and effect in accordance with its terms (except in accordance with the termination provisions thereof) or the binding effect or enforceability thereof shall be contested by the Issuer, or the Issuer shall deny that it has any further liability or obligation thereunder or in respect thereof; or

      (g) (i) a court having jurisdiction enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (B) appointment of an administrator, receiver, trustee, or intervener for the Issuer or any Significant Subsidiary for all or substantially all of the Property of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days other than the controllers ("veedores") appointed for the Issuer by the Central Bank under Section 34 of the Financial Entities Act pursuant to the Plan (or the intervener appointed for Galicia Uruguay by the Uruguayan Central Bank) or (ii) the Central Bank (A) initiates a proceeding under Article 34 of the Financial Entities Act requesting the Issuer or any Significant Subsidiary to submit a plan under such Article (excluding the Issuer's current situation in relation with the Plan submitted under such
Section 34 of the Financial Entities Act) or (B) orders a temporary, total or partial suspension of the activities of the Issuer pursuant to Article 49 of the charter of the Central Bank; or

      (h) the Issuer or any Significant Subsidiary is declared in bankruptcy by a firm, non-appealable decision dictated by a court of competent jurisdiction under Argentine Law N(degree) 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law or hereinafter in effect; or

      (i) the Issuer or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; provided that the institution or consummation of an APE in connection with the restructuring of the Issuer's foreign debt shall not be an Event of Default, (ii) consents to the appointment of or taking possession by an administrator, receiver, trustee, or intervener for itself or any Significant Subsidiary or for all or substantially all of the Property of the Issuer or any Significant

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

Subsidiary, other than the controllers ("veedores") appointed for the Issuer by the Central Bank under Section 34 of the Financial Entities Act pursuant to the Plan (or the intervener appointed in Galicia Uruguay by the Uruguayan Central
Bank) or (iii) effects any general assignment for the benefit of creditors under the restructuring process contemplated under Section 35 bis of the Financial Entities Act; or

      (j) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in subparagraphs (g), (h) or (i) above; or

      (k) (i) an attachment, execution, seizure before judgment or other legal process shall be levied or enforced upon any part of the Property of the Issuer or any Significant Subsidiary (A) the loss of which Property could reasonably be expected to result in a Material Adverse Effect, or (B) the amount sought pursuant to the underlying legal claim related to such attachment, execution, seizure before judgment or other legal process, if required to be paid by the Issuer could reasonably be expected to result in a Material Adverse Effect, and
(ii) such attachment, execution, seizure before judgment or other legal process is not within one hundred and eighty (180) days (A) discharged or (B) contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; or

      (l) a moratorium is agreed or declared in respect of any Debt of the Issuer or of any Significant Subsidiary or any restriction or requirement, in each case, not in effect on the date hereof is imposed, whether by legislative enactment, decree, regulation, order or otherwise, which limits the availability or the transfer of foreign exchange by the Issuer or such Significant Subsidiary for the purpose of performing any material obligation under any agreement evidencing or documenting Debt to which the Issuer or such Significant Subsidiary is a party; or

      (m) (i) any Authority having jurisdiction over the Issuer or any Significant Subsidiary of the Issuer or any of their respective Property shall condemn, nationalize, seize, compulsorily purchase or otherwise expropriate all or any substantial part of the Property of the Issuer or any Significant Subsidiary or the share capital of the Issuer or any Significant Subsidiary, or shall have assumed custody or control of such Property or other assets or of the business or operations of the Issuer or any Significant Subsidiary or of the share capital of the Issuer or any Significant Subsidiary, or shall have taken any action for the winding up or dissolution or disestablishment of the Issuer or any Significant Subsidiary or any action that would prevent the Issuer or any Significant Subsidiary or any of their respective officers from carrying on any of their respective businesses or operations or a substantial part thereof for a period of longer than thirty (30) days and the result of any such action shall materially prejudice the ability of the Issuer to perform its obligations under the Financing Agreements or, in the case of the Issuer or any Significant Subsidiary, under any other agreements evidencing or documenting Debt of the Issuer or of any Significant Subsidiary or (ii) any Authority having jurisdiction over the Issuer or any of its Property condemns, nationalizes, seizes, compulsorily purchases or expropriates five percent (5%) or more of the assets of the Issuer and its Subsidiaries considered as one enterprise; or

      (n) any governmental or other consent, license, approval (including any foreign exchange approval) or authorization which is necessary under any Applicable Law for the execution, delivery or performance of any agreement, document or instrument evidencing documenting Debt issued in connection with the restructuring of the Issuer's Debt or to make any such agreement legal, valid, enforceable or shall be withdrawn or shall cease to be in full force and effect or shall be modified in a manner unacceptable to the Required Holders; or

      (o) a Change of Control shall occur, provided, however, a Change of Control shall not constitute an Event of Default if:

      (i) the unsecured, non-credit enhanced Debt of the acquiror of ownership or Control has an international credit rating (Foreign Currency (Dollars)) of at least "investment grade" by two (2) of the Rating Agencies;

      (ii) the unsecured, non-credit enhanced Debt of the acquiror of ownership or Control has an equal to or higher international credit rating (Foreign Currency (Dollars)) than the Issuer immediately prior to the Change of Control, as determined by two (2) of the Rating Agencies;

      (iii) the Issuer has received letters from two (2) of the Rating Agencies prior to the Change of Control stating that the international credit rating (Foreign Currency (Dollars)) of the Issuer after the Change of Control will be higher than immediately prior to the Change of Control;

      (iv) the acquiror of ownership or Control is either (x) organized under the laws of, and has its headquarters in, a country that is a member of the Organisation for Economic Co-operation and Development ("OECD"), Brazil or Chile or (y) Controlled by a company organized under the laws of, and has its headquarters in, a country that is a member of the OECD, Brazil or Chile; and

      (v)   the acquiror of ownership or Control is a financial institution; or

      (p) any material representation or warranty confirmed or made by the Issuer in any Financing Agreement or in connection with the execution and delivery of any Financing Agreement (including any certificate, financial statement or other document delivered to the Agent) is untrue or incorrect in a material respect; or

      (q) Grupo Galicia shall fail to duly perform or observe any covenant or obligation under the Grupo Galicia Agreement, the Purchase Agreement, the Registration Rights Agreement or the Subscription Agreement; provided that if such failure may be cured, then such failure shall continue for a period of thirty (30) days after the earlier of (i) Grupo Galicia becoming aware of such failure and (ii) written notice as to such failure is received by Grupo Galicia from the Agent; or

      (r) any material representation or warranty confirmed or made by Grupo Galicia in the Grupo Galicia Agreement, the Purchase Agreement, the Registration Rights Agreement or the Subscription Agreement is untrue or incorrect in a material respect;

then, except as otherwise provided in the next succeeding paragraph in respect of the Subordinated Dollar Notes, (a) as soon as practicable after a Responsible Officer of the Agent obtains (i) written notice thereof from a Responsible Officer of a Holder or the Issuer or (ii)

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

actual knowledge thereof in its capacity as an Agent hereunder, the Agent shall give written notice thereof to the Long-Term Dollar Holders and Medium-Term Dollar Holders and (1) (other than with respect to an Event of Default of the type described in subsections (g) through (i) above) the Majority Long-Term Dollar Holders and the Majority Medium-Term Dollar Holders may by written notice to the Issuer and to the Agent, declare the principal amount of such Restructured Dollar Notes and the interest accrued with respect to each relevant Tranche and all other amounts (including Additional Amounts) payable to be due and payable immediately, or (2) if an Event of Default of the type described in subsections (g) through (i) above shall occur, the principal of (and Additional Amounts, if any) and any accrued interest on all outstanding Long-Term Dollar Notes and Medium-Term Dollar Notes shall become immediately due and payable without the need of any notice to the Issuer or the Agent, as the case may be; provided, however, that after any such acceleration of (x) Long-Term Dollar Notes, the Majority Long-Term Dollar Holders may rescind and annul such acceleration with respect to the Long-Term Dollar Notes if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Financing Agreements and (y) and Medium-Term Dollar Notes, the Majority Medium-Term Dollar Holders may rescind and annul such acceleration with respect to the Medium-Term Dollar Notes if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Financing Agreements.

      For Argentine regulatory purposes as set forth in Central Bank Comunicacion "A" 2970, Holders holding Subordinated Dollar Notes shall have no right to accelerate repayment of the Subordinated Dollar Notes except under an Event of Default with respect to the Issuer described under subsection (h) (excluding Significant Subsidiaries) above (such "Event of Default" in respect of the Subordinated Dollar Notes, shall also be a "Subordinated Dollar Note Event of Acceleration") that has occurred and is continuing. In such situation, all Subordinated Dollar Notes shall, without any notice to the Issuer or any other act by any Holder holding any Subordinated Dollar Notes, become immediately due and payable. Holders holding the Subordinated Dollar Notes shall have no right to accelerate repayment of Subordinated Dollar Notes in the case of any Event of Default except in the case of an Event of Default which would constitute a Subordinated Dollar Note Event of Acceleration. Upon any such acceleration, the principal of the Subordinated Dollar Notes so affected and the interest accrued thereon and all other amounts (including, without limitation, Additional Amounts, if any) payable with respect to the Subordinated Dollar Notes so affected shall become and be immediately due and payable once all other nonsubordinated liabilities of the Issuer have been fully paid. Holders of Subordinated Dollar Notes expressly waive any general or special privilege they may have. The distribution of the liquidation proceeds shall be made pro rata among all holders of subordinated debt of the Issuer and the remaining liabilities accepted (verificados) in the bankruptcy proceeding.

      The foregoing provisions shall be without prejudice to the rights of each individual Holder or holder of Notes to initiate an action against the Issuer for the payment of any principal and any interest (and Additional Amounts, if any) past due on any Note, as the case may be.

      No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to all Holders and all holders of Notes upon any default under the Financing Agreements or any other agreement shall impair any such right, power or remedy or be construed

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to be a waiver thereof or an acquiescence therein; nor shall the action of any
Holder or holder of Notes in respect of any such default, or any acquiescence by it therein, affect or impair any right, power or remedy of all Holders and all holders of Notes in respect of any other default. The rights and remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                                  ARTICLE VIII

                      The Agent and the Documentation Agent

      Section 8.1. Authorization and Action. Each of the Holders party hereto hereby appoints and authorizes the Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Financing Agreements as are delegated to the Agent or the Documentation Agent, as the case may be, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Financing Agreements (including, without limitation, enforcement or collection of the Notes), the Agent and the Documentation Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting, including without imitation as set forth in Section 8.5) upon the instructions of the Required Holders, and such instructions shall be binding upon all Holders; provided, however, that neither the Agent nor the Documentation Agent shall be required to take any action that exposes the Agent or the Documentation Agent, as the case may be, to personal liability or that is contrary to this Agreement or applicable law. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Holders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all of the Holders and each subsequent holder of any interest in Notes. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Issuer on account of the failure of or delay in performance or breach by any Holder or the Documentation Agent of any of its obligations hereunder or to any Holder on account of the failure of or delay in performance or breach by any other Holder or the Documentation Agent or the Issuer of any of their respective obligations hereunder or under any other Transaction Document or in connection herewith or therewith, except for any failure, delay or breach of any such Person constituting gross negligence or willful misconduct. The Agent agrees to give to each Holder prompt notice of each notice given to it by the Issuer pursuant to the terms of this Agreement or delivered by the Issuer to the Agent with express instructions for delivery to the Holders.

      Section 8.2. Agents' Reliance, Etc. (a) Neither the Agent or the Documentation Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Agent and the Documentation Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Holder that is the payee of such Note, as assignor, and an assignee, as provided in Section 9.4;
(ii) may consult with legal counsel (including, without limitation, counsel for the Issuer), independent public accountants and other experts selected by

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it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to the Issuer and shall not be responsible to the Issuer for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Agreements; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Agreement on the part of the Issuer or to inspect the property (including, without limitation, the books and records) of the Issuer; (v) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Agreement or any other instrument or document furnished pursuant thereto; or (vi) shall incur no liability under or in respect of any Financing Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      (b) Each of the Agent and the Documentation Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Neither the Agent nor the Documentation Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or be a trustee for or have any fiduciary obligation to any party hereto.

      (c) The duties and obligations of the Agent and the Documentation Agent shall be determined solely by the express provisions of this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent or the Documentation Agent.

      (d) In the absence of willful misconduct, bad faith or gross negligence on the part of the Agent or the Documentation Agent, as the case may be, the Agent or the Documentation Agent, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent or the Documentation Agent, as the case may be, which conform to the requirements of this Agreement.

      (e) None of the provisions of this Agreement shall require the Agent or the Documentation Agent, as the case may be, to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

      (f) Whenever in the administration of the provisions of this Agreement the Agent or the Documentation Agent, as the case may be, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of willful misconduct, gross negligence or bad faith on the part of the Agent, or the Documentation Agent, as the case may be, be deemed to be conclusively proved and established by a written notice from the applicable Holders and delivered to the Agent or the Documentation Agent, as the case may be, and such written notice, in the absence of willful misconduct, gross negligence or bad faith on the part of the Agent or the Documentation Agent, as the case may be,

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shall be full warrant to the Agent or the Documentation Agent, as the case may be, for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

      (g) Neither the Agent nor the Documentation Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document other than as otherwise specified in this Agreement.

      (h) The Agent and the Documentation Agent, as the case may be, may execute any of their respective powers hereunder or perform any of their respective duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

      (i) Any corporation into which the Agent or the Documentation Agent, as the case may be, may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or the Documentation Agent, as the case may be, shall be a party, or any corporation succeeding to the business of the Agent or the Documentation Agent, as the case may be, shall be the successor of the Agent or the Documentation Agent, as the case may be, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

      (j) In no event shall the Agent or the Documentation Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Agent or the Documentation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 8.3. Agent, Documentation Agent and Affiliates. With respect to any Restructured Dollar Notes that may be issued to it, (a) each of the Agent and the Documentation Agent, as the case may be, shall have the same rights and powers under the Financing Agreements as any other Holder and may exercise the same as though it were not an Agent and (b) the term "Holder" or "Holders" shall, unless otherwise expressly indicated, include the Agent and the Documentation Agent, as the case may be, in its individual capacity. Each of the Agent and the Documentation Agent, as the case may be, and their respective Affiliates, may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Issuer, any of its Subsidiaries and any Person that may do business with or own securities of the Issuer or any such Subsidiary, all as if the Agent was not Agent and as if the Documentation Agent was not Documentation Agent and without any duty to account therefor to the Holders.

      Section 8.4. Holder Credit Decision. (a) Each Holder acknowledges that it has, independently and without reliance upon any Agent, the Documentation Agent or any other Holder (and their respective officers, directors, employees, agents, attorneys-in-fact or affiliates) and based on the financial statements referred to in Section 4.15 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into

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this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon any Agent, the Documentation Agent or any other Holder (and their respective officers, directors, employees, agents, attorneys-in-fact or affiliates) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions (including credit decisions) in taking or not taking action under this Agreement.

      (b) The relationship between the Agent and each of the Holders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between such Agent and each of the Holders. Nothing contained in this Agreement or the other Transaction Documents shall be construed to create a trust or other fiduciary relationship between Agent and any of the Holders.

      Section 8.5. Indemnification. (a) Each Holder severally agrees to indemnify the Agent and the Documentation Agent (and their respective officers, directors, employees and agents) (to the extent not promptly reimbursed by the Issuer) from and against such Holder's ratable share (determined as provided below) of any and all liabilities, taxes (but excluding any tax imposed on or measured by the net income of the Agent pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office of the Agent is located or any subdivision thereof), obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent or the Documentation Agent or any of their respective officers, directors, employees or agents in any way relating to or arising out of a Financing Agreement, any other Transaction Document or any action taken or omitted by the Agent or the Documentation Agent under a Financing Agreement or any other Transaction Document (collectively, the "Indemnified Costs"); provided, however, that no Holder shall be liable for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Documentation Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Holder agrees to reimburse the Agent and the Documentation Agent promptly upon demand for its ratable share of any costs and expenses (including reasonable fees and expenses of counsel) payable by the Issuer under Section 9.3, to the extent that the Agent or the Documentation Agent, as the case may be, is not promptly reimbursed for such costs and expenses by the Issuer. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.5 applies whether any such investigation, litigation or proceeding is brought by any Holder or any other Person.

      (b) For purposes of this Section 8.5, the Holders' respective ratable shares of any amount shall be determined according to the aggregate principal amount of the Restructured Dollar Notes outstanding at the time that the action or inaction resulting in the incurrence by the Agent or the Documentation Agent, as the case may be, of Indemnified Costs and owing to the respective Holders at the time that the action or inaction resulting in the Agent's or the Documentation Agent's, as the case may be, Indemnified Costs were incurred. Without prejudice to the survival of any other agreement of any Holder hereunder, the agreement and obligations of each Holder contained in this
Section 8.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Financing

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Agreements, the termination of the Financing Agreements and the removal or resignation of the Agent or the Documentation Agent, as the case may be.

      Section 8.6. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Holders and the Issuer and may be removed at any time with or without cause by the Required Holders. Upon any such resignation or removal, the Required Holders shall have the right (and so long as no Default shall have occurred and be continuing, subject to the Issuer's consent, which consent shall not be unreasonably withheld) to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Holders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Holders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Holder Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Agreements. If within forty-five (45) days after written notice is given of the retiring Agent's resignation or removal under this Section 8.6 no successor Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Financing Agreements and (c) the Required Holders shall thereafter perform all duties of the retiring Agent under the Financing Agreements until such time, if any, as the Required Holders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      Section 8.7. Documentation Agent. Notwithstanding anything to the contrary in this Agreement, after the Effective Date, the Documentation Agent shall have no further obligation under or in connection with this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

      Section 9.1. Notices. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 9.1(b) and in the proviso to this Section 9.1(a), if to the Issuer, at its address at Banco de Galicia y Buenos Aires S.A., Tte. Gral. Juan
D. Peron 407, 2(0) Piso, (C1038AAI) Buenos Aires, Argentina, Attention: Carlos Lopez, Telecopy: (+54 11) 3329-6429, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Priscilla Almodovar, Telecopy: (+1 212) 354-8113; if to any Holder party hereto as of the Effective Date, at its address for notices specified opposite its name on
Schedule III hereto; if to any other Holder, at its address for notices specified in the Assignment and Acceptance pursuant to which it became a Holder, with a copy to Mayer, Brown, Rowe & Maw LLP, 190 S. LaSalle Street, Chicago, Illinois 60603, Attention: Douglas

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Doetsch, Telecopy: (+1 312) 706-8125; if to the Agent, at its address at 60 Wall
Street, New York, New York 10005, Attention: Dorothy Robinson, Telecopy: (212) 797-8614; and if to the Documentation Agent, at its address at 200 Park Avenue, 4th Floor, New York, New York 10016, Attention: Maria Justo, Telecopy: (212) 412-5660; or, as to the Issuer, the Agent or the Documentation Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Issuer and the Agent, provided that materials required to be delivered pursuant to Section 6.2 shall be delivered to the Agent as specified in Section 9.1(b) or as otherwise specified to the Issuer by the Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Agent pursuant to Article III or Section 9.4 shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

      (b) So long as the Agent or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 6.2 may be delivered to the Agent in an electronic medium in a format reasonably acceptable to the Agent by e-mail at dorothy.robinson@db.com with a copy to be delivered by facsimile or mail. The Issuer agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Issuer, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Holders.

      (c) Each Holder agrees that notice to it (as provided in the next sentence) (a "Notice") delivering any materials referred to in (b) above by e-mail shall constitute effective delivery of such information, documents or other materials to such Holder for purposes of this Agreement; provided that if requested by any Holder the Agent shall deliver a copy of the Communications to such Holder by telecopier. Each Holder agrees (i) to notify the Agent in writing of such Holder's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Holder becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Holder) and (ii) that any Notice may be sent to such e-mail address.

      Section 9.2. No Waiver; Remedies; Amendments; Etc. (a) No failure or delay by the Agent or any Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Holders under this Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall have been obtained in accordance with
Section 9.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

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      (b)   No amendment or waiver of any provision of this Agreement or the
Notes or any other Financing Agreement, nor consent to any departure by the Issuer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall
(1) waive any of the conditions specified in Section 5.1, (2) change the number of Holders or the percentage of the aggregate unpaid principal amount of the Restructured Dollar Notes that shall be required for the Holders or any of them to take any action hereunder, (3) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (4) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Sections 2.9, 2.10, 2.11, 2.12 or 3.3 or any date fixed for payment of fees or other amounts payable hereunder, (5) limit the payment or indemnification obligations of the Issuer under any of the Financing Agreements, (6) amend, modify or waive any of the provisions of Section 3.10 or this Section 9.2 or the definition of "Required Holders" or any other provision hereof specifying the number or percentage of Holders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or (7) change Section 3.10 in a manner that would alter the pro rata sharing of payments required thereby, unless, in each case in this proviso, in writing and signed by the Agent and each Holder adversely affected thereby; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Holders required above to take such action, adversely affect the rights or duties of the Agent under this Agreement or the other Financing Agreements. Notwithstanding any provision of this Agreement, if at any time the Issuer or any Affiliate of the Issuer shall become a Holder hereunder, the Issuer and such Affiliate shall not be entitled to vote on any matter hereunder and its Restructured Dollar Notes shall be excluded for calculation purposes of the percentage of the relevant Restructured Dollar Notes held by Holders.

      Section 9.3. Costs and Expenses; Indemnity; Damage Waiver. (a) The Issuer agrees to pay on demand (i) all reasonable costs and expenses of the Agent and the Documentation Agent (including (A) all due diligence, transportation, computer, duplication, audit, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of counsel for the Agent and the Documentation Agent in connection with: (1) advising the Agent and/or the Documentation Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Transaction Documents, (2) negotiations with the Issuer or with other creditors of the Issuer or any of its Subsidiaries arising out of any Default or any events or circumstances that could reasonably be expected to give rise to a Default, (3) presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto and (4) the administration by the Agent of the indebtedness provided for in this Agreement or otherwise in connection with any amendment, supplement or notification to, or waiver under, any of the Transactions Documents, or in connection with the fulfillments of its duties under the Transaction Documents; and (ii) all costs and expenses of the Agent in connection with the enforcement of the Financing Agreements, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, or whether in connection with any workout, restructuring or negotiations in respect of the Restructured Dollar Notes (including, in each case, the reasonable fees and expenses of counsel for the Agent with respect thereto).

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      (b)   The Issuer agrees to indemnify, defend and save and hold harmless the Agent, the Documentation Agent, each Holder, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") from and against, and shall pay on demand, any and all claims, losses, damages, liabilities and related expenses (including reasonable fees and expenses of any counsel for any Indemnitee) that are incurred by or asserted against any Indemnitee, in each case arising out of, in connection with, or by any reason of
(i) the Restructured Dollar Notes, the execution or delivery of the Transaction Documents or any agreement or instrument contemplated thereby or any transaction contemplated thereby or the performance by the Issuer or Grupo Galicia of their respective obligations under the Transaction Documents or the failure of the Issuer or Grupo Galicia to perform its obligations under any Transaction Document or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.3(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Issuer, Grupo Galicia, their respective directors, shareholders or creditors or an Indemnitee, whether or not any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated under this Agreement are consummated. The obligations of the Issuer under Section 9.3(a) and (b) shall survive the termination of the Financing Agreements and the earlier resignation or removal of the Agent.

      (c) To the extent permitted by Applicable Law, the Issuer agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Restructured Dollar Note.

      (d) If any payment of principal of any LIBOR Note is made by the Issuer to or for the account of a Holder other than on the last day of the Interest Period for such Note, as a result of acceleration of the maturity of the Notes pursuant to Article VII or for any other reason, or if the Issuer fails to make any payment or prepayment of a LIBOR Note for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Sections 2.9, 2.10, 2.11, 2.12, 3.1, 3.2, 7.1 or otherwise, the Issuer shall, upon demand by such Holder (with a copy of such demand to the Agent) (which demand shall also set forth an explanation of each such costs, expenses and losses), pay to the Agent for the account of such Holder any amounts required to compensate such Holder for any additional costs, expenses or losses that it has reasonably incurred as a result of such payment or such failure to pay or prepay, as the case may be, including any premium, penalty or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the Restructured Dollar Notes.

      (e) If the Issuer fails to pay when due any costs, expenses or other amounts payable by it under any Financing Agreements to any Person, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Issuer by any

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Holder, in its sole discretion, and such Holder thereupon shall be subrogated to the rights of such Person.

      (f) All amounts due under this Section shall be payable promptly, and in no event later than thirty (30) days after written demand therefor.

      Section 9.4. Assignments; Participations. (a) Each Holder may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Restructured Dollar Notes held by it together with the Note or Notes held by it in connection with the Restructured Dollar Notes subject to such assignment); provided, however, that
(i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Holder or an assignment of all of a Holder's rights and obligations under this Agreement, the aggregate amount of each Tranche of Restructured Dollar Notes being assigned to such assignee pursuant to such assignment (determined as of the effective date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than one million Dollars ($1,000,000) (or (x) a lesser amount if such amount is such Holder's entire amount of the Tranche being transferred or (y) such lesser amount as shall be approved by the Issuer), (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acknowledgment and recording in the Register, an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of three thousand five hundred Dollars ($3,500), (iii) to the extent any modifications are required to the form of Assignment and Acceptance or additional documentation is required by the Agent, the parties to each such assignment shall have agreed to reimburse the Agent for any fees, costs and expenses (including, without limitation, the fees and expenses of counsel) to the extent necessary or appropriate incurred by the Agent in connection with the foregoing, and (iv) the parties to each such assignment shall execute and deliver to the Agent such agreements and documents (in addition to those required hereunder) as may be satisfactory to the Agent.

      (b) Upon such execution, delivery, acknowledgment and recording of the relevant Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, unless a later date is specified therein (i) the assignee thereunder shall constitute a Holder hereunder and (ii) the Holder assignor thereunder shall, to the extent of the rights and obligations hereunder that have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 3.6, 3.8 and 9.3 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Holder's rights and obligations under this Agreement, such Holder shall cease to be a party hereto).

      (c) By executing and delivering an Assignment and Acceptance, each Holder assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Holder makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Agreement or the execution, legality, validity, enforceability, genuineness, value and sufficiency of any Financing Agreement or any other instrument or document furnished pursuant thereto; (ii) such assigning Holder makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of its obligations under any Financing Agreement or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.15 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Holder or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Financing Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Holder and (vii) such assignee makes each of the representations and warranties set forth in Section 9.5 hereof. An assignee shall not be entitled to receive any greater payment under
Section 3.6 or 3.8 than the Holder assignor would have been entitled to receive with respect to its rights and obligations under this Agreement assigned to such assignee, unless the assignment is made with the Issuer's prior written consent, or in the case of a payment under Section 3.8, unless such assignment shall not result in a greater payment by the Issuer than would have resulted had the Holder who originally owned the relevant Note remained the owner thereof (in which case the Issuer's prior written consent is not required).

      (d) The Agent shall maintain at its address referred to in Section 9.1 a copy of each Assignment and Acceptance delivered to and acknowledged by it and a register for the recordation of the names and addresses of the Holder and principal amount of the Restructured Dollar Notes owing under each Tranche to, each Holder from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer, the Agent and each Holder shall treat each Person whose name is recorded in the Register as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Issuer or the Agent or any Holder at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Holder and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) acknowledge delivery of such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuer. In the case of any assignment by a Holder, within five (5) Business Days after its receipt of such notice, the Issuer, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Restructured Dollar Notes assumed by it under each Tranche pursuant to such Assignment and Acceptance and, if any assigning Holder has retained any Restructured Dollar Notes hereunder, a new Note or Notes to the order of such assigning Holder in an amount equal to the Restructured Dollar Notes retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, as applicable, or equal to the portion of interest scheduled to be paid on the last day of the following Interest Period in the case of a Note or Note evidencing interest, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit D-1 (with applicable modifications), in the case of any Argentine Note, and Exhibit D-2 (with applicable modifications), in the case of any U.S. Note.

      (f) Subject to Section 9.5, each Holder may sell participations to one or more Persons (other than the Issuer or any of its Affiliates) (a "Participant") in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Restructured Dollar Notes owing to it together with the Note or Notes (if any) held by it evidencing such Restructured Dollar Notes); provided, however, that
(i) such Holder's obligations under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Holder shall remain the holder of any such Note or Notes for all purposes of this Agreement, (iv) the Issuer, the Agent and the other Holders shall continue to deal solely and directly with such Holder in connection with such Holder's rights and obligations under this Agreement and (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Financing Agreement, or any consent to any departure by the Issuer therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. The Issuer agrees that each Participant shall be entitled to the benefits of Sections 3.6, 3.8 and 9.3 to the same extent as if it were a Holder and had acquired its interest by assignment, and to the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Holder; provided, however, that a Participant shall not be entitled to receive any greater payment under Section 3.6 or 3.8 than the applicable Holder would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Issuer's prior written consent. The parties to any such participation shall execute and deliver to the Agent such agreements and documents as it may deem satisfactory.

      (g) Any Holder may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or Participant or proposed assignee or participant any information relating to the Issuer furnished to such Holder by or on behalf of the Issuer; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve, subject to customary limitations and exceptions, the confidentiality of any Confidential Information received by it from such Holder.

      (h) Notwithstanding any other provision set forth in this Agreement, any Holder may at any time create a security interest in all or any portion of its rights under this Agreement (including the Restructured Dollar Notes owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      (i) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the

Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Holder (and any attempted assignment or transfer by the Issuer without such consent shall be null and void) and (ii) no Holder may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (f) of this Section 9.4) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Holders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      Section 9.5. Holders' Representation. Each Holder (including any assignee of a Holder) represents, warrants and covenants to the Issuer that such Holder is acquiring the Restructured Dollar Notes owing to it and the Note or Notes held by it for its own account and not with a view to assignment, participation or transfer other than in a manner that will not violate United States securities laws or the securities laws of any other applicable jurisdiction.

      Section 9.6. Survival. All covenants, agreements, representations and warranties made by the Issuer herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Restructured Dollar Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Holder may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under this Agreement is outstanding and unpaid. Without prejudice to the survival of any other agreement of the Issuer hereunder, the provisions of Sections 3.6, 3.8, and 9.3 of this Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Financing Agreement.

      Section 9.7. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on separate counterparts), each of which when so executed shall constitute an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. From and after the Effective Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Issuer shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Holders. This Agreement and the other Financing Agreements represent the entire agreement of the Issuer, the Agent and the Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Holder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Financing Agreements.

      Section 9.8. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 9.9. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Article VII to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Article VII, the Agent and each Holder and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by the Agent, such Holder or such Affiliate to or for the credit or the account of the Issuer against any of and all the Obligations of the Issuer now or hereafter existing under the Financing Agreements, irrespective of whether the Agent or such Holder shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. If such Obligations are in different currencies, the Agent, Holder or Affiliate, as applicable, may convert either the Issuer's Obligations or the Agent, Holder or Affiliate's, as the case may be, Debt, at a market rate of exchange in its usual course of business for the purpose of the set-off. The Agent and each Holder agrees promptly to notify the Issuer after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity or such set-off and application. The rights of the Agent and each Holder and each of their respective Affiliates under this Section 9.9 are in addition to other rights and remedies (including other rights of set-off) that the Agent, such Holder and their respective Affiliates may have.

      Section 9.10. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or any of the other Financing Agreements in the courts of any jurisdiction. The Issuer irrevocably and unconditionally waives any right to claim a lack of jurisdiction should any Financing Agreement be enforced in the Country. The Issuer hereby irrevocably appoints CT Corporation System (the "Process Agent") with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States, as its agent to receive on behalf of the Issuer and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding arising out of or relating to this Agreement or any other Financing Agreement governed by New York law. Such service may be made by mailing or delivering a copy of such process to the Issuer in care of the Process Agent at the Process Agent's above address, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Issuer also irrevocably consents to the service of any and all process in any such action or proceeding by sending copies of such process by mail to the Issuer at its address specified in Section
9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      (B) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any Financing Agreement to which it is a party in any court referred to in subparagraph (a) of this Section 9.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE OTHER FINANCING AGREEMENTS OR THE ACTIONS OF THE AGENT OR ANY HOLDER IN THE NEGOTIATION, ADMINISTRATION, OR PERFORMANCE THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 9.12. Judgment Currency. The Issuer's obligations hereunder to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency and the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 9.12 called "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Holder could purchase such Dollars in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Issuer in respect of any such sum due from it to any Person hereunder (in this Section
9.12 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment so adjudged to be due; and the Issuer hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred and, if the amount of Dollars so purchased and transferred exceeds the sum originally due to such Entitled Person in Dollars hereunder, such Entitled Person shall remit to the Issuer such excess; provided, that such Entitled Person shall have no obligation to remit such excess so long as the Issuer shall have failed to pay such Entitled Person any Obligations due and payable under this Agreement and the Notes, in which case such excess may be applied to such Obligations of the Issuer hereunder in accordance with the terms of this Agreement. The Issuer waives the right to invoke any defense of payment impossibility (including any defense under Section 1198 of the Argentine Civil
Code).

      Section 9.13. Waiver of Sovereign Immunity. The Issuer, in respect of itself, its Subsidiaries, their respective process agents, and their properties and revenues, hereby irrevocably agrees that, to the extent that the Issuer, its Subsidiaries or any of their respective properties and revenues has or may hereafter acquire any right of immunity of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise, and whether characterized as sovereign immunity or otherwise), whether in the United States, the Country or elsewhere, to enforce or collect upon the Notes, this Agreement, the other Financing Agreements, or any other liability or obligation of the Issuer of any of its Subsidiaries related to or arising from the transactions contemplated by this Agreement or the other Financing Agreements, including immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Issuer, for itself and on behalf of its Subsidiaries, hereby expressly and irrevocably waives any such immunity in respect of its obligations under this Agreement, the Notes, and the other Financing Agreements, and, agrees, without limiting the generality of the foregoing, (i) that the waivers set forth in this Section 9.13 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act, and (ii) not to assert any such right or claim in any such proceeding, whether in the United States, the Country or elsewhere.

      Section 9.14. English Language. This Agreement (other than the form of Argentine Notes) has been negotiated and executed in the English language. The English language version of this Agreement (other than the form of Argentine Notes) and each other Financing Agreement (other than the Argentine Notes) shall control and be conclusive as to the meaning of any terms and provisions hereof or thereof except in connection with the enforcement thereof in the Country as may be required by Argentine law. All agreements, documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of any Financing Agreement shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Financing Agreements.

      Section 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 9.16. Confidentiality. Neither the Agent nor any Holder shall disclose any Confidential Information to any Person without the consent of the Issuer, other than (a) to the Agent's or such Holder's Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature thereof and instructed to keep such Confidential Information confidential) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any applicable law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Holder and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Issuer received by it from such Holder. Notwithstanding anything herein to the contrary, the Agent, each Holders and their respective Related Parties, may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereunder and under the other Transaction Documents, and all materials of any kind (including opinions or other tax analysis) that are provided to the Agent or any Holder, as the case may be, relating to such U.S. tax treatment and tax structure.

      Section 9.17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

      Section 9.18. Actions Consistent with this Agreement. Notwithstanding anything to the contrary set forth in the Notes, each Holder hereby agrees not to take any action (enforcement or otherwise) pursuant to the Notes that would be inconsistent with the terms of this Agreement.

                            [signature pages follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         BANCO DE GALICIA Y BUENOS AIRES S.A.,
                                           as Issuer

                                         By:  /s/ Hector E. Arzeno
                                            ------------------------------
                                           Name:  Hector E. Arzeno
                                           Title:  Executive Vice President

                                                         Note Purchase Agreement

                                         DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          as Agent

                                         By:   /s/ Wanda Camacho
                                             -----------------------------------
                                           Name:  Wanda Camacho
                                           Title:  Vice President

                                         By:   /s/ Cynthia J. Powell
                                             -----------------------------------
                                           Name:  Cynthia J. Powell
                                           Title:  Assistant Vice President

                                                         Note Purchase Agreement

                                       BARCLAYS BANK PLC, as Documentation Agent

                                       By:   /s/ Maria L. Justo
                                           -------------------------------------
                                         Name:  Maria L. Justo
                                         Title:  Director

                                                         Note Purchase Agreement

                                         HOLDERS:

                                         NATEXIS BANQUES POPULAIRES

                                         By:   /s/ Marc Colas de la Noue
                                             -----------------------------------
                                             Name: Marc Colas de la Noue
                                             Title: FVP Head of Mercosur and
                                                    Venezuela

                                         By:   /s/ B. Gautier
                                             -----------------------------------
                                             Name: B. Gautier
                                             Title: Head of Mexico, Central
                                                    America and Caribbean

                                      S-1                Note Purchase Agreement

                                     NEDERLANDSE FINANCIERINGS-
                                     MAATSCHAPPIJ VOOR
                                     ONTWIKKELINGSLANDEN N.V.

                                     By:  /s/ Janos Bonta
                                        ----------------------------------------
                                        Name: Janos Bonta
                                        Title: Head Regional Department
                                               Latin America & the Caribbean

                                     By:  /s/ H. Cornelissen
                                        ----------------------------------------
                                        Name: H. Cornelissen
                                        Title: Manager IMR

                                                         Note Purchase Agreement

                                         RZB Finance LLC

                                         By:  /s/ Frank Yautz
                                            ------------------------------------
                                            Name: Frank Yautz
                                            Title: First Vice President

                                         By:  /s/ Juan Csillagi
                                            ------------------------------------
                                            Name: Juan Csillagi
                                            Title: Group Vice President

                                                         Note Purchase Agreement

                                   SCHEDULE I

                      EXISTING BONDS AND EXISTING BANK DEBT

A.    EXISTING BONDS

                                                                                                   APPROXIMATE AGGREGATE
                                                                                                   AMOUNT OUTSTANDING AS
          INSTRUMENT                                    DESCRIPTION                                  OF APRIL 27, 2004
          ----------                                    -----------                            ----------------------------
                                                                                               (IN MILLIONS OF U.S.DOLLARS)
STEP UP FLOATING RATE           Floating Rate Notes issued under the Indenture, dated as of                      136.92
NOTES DUE 2002 (FRN)            August 5, 1997, among the Issuer, UBS AG (formerly SBC
                                Warburg Inc.), as Lead Manager, Citicorp Trust Company
                                Limited, London, as Trustee and Citibank N.A., London, as
                                Paying and Issue Agent.

9% NOTES DUE 2003               Notes issued under the Indenture, dated as of November 8,                        192.24
(YANKEE BOND)                   1993, among the Issuer, The Bank of New York, as Trustee,
                                co-registrar, principal Paying Agent and Registrar.

B.    EXISTING BANK DEBT

                                                                                                   APPROXIMATE AGGREGATE
                                                                                                   AMOUNT OUTSTANDING AS
     TYPE OF INDEBTEDNESS                               DESCRIPTION                                  OF APRIL 27, 2004
     --------------------                               -----------                            ----------------------------
                                                                                               (IN MILLIONS OF U.S.DOLLARS)
INTERNATIONAL FINANCE           Investment Agreement, dated as of July 19, 1996, the Credit    A LOAN                 15.00
CORPORATION ("IFC")             Line Agreement dated as of January 25, 1999, and the           A-1                    30.00
                                Amended and Restated Investment Agreement, dated as of July    A-2                    20.00
                                2, 1999, between the Issuer and the IFC.

                                Investment Agreement, dated as of July 19, 1996, and the       B LOAN                245.00
                                Amended and Restated Investment Agreement, dated as of July
                                2, 1999, among the Issuer, International Finance
                                Corporation and Dresdner Bank AG, New York Branch, as
                                Arrangers, Dresdner Bank AG, New York Branch, as Issuing
                                Bank, the Lenders party thereto and Bankers Trust Company
                                as Depositary and Administrative Agent.

INTER-AMERICAN INVESTMENT       Financial Intermediary Loan Agreement, dated as of March 5,    A LOAN                  3.64
CORPORATION ("IIC")             1993, and the Amended and Restated Financial Intermediary      EXT. B LOAN             3.89
                                Loan Agreements, dated as of April 5, 1994, March 15, 1996     2ND EXT.B LOAN         25.33
                                and June 23, 1997, among the Issuer and the Inter-American
                                Investment Corporation.

                                Financial Intermediary Loan Agreement, dated December 21,      A LOAN                  8.82
                                1998, among the Issuer and the IIC.                            B LOAN                 27.82

                                        Schedule 1-1

NETHERLANDS DEVELOPMENT         Loan Agreement, dated as of September 12, 1995, among the                        2.00
FINANCE COMPANY ("FMO")         Issuer and the FMO (Netherlands Development Finance
                                Company).

                                Loan Agreement, dated as of February 29, 1996, among the                         4.17
                                Issuer and the FMO (Netherlands Development Finance
                                Company).

                                Loan Agreement, dated as of September 11, 1998, among the                       13.13
                                Issuer and the FMO (Netherlands Development Finance
                                Company).

COMMODITY CREDIT CORPORATION    Loans under the Export Credit Guarantee Program GSM-102 of                     102.18
("CCC")                         the CCC, United States  Department of Agriculture, among
                                the Issuer and certain U.S. Banks.

USCP                            Loans under the Reimbursement and Credit Agreement, dated                       82.00
                                as of September 22, 2000, as amended, among the Issuer,
                                HSBC Bank USA, as Issuing Bank, the lenders party thereto,
                                Bank of America, N.A., as Administrative Agent, and Bank of
                                America Securities LLC and HSBC Securities (USA) Inc., as
                                joint Arrangers.

                                Loans under the Reimbursement and Credit Agreement, dated                      250.00
                                as of February 23, 2001, among the Issuer, Bayerische
                                Hypo-und Vereinsbank AG, acting through its New York
                                Branch, as Issuing Bank, the lenders party thereto, The
                                Chase Manhattan Bank  N.A., as Administrative Agent, and
                                J.P. Morgan, a division of Chase Securities Inc., as
                                Arranger.

STEP UP FLOATING RATE NOTES     Floating Rate Notes issued under the Note Purchase                              44.44
DUE 2005                        Agreement, dated as of December 18, 2000, among the Issuer,
                                Banco Santander Central Hispano S.A., acting through its
                                New York Branch, as Administrative and PRI
                                Agent, and the Initial Purchasers listed
                                therein.

                                Floating Rate Notes issued under the Note Purchase                              10.67
                                Agreement, dated as of June 7, 2001, among the Issuer,
                                Banco Santander Central Hispano S.A., acting through its
                                New York Branch, as Administrative and PRI Agent, and the
                                Initial Purchasers listed therein.

FINANCIAL LOAN                  Loan requested under SWIFT message, dated as of May 9,                           0.80
                                2001, between the Issuer and Eagle National Bank of Miami,
                                Miami, Florida.

                                Loan requested under SWIFT message, dated as of June 5,                          2.00
                                2001, between the Issuer and International Finance Bank,
                                Miami, Florida.

                                      S-2                Note Purchase Agreement

NDF                             Several Non Delivery Forward between the Issuer and                             12.27
                                American Express Bank, New York

                                Several Non Delivery Forward between the Issuer and J.P.                        20.78
                                Morgan Chase, New York

SWAP                            SWAP REQUESTED UNDER SWIFT MESSAGE, BETWEEN THE ISSUER AND                       1.26
                                BANK OF NOVA SCOTIA.

DOCUMENTARY LETTER OF CREDIT    Documentary Letter of Credit issued by the Issuer on May 3,                     20.00
                                2001, for the account of Enron Trading Limited, George
                                Town, Grand Cayman Islands, British West Indies, in favor
                                of Enron Metals and Commodity Limited, London, UK. and
                                confirmed by Banco Bilbao Vizcaya Argentaria, New York, USA.

                                Documentary Letter of Credit issued by the Issuer on June                       10.00
                                5, 2001, for the account of Enron Trading Limited, George
                                Town, Grand Cayman Islands, British West Indies, in favor
                                of Enron Metals and Commodity Limited, London, UK. and
                                confirmed by Banco Bilbao Vizcaya Argentaria, New York, USA.

                                Documentary Letter of Credit issued by the Issuer on July                        2.00
                                2, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela, in favor of Cargill Agricola S.A.,
                                Turks and Caicos Islands, British West Indies and confirmed by Fortis Bank (Nederland) N.V. Rotterdam, The Netherlands.

                                Documentary Letter of Credit issued by the Issuer on July                        2.30
                                3, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela in favor of Cargill Agricola S.A., Turks and Caicos Islands, British West Indies and confirmed by
                                Bank One International Corporation, Dallas, TX, USA.

                                Documentary Letter of Credit issued by the Issuer on July                        2.20
                                3, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela in favor of Cargill Agricola S.A., Turks and Caicos Islands, British West Indies and confirmed by
                                KBC Bank N.V., Antwerp, Belgium.

                                Documentary Letter of Credit issued by the Issuer on July                        5.50
                                3, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela in favor of Cargill Agricola S.A., Turks and Caicos Islands, British West Indies and confirmed by
                                Sumitomo Bank, Ltd., New York USA.

                                      S-3                Note Purchase Agreement

                                Documentary Letter of Credit issued by the Issuer on July                        2.00
                                5, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela in favor of Cargill Agricola S.A., Turks and Caicos Islands, British West Indies and confirmed by
                                Zurcher Kantonalbank, Zurich, Switzerland.

                                Documentary Letter of Credit issued by the Issuer on July                        1.00
                                5, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela in favor of Cargill Agricola S.A., Turks and Caicos Islands, British West Indies and confirmed by
                                Zurcher Kantonalbank, Zurich, Switzerland.

                                Documentary Letter of Credit issued by the Issuer on July                        5.00
                                5, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela in favor of Cargill Agricola S.A., Turks and Caicos Islands, British West Indies and confirmed by
                                Banco Bilbao Vizcaya Argentaria, Milan, Italy.

                                Documentary Letter of Credit issued by the Issuer on July                        5.00
                                13, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela,  in favor of Cargill International
                                S.A., Geneva, Switzerland and confirmed by US Bank,
                                Minneapolis, MN, USA.

                                Documentary Letter of Credit issued by the Issuer on July                       10.00
                                20, 2001, for the account of Cargill de Venezuela C.A.,
                                Caracas, Venezuela,  in favor of Cargill International
                                S.A., Geneva, Switzerland and confirmed by Bank of Nova
                                Scotia, Toronto, Canada.

                                      S-4                Note Purchase Agreement

                                        SCHEDULE II

                         ESCASANY, AYERZA AND BRAUN FAMILY MEMBERS

    SHAREHOLDER                                         DATE OF BIRTH
Eduardo Jose Escasany                                   June 30, 1950
Abel Ayerza                                              May 27, 1939
Federico Braun                                         February 4, 1948
Maria Ofelia Escasany                                 September 14, 1948
Marta Braun                                            January 30, 1937
Santiago Braun                                        September 16, 1942
Monica Estela Zartmann                                December 12, 1943
Maria Braun                                           September 17, 1946
Miguel Braun                                          November 30, 1973
Susana Braun de Santillan                             September 22, 1944
Ines Braun Ledesma                                     December 5, 1976
Pablo Braun Ledesma                                    January 8, 1976
Oscar Braun Malenchini                                December 28, 1961
Sonia Braun Malenchini                                 November 4, 1963
Mercedes Guerrero de Authier                           August 31, 1961
Isabel Guerrero de Romero                             December 19, 1962
Francisca Guerrero de Aduriz                            April 29, 1965
Adela Maria Ayerza de Gutierrez                        October 19, 1936
Josefina Maria Ayerza                                   June 24, 1933
Maria Teresa Ayerza                                    February 2, 1935
Silvestre Vila Moret                                    April 26, 1971
Fundacion Banco de Galicia y Buenos Aires S.A.               N/A

                                       Schedule II-1

                                        SCHEDULE III

                                      HOLDER ADDRESSES

              HOLDER                     PRINCIPAL ADDRESS                 NOTICE INFORMATION
              ------                     -----------------                 ------------------
Natexis Banques Populaires          45 rue Saint Dominique             45 rue Saint Dominique
                                    75007 Paris                        75007 Paris
                                    France                             France
                                                                       Attn:    Christian Mignot /
                                                                                Marc Colas de la Noue

                                                                       Phone:  31 1 58 19 35 38 /
                                                                               31 1 58 19 37 82
                                                                       Fax:    33 1 58 19 29 70
                                                                       E-mail: christian.mignot@nxbp.fr /
                                                                               marccolasdelanoue@nxbp.fr

Nederlandse                         Anna van Saksenlaan 71             P.O. Box 93060
Financierings-Maatschappij voor     2593 HW The Hague                  2509 AB The Hague
Ontwikkelingslanden N.V.            The Netherlands                    The Netherlands
                                                                       Attn:   Jan A. Portegies, Senior Investment
                                                                               Officer Latin America and the Caribbean
                                                                       Phone:  31 70 314 96 87
                                                                       Fax:    31 70 314 97 57

RZB Finance LLC                     1133 Avenue of the Americas        1133 Avenue of the Americas
                                    16th Floor                         16th Floor
                                    New York, New York  10036          New York, New York  10036
                                    USA                                USA
                                                                       Attn:   Joyce Marie Gapay, Account Officer
                                                                               Teri Weiner and Sharif Kamel,
                                                                               Administive Contacts

                                                                       Phone:  Gapay - 212 845-8355
                                                                               Weiner - 212 845-8356
                                                                               Kamel - 212 845-8341
                                                                       Fax:    212 944-2093 or 212 391-9670
                                                                       E-mail: jgapay@rzbfinance.com
                                                                               tweiner@rzbfinance.com
                                                                               skamel@rzbfinance.com

                                       Schedule III-1

                                        SCHEDULE IV

                              ORIGINAL DOLLAR LOAN AGREEMENTS


                                                                                                  AGGREGATE AMOUNT
                                                                                                 OUTSTANDING AS OF
     TYPE OF INDEBTEDNESS                               DESCRIPTION                                APRIL 27, 2004
     --------------------                               -----------                         -----------------------------
                                                                                            (IN MILLIONS OF U.S. DOLLARS)
NETHERLANDS DEVELOPMENT         Loan Agreement, dated as of September 12, 1995, among the                2.00
FINANCE COMPANY ("FMO")         Issuer and the FMO (Netherlands Development Finance
                                Company).

                                Loan Agreement, dated as of February 29, 1996, among the                 4.17
                                Issuer and the FMO (Netherlands Development Finance
                                Company).

                                Loan Agreement, dated as of September 11, 1998, among the               13.13
                                Issuer and the FMO (Netherlands Development Finance
                                Company).

USCP                            Loans under the Reimbursement and Credit Agreement, dated              250.00
                                as of February 23, 2001, among the Issuer, Bayerische
                                Hypo-und Vereinsbank AG, acting through its New York
                                Branch, as Issuing Bank, the lenders party thereto, The
                                Chase Manhattan Bank N.A., as Administrative Agent, and
                                J.P. Morgan, a division of Chase Securities Inc., as
                                Arranger.

                                       Schedule IV-1

                                         SCHEDULE V

                                        REAL ESTATE

PART A.

                                       STREET ADDRESS

Tte. Gral. Juan D. Peron 402/434
Buenos Aires, Argentina

TOTAL

PART B.

                                       STREET ADDRESS

Tte. Gral. Juan D. Peron 407
Buenos Aires, Argentina

Florida 349/359/361/365 Second Floor to Ninth Floor
Buenos Aires, Argentina

Florida 129 Third Floor
Buenos Aires, Argentina

Tte. Gral. Juan D. Peron 452/456/460
Buenos Aires, Argentina

Av. de Mayo 580
Buenos Aires, Argentina

San Martin 201 Third Floor
Buenos Aires, Argentina

H. Yrigoyen 589/593/599
Buenos Aires, Argentina

                                       Schedule V-1

                                  SCHEDULE 2.1

                      PRORATION AND REALLOCATION PROCEDURE

      Reference is hereby made to that certain (i) Pricing Supplement, dated December 23, 2003, of Banco de Galicia y Buenos Aires S.A. (the "Issuer") regarding the offers and solicitation of authorizations to execute an Acuerdo Preventivo Extrajudicial described therein, as supplemented by the Supplement to the Pricing Supplement, dated March 18, 2004 and the Second Supplement to the Pricing Supplement, dated April 6, 2004 (as supplemented, the "Pricing Supplement"), (ii) Summary of Terms and Conditions of Proposed Restructuring Transactions, dated March 9, 2004 (the "Term Sheet"), related to the bank debt restructuring of the Issuer and (iii) the Election Notice provided pursuant to the terms of this Agreement. Capitalized terms used in this Schedule but not otherwise defined herein or in this Agreement shall have the respective meanings assigned thereto in the Pricing Supplement or, if not so defined therein, the Term Sheet.

      Each of the elections made by Holders participating in the Simultaneous Exchange and/or the Alternative Simultaneous Exchange, shall be prorated on the terms and conditions set forth in the Section entitled "The Offers -- Proration" in the Pricing Supplement, provided that for purposes of each of the Holders who participate in the Alternative Simultaneous Exchange, it shall be understood that each such Holder shall have the option to elect each of the alternative options provided for in the Election Notice (notwithstanding anything to the contrary set forth in the Pricing Supplement) and the prorationing of each of the Alternative Simultaneous Exchange options available to Holders shall be made on a pro rata basis, after taking into account all Bondholders and Bank Creditors that participate in such relevant option.

                                 Schedule 2.1-1

                                  SCHEDULE 4.17

                                 SURVIVING DEBT
                          (IN MILLIONS OF U.S. DOLLARS)

                                                 Outstanding
                                                  Principal     Final        First      Second        Third        Fourth
               Creditor                            Amount      Maturity   Installment  Installment  Installment  Installment
               --------                            ------      --------   -----------  -----------  -----------  -----------
7.875% Notes Due 2007                                72.6      3/08/2007    3/08/2005    3/08/2006    3/08/2007      --
(NY Restructured Debt)

7th Series Floating Rate Notes Due                   43.2      3/08/2007    3/08/2005    3/08/2006    3/08/2007      --
2007 (NY Restructured Debt)

Loan from Seguro de Depositos Sociedad               64.5      3/05/2007   15/06/2004   15/12/2004   15/06/2005   15/12/2005
Anonima (SEDESA)

Loan from Banco de la Nacion                         23.9      3/05/2005    3/15/2004    3/11/2004    3/05/2005      --
Argentina in its capacity of  trustee
of  the Fondo Fiduciario de Asistencia
a Entidades Financieras y de Seguro.

Loan from Banco de la Nacion                         11.5      7/12/2008    7/12/2004    7/12/2005    7/12/2006    7/12/2007
Argentina in its capacity of trustee of the
Fondo Fiduciario de Asistencia a
Entidades Financieras y de Seguro.

Discount Bank (1)                                     0.5     20/12/2005   20/12/2005       --           --          --

Deutsche Bank AG (2)                                  8.0      3/02/2007    3/02/2005    3/02/2006    3/02/2007      --

Barclays Bank PLC (3)                                 1.7      3/02/2007    3/02/2005    3/02/2006    3/02/2007      --

BCRA - Hedge Bond                                   862.1       (*)          (*)           (*)          (*)          (*)
(Principal + Adjustments)

BCRA - Rediscounts to cover lack of                1986.3       (*)          (*)           (*)          (*)          (*)
liquidity

                                                     Fifth        Sixth       Seventh
               Creditor                            Installment  Installment  Installment
               --------                            -----------  -----------  -----------

7.875% Notes Due 2007                                  --            --           --
(NY Restructured Debt)

7th Series Floating Rate Notes Due                     --            --           --
2007 (NY Restructured Debt)

Loan from Seguro de Depositos Sociedad              15/06/2006   15/12/2006   03/05/2007
Anonima (SEDESA)

Loan from Banco de la Nacion                           --            --           --
Argentina in its capacity of  trustee
of  the Fondo Fiduciario de Asistencia
a Entidades Financieras y de Seguro.

Loan from Banco de la Nacion                         7/12/2008       --           --
Argentina in its capacity of trustee of the
Fondo Fiduciario de Asistencia a
Entidades Financieras y de Seguro.

Discount Bank (1)                                      --            --           --

Deutsche Bank AG (2)                                   --            --           --

Barclays Bank PLC (3)                                  --            --           --

BCRA - Hedge Bond                                      (*)           (*)          (*)
(Principal + Adjustments)

BCRA - Rediscounts to cover lack of                    (*)           (*)          (*)
liquidity

                                 Schedule 4.17-1

Banco Santander Central Hispano S.A.(4)              10.3       (5)          (5)           (5)          (5)          (5)

KBC Bank NV (4)                                       4.9       (5)          (5)           (5)          (5)          (5)

Bank One, N.A. (4)                                    3.0       (5)          (5)           (5)          (5)          (5)

Banco Espanol de Credito S.A. (4)                     2.0       (5)          (5)           (5)          (5)          (5)

Bayerische Hypo-und Vereinsbank A.G.(4)               5.1       (5)          (5)           (5)          (5)          (5)

Banco Santander Central Hispano S.A.(4)              (5)           (5)          (5)

KBC Bank NV (4)                                      (5)           (5)          (5)

Bank One, N.A. (4)                                   (5)           (5)          (5)

Banco Espanol de Credito S.A. (4)                    (5)           (5)          (5)

Bayerische Hypo-und Vereinsbank A.G.(4)              (5)           (5)          (5)

* See Letter from Banco Central de la Republica Argentina to Banco de Galicia y Buenos Aires S.A. (the "Bank"), dated February 3, 2004, for the final maturity and amortization schedule.

(1) Time Deposit placed with the Bank by Discount Bank. The Time Deposit was converted, at the option of Discount Bank, to a bullet line of credit with a final maturity of not less than four years rather than the alternative of a pesification at a rate of US$1 to Ps.1.40.

(2) Debt assumed by the Bank as part of the restructuring of the Bank New York branch, pursuant to an agreement dated May 31, 2002, among the Bank, the Bank's New York branch and Banco Latinoamericano de Exportaciones, S.A., which was afterwards assigned to Deutsche Bank AG.

(3) Debt assumed by the Bank as part of the restructuring of the Bank's New York branch, pursuant to an agreement dated May 31, 2002, among the Bank, the Bank's New York branch and Barclays Bank PLC.

(4) The original debt is as of the date hereof outstanding and will be restructured upon settlement of the Restructuring (as described in footnote (5) below).

(5) The outstanding principal amount will be paid in twelve monthly equal installments beginning one month after the settlement date of the Restructuring. Accrued and unpaid interest up to and including April 30, 2002, pursuant to the original loan document, will be paid by the Bank on the settlement date of the Restructuring. Interest accruing from and including May 1, 2002 to and including December 31, 2003, shall be capitalized and added to the principal balance on the settlement date of the Restructuring. Interest accruing from and including January 1, 2004 to and including the settlement date of the restructuring accrues as provided for in the restructuring agreement and is payable in arrears by the Bank one month after the settlement of the Restructuring. Interest accruing after the settlement date of the Restructuring shall accrue at a rate as provided for in the restructuring agreement.

                                 Schedule 4.17-2

                                  SCHEDULE 4.18

                                 EXISTING LIENS

                                                                           MARCH 31, 2004
                                                                AR $ THOUSANDS        US $ THOUSANDS*
DEPOSITS GRANTED AS COLLATERAL (1)                                      44,058                 15,432

COLLATERAL SPECIAL ACCOUNTS (2)                                         68,642                 24,043

DEPOSITS IN THE ARGENTINE CENTRAL BANK, FROZEN UNDER
ARGENTINE CENTRAL BANK REGULATIONS                                       1,614                    565

SECURED LOANS GRANTED AS COLLATERAL OF FFAEFYS ASSISTANCE              188,994                 66,198

SECURITIES GRANTED AS COLLATERAL FOR BCRA ASSISTANCE                 6,847,162              2,398,306
P.G.T.F. 3% VTO.09/05/05 (cje.BT02)                                          2                      1
BONOS DEL GOB. NAC. EN $ 2% VTO 07 (BODEN)                                  66                     23
P.G.T.F. 3% VTO.21/07/06 (cje.BT03)                                        269                     94
P.G.T.F. 4% VTO.15/04/10 (cje.PRO6)                                      2,081                    729
P.G.T.F. 4% VTO.21/05/08 (cje.TY05F)                                       863                    302
P.G.T.F. 4% VTO.15/04/10 (cje.PRO10)                                       442                    155
P.G.T.F. 4% VTO.15/05/09 (cje.TY06F)                                       874                    306
P.G.T.F. 4% VTO.28/12/13 (cje.PRO4)                                      5,820                  2,039
P.G.T.F. 4% VTO.19/06/09 (cje.VEJ1DP)                                1,555,915                544,979
P.G.T.F. 4% VTO.19/12/11 (cje.GD08D)                                 1,928,856                675,606
P.G.T.F. 4% VTO.01/01/13 (cje.PRE6)                                         20                      7
P.G.T.F. 5% VTO.21/02/12 (cje.GF12D)                                   692,353                242,505
P.G.T.F. 5% VTO.07/04/12 (cje.GLO09)                                     1,056                    370
B.G. 2% VTO 04/02/18(cje.PR.PROV.$)                                    160,604                 56,254
B.G. 2% VTO 04/02/18(cje.PR.PROV.U$S)                                2,497,941                874,936

                                 Schedule 4.18-1

                                                                                                  NUMBER OF SHARES
SHARES GRANTED AS COLLATERAL IN FAVOR OF THE INTERNATIONAL                                         WITH TRANSFER         TOTAL
FINANCE CORPORATION, THE INTER-AMERICAN BANK AND A SYNDICATE     AR $ THOUSANDS  US $ THOUSANDS*    RESTRICTIONS    NUMBER OF SHARES
Correo Argentino                                                     27,460            9,618        12,462,021         12,462,021

SHARES OF EQUITY INVESTMENTS                                         51,554           18,055
Aguas Argentinas (3)                                                  6,673            2,337         3,759,766         13,166,401
Aguas Provinciales de Santa Fe (3)                                    5,260            1,842         3,662,500          7,500,000
Inversora Diamante (4)                                                3,961            1,387         1,606,117          5,248,750
Inversora Nihuiles (4)                                                2,950            1,033         1,184,093          6,321,047
Electrigal (4)                                                        2,782              974         1,222,407          2,396,875
Aguas Cordobesas (3)                                                  2,468              864           900,000          3,250,000

  CONTROLLED COMPANIES' RESTRICTED ASSETS
  Galicia Valores S.A. - Shares of Mercado de Valores de Bs.As.
      S.A. used to secure insurance covering its transactions.        4,496            1,575
  Tarjetas Cuyanas  -  Time deposit to secure a collection
      agreement signed with the Revenue Board of the Province
      of Mendoza.                                                       542              190
  Banco Galicia (Cayman) Limited  -  an attachment was levied on the entity's receivables from Banco Galicia Uruguay,
      which should have been transferred to the Entity in
      payment of the second installment of a credit.                  2,895            1,014

(*) At an exchange rate of Ps.2.855 per US$1.00.

(1) Banco de Galicia y Buenos Aires S.A. (the "Bank") has deposited US$15,432 in escrow as a guarantee for obligations toward third parties (VISA, Banelco, Master Card) and for an appraisal for the sale of portfolio.

(2) The Bank has opened accounts with the Argentine Central Bank the funds of which are used as collateral for transactions involving electronic clearing houses, checks for settling debts and other similar transactions which, as of March 31, 2004 amounted to US$24,043.

(3) Transfers of shares are subject to prior approval of national or provisional authorities under the terms of concession contracts.

(4) Transfers of shares are subject to prior internal company approval.

                                 Schedule 4.18-2

                               SCHEDULE 5.1(b)(ii)

                         EFFECTIVE DATE INTEREST AMOUNTS

                                                                                                  ACCRUED AND UNPAID
                                                                                                   INTEREST THROUGH
                                                                                                 AND INCLUDING APRIL
                                     ORIGINAL DOLLAR LOANS                                             30, 2002
                                     ---------------------                                       -------------------
                                                                                                  (in U.S. Dollars)
NEDERLANDSE                  Loan Agreement, dated as of September 12, 1995, among the Issuer              13,416.67
FINANCIERINGS-MAATSCHAPPIJ   and the FMO (Netherlands Development Finance Company).
VOOR ONTWIKKELINGSLANDEN
N.V. (A/K/A NETHERLANDS
DEVELOPMENT FINANCE
COMPANY) ("FMO")

                             Loan Agreement, dated as of February 29, 1996, among the Issuer               96,118.61
                             and the FMO (Netherlands Development Finance Company).

                             Loan Agreement, dated as of September 11, 1998,among the Issuer              119,720.05
                             and the FMO (Netherlands Development Finance Company).

NATEXIS BANQUES POPULAIRES   Loans under the Reimbursement and Credit Agreement, dated as of               42,520.83
                             February 23, 2001, among the Issuer, Bayerische Hypo-und
                             Vereinsbank AG, acting through its New York Branch, as Issuing
                             Bank, the lenders party thereto, The Chase Manhattan Bank  N.A., as Administrative Agent, and J.P. Morgan, a division of Chase
                             Securities Inc., as Arranger.

RZB FINANCE LLC              Loans under the Reimbursement and Credit Agreement, dated as of               42,520.83
                             February 23, 2001, among the Issuer, Bayerische Hypo-und
                             Vereinsbank AG, acting through its New York Branch, as Issuing
                             Bank, the lenders party thereto, The Chase Manhattan Bank  N.A., as Administrative Agent, and J.P. Morgan, a division of Chase
                             Securities Inc., as Arranger.

                              Schedule 5.1(b)(ii)-1

                                    EXHIBIT A

                                   FORM OF APE

                                (SPANISH VERSION)

En la ciudad de Buenos Aires, a los dias del mes de de 200_, se celebra el presente Acuerdo Preventivo Extrajudicial (el "APE") para la reestructuracion de deuda, entre:

1. Banco de Galicia y Buenos Aires S.A., con domicilio legal en Tte. Gral Peron 407, 2do piso, Ciudad de Buenos Aires, Republica Argentina, representado por el Sr. [__], de acuerdo con la documentacion que se adjunta al presente en Anexo I (el "Banco"); y

2. (a) Citibank, N.A., con domicilio legal en 5 Carmelite Street, London, England, representado por el Sr. [__] en su caracter de representante, de acuerdo con la documentacion que se adjunta al presente en Anexo I (el "Representante"), de los titulares de Obligaciones Negociables al 9% con vencimiento en 2003 y las Obligaciones Negociables a Tasa Variable Creciente con vencimiento en 2002 emitidas por el Banco (en conjunto, las "Instrumentos de deuda bancaria") (en conjunto, los "Obligacionistas Participantes"), en cada caso, que han ofrecido canjear sus Obligaciones Negociables en virtud de la Oferta de Canje de Obligaciones Negociables (definida mas abajo), han autorizado la celebracion del presente APE por parte del Representante en su nombre, y han otorgado al Representante el correspondiente Poder al efecto (definido mas abajo);

(b) los bancos y organismos de credito multilaterales que adhieran al APE enviando al Banco un ejemplar firmado del presente, a mas tardar en la Fecha de Presentacion del APE (definida mas abajo) (los "Bancos Participantes");

(c) los acreedores por financiaciones de comercio exterior que adhieran al APE enviando al Banco un ejemplar firmado del presente, a mas tardar en la Fecha de Presentacion del APE (los "Acreedores de Comercio Exterior Participantes"); y

(d) los acreedores de la Deuda Clase "A" (definida mas abajo) que adhieran al APE enviando al Banco un ejemplar firmado del presente, a mas tardar en la Fecha de Presentacion del APE (los "Acredores Clase "A" Participantes" y junto con los Obligacionistas Participantes, los Bancos Participantes, y los Acreedores de Comercio Exterior Participantes, los "Acreedores Participantes" y, conjuntamente con el Banco, las "Partes").

                                  CONSIDERANDOS

(i) POR CUANTO, a la fecha de celebracion del presente APE (la "Fecha de Celebracion"), el Banco declara que mantiene (a) con todos los titulares de Instrumentos de deuda bancaria (los "Obligacionistas"), la deuda descripta en Anexo II al presente (la "Deuda con los Obligacionistas Existentes"); (b) con todos los bancos y organismos multilaterales de credito que son acreedores (los "Bancos"), la deuda bancaria quirografaria que se detalla en Anexo III al presente (la "Deuda Bancaria Existente"); (c) con los acreedores de comercio exterior (los "Acreedores de Comercio Exterior") la deuda existente por financiacion de operaciones de comercio exterior que se describe en Anexo IV al presente (la "Deuda Existente de Comercio Exterior"); y (d) con los acreedores Clase "A" (definidos mas abajo) (los "Acreedores Clase "A") la deuda existente que se detalla en Anexo V al presente (la "Deuda Existente Clase "A", y junto con la Deuda con los Obligacionistas Existentes, la Deuda Bancaria Existente, y la Deuda Existente de Comercio Exterior, la "Deuda Existente a Reestructurar"). A la Fecha de Celebracion, el Banco declara que la Deuda Existente a Reestructurar alcanza la suma de capital total de US$ [__] millones.

(ii) POR CUANTO, a partir del mes de diciembre de 2001, el Banco experimento las consecuencias financieras adversas generadas por, entre otros factores, el dictado de la Ley No. 25.561 de Emergencia Publica y Reforma del Regimen Cambiario y los subsiguientes decretos y regulaciones que dieron lugar a la devaluacion del peso argentino (el "Peso") frente a las monedas extranjeras.

(iii) POR CUANTO, en este contexto, el Banco implemento un proceso de reestructuracion de acuerdo con lo dispuesto por la Ley No. 21.526 y sus modificatorias (la "Ley de Entidades Financieras"), y presento un plan de regularizacion, posteriormente modificado (el "Plan de Capitalizacion y Liquidez de Galicia"), ante el Banco Central de la Republica Argentina (el "BCRA"), en el cual se dispone la reestructuracion de la Deuda Existente a Reestructurar, y que contempla la exitosa reestructuracion de la Deuda Existente a Reestructurar como componente esencial del mismo.

                                  Exhibit A-1

(iv) POR CUANTO, en el contexto del Decreto No. 739/03, del Decreto Nro. 1262/03, y de las Comunicaciones "A" 3941 y "A" 3940 del BCRA, con fecha 27 de noviembre de 2003 dicho organismo aprobo los terminos y condiciones de reestructuracion de la Deuda Existente a Reestructurar.

(v) POR CUANTO, como parte de la reestructuracion de deuda, el Banco ha propuesto reestructurar las Instrumentos de deuda bancaria a traves de un canje voluntario de Instrumentos de deuda bancaria, como se describe en el Suplemento de Precio de fecha 23 de diciembre de 2003 y en la Addenda a dicho Suplemento de Precio del 18 de Marzo de 2004 (la "Oferta de Canje de Obligaciones Negociables"). En virtud de la Propuesta de Reestructuracion, el Banco ha solicitado una Carta de aceptacion (definida mas abajo) cuyos terminos contienen una autorizacion al Banco para firmar el APE y un Poder (definido mas abajo) en virtud del cual se faculta al Representante a suscribir el presente APE y a asistir a las Asambleas (definida mas abajo) en nombre de cada uno de los Obligacionistas Participantes. El plazo para presentar las Instrumentos de deuda bancaria para participar en la Oferta de Canje de Obligaciones Negociables vencio el dia de 2004 (la "Fecha de Vencimiento"), habiendose presentado validamente para su canje un % [__] del capital total de las Instrumentos de deuda bancaria, en virtud de los terminos de la Oferta de Canje de Obligaciones Negociables.

(vi) POR CUANTO, como parte de la reestructuracion de deuda, la Deuda Bancaria Existente, la Deuda Existente de Comercio Exterior y la Deuda Existente Clase "A" se reestructuraran a traves de distintos acuerdos voluntarios de reestructuracion privada celebrados con los Bancos, los Acreedores de Comercio Exterior y los Acreedores Clase "A", respectivamente, descriptos en los Anexos III, IV y V (respectivamente, el "Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria", "Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior" y "Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", y junto con la Oferta de Canje de Obligaciones Negociables, la "Propuesta de Reestructuracion"). En virtud de la referida reestructuracion de deuda, el Banco ha solicitado a los Bancos, Acreedores de Comercio Exterior y Acreedores Clase "A" que suscriban el presente APE.

(vii) POR CUANTO, la Propuesta de Reestructuracion contempla el ejercicio por parte del Banco de su derecho a llevar adelante un procedimiento de APE (el "Procedimiento de APE) de acuerdo con lo dispuesto en los articulos 69 a 76 de la Ley de Quiebras No. 24.522 y sus modificatorias (la "Ley de Quiebras"), con el objeto de extender los efectos de la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", a los titulares de Deuda Existente a Reestructurar que no hubieran participado en la Propuesta de Reestructuracion.

(viii) POR CUANTO, la Propuesta de Reestructuracion se encontrara en plena vigencia con respecto a los acreedores que hubieran participado en los mismos, independientemente de la Homologacion Judicial (definida mas abajo) del presente APE, que no constituye una condicion para el perfeccionamiento de la misma.

(ix) POR CUANTO, a traves del presente APE el Banco pretende alcanzar la reestructuracion integral de su deuda externa, lo que incluye celebrar un acuerdo de reestructuracion con todos los Acreedores Afectados (definidos mas abajo) bajo la Deuda Existente a Reestructurar.

(x) POR CUANTO, dado que las propuestas de reestructuracion presentadas a los tenedores de Obligaciones Negociables y a los Bancos tienen terminos economicos sustancialmente equivalentes, los tenedores de Obligaciones Negociables y los Bancos se agruparon en la misma categoria de acreedores financieros. Asimismo, dado que cada una de las propuestas de reestructuracion presentadas a los Acreedores de Comercio Exterior y a los Acreedores Clase "A" poseen sus terminos y condiciones particulares, cada uno de ellos constituye una categoria distinta de acreedores financieros.

(xi) POR CUANTO, el presente APE contempla, de acuerdo con lo dispuesto por el articulo 76 de la Ley de Quiebras, que si el Tribunal de Quiebras (definido mas abajo) homologa la presentacion aqui prevista, (a) los titulares de las Instrumentos de deuda bancaria que no hubieran participado en la Oferta de Canje de Obligaciones Negociables y los Bancos que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria se veran obligados a canjear sus Instrumentos de deuda bancaria y Deuda Bancaria Existente, respectivamente, por Unidades (como se las define mas abajo), que el Banco considerara que dichos titulares han optado por recibir en la Primera Etapa (definida en el Anexo II) de la Oferta de Canje de Obligaciones Negociables, (b) los Acreedores de Comercio Exterior que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior se veran obligados a canjear su Deuda Existente de Comercio Exterior por unidades sustancialmente en los terminos ofrecidos en la Oferta de Canje de Obligaciones Negociables en terminos similares a los del Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior; y (c) los Acreedores Clase "A" que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" se veran obligados a aceptar la reestructuracion de su Deuda Existente Clase "A" del modo previsto en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior.

POR TODO ELLO, las Partes acuerdan celebrar el presente APE de acuerdo con los terminos de los articulos 69 a 76 y disposiciones relacionadas de la Ley de Quiebras.

                                  Exhibit A-2

SECCION I

Definiciones.

Clausula 1.1

"Creditos Administrativos" significa el monto de costas judiciales a pagar, determinado por el Tribunal de Quiebras, asi como los honorarios y costos legales relacionados con la administracion del proceso judicial relacionado con el Procedimiento de APE y la proteccion de los activos del Banco que gozan de prioridad en virtud del articulo 240 de la Ley de Quiebras, incluyendo todos los creditos, costos, honorarios y gastos incurridos por el Representante de los Acreedores Participantes como consecuencia del Procedimiento de APE.

"Acreedores Afectados" significa (i) en el caso de cualquier serie de Instrumentos de deuda bancaria, todos los titulares de las Instrumentos de deuda bancaria; (ii) en el caso de la Deuda Bancaria Existente, todos los titulares de Deuda Bancaria Existente; (iii) en el caso de la Deuda Existente de Comercio Exterior, todos los titulares de Deuda Existente de Comercio Exterior; y (iv) en el caso de Deuda Existente Clase "A", todos los titulares de Deuda Existente Clase "A".

"APE" tendra el significado previsto en el parrafo introductorio del presente.

"Fecha de Presentacion del APE" significa la fecha en la que este APE se presente ante el Tribunal de Quiebras en virtud de lo dispuesto por el articulo 72 de la Ley de Quiebras, lo cual debera ocurrir (i) dentro de los 3 Dias Habiles Judiciales anteriores a la Fecha de Liquidacion, o (ii) con posterioridad a la Fecha de Liquidacion.

"Procedimiento de APE" tendra el significado previsto en los Considerandos del presente.

"Ley de Quiebras" tendra el significado previsto en los Considerandos del presente.

"BCRA" tendra el significado previsto en los Considerandos del presente.

"Observacion del BCRA" significa cualquier observacion formal del BCRA con respecto a la capacidad del Banco de utilizar un Procedimiento de APE en virtud de la legislacion argentina.

"Estado de Situacion Patrimonial" significa el listado de activos y pasivos del Banco a la Fecha de Celebracion, certificado por contador publico independiente, de acuerdo con lo dispuesto por el articulo 72, inciso 1, de la Ley de Quiebras.

"Banco" tendra el significado previsto en el parrafo introductorio del presente.

"Bancos" tendra el significado previsto en el parrafo introductorio del presente.

"Listado de Libros del Banco" significa el listado de todos los libros utilizados por el Banco dentro de su operatoria, con la indicacion del ultimo folio utilizado a la Fecha de Celebracion de acuerdo a lo dispuesto en el articulo 72, inciso 4 de la Ley de Quiebras.

"Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria" tendra el significado previsto en los Considerandos del presente, segun el detalle incluido en Anexo III.

"Tribunal de Quiebras" significa un tribunal argentino en lo comercial que sea competente respecto del Procedimiento de APE.

"BCBA" significa la Bolsa de Comercio de Buenos Aires.

"CNV" significa la Comision Nacional de Valores.

"BCC" significa la Bolsa de Comercio de Cordoba.

"Homologacion Judicial" significa la homologacion del presente APE por parte del Tribunal de Quiebras, de acuerdo con lo dispuesto en el articulo 76 de la Ley de Quiebras.

"Fecha de Homologacion Judicial" significa la fecha en la cual ocurra la Homologacion Judicial (sin tener en cuenta cualquier impugnacion o recurso presentado contra dicha Homologacion Judicial, tal como ello se preve en los Articulos 51, 60 y concordantes de la Ley de Quiebras.

                                  Exhibit A-3

"Listado de Acreedores" significa el listado de acreedores del Banco a la Fecha de Celebracion, certificado por contador publico independiente, de acuerdo con lo dispuesto en el articulo 72, inciso 2 de la Ley de Quiebras.

"Detalle de la Deuda Existente a Reestructurar de los Acreedores Participantes" significa el detalle del total de la Deuda Existente a Reestructurar de los Acreedores Participantes, y el porcentaje de Acreedores Afectados que dichos Acreedores Participantes representan, de acuerdo a lo dispuesto en el articulo 72, inciso 5 de la Ley de Quiebras.

"Fecha de Celebracion" tendra el significado previsto en los Considerandos del presente.

"Deuda Bancaria Existente" tendra el significado previsto en los Considerandos del presente.

"Deuda con los Obligacionistas Existentes" tendra el significado previsto en los Considerandos del presente.

"Instrumentos de deuda bancaria" tendra el significado previsto en el parrafo introductorio del presente.

"Deuda Existente a Reestructurar" tendra el significado previsto en los Considerandos del presente.

"Deuda Existente de Comercio Exterior" tendra el significado previsto en los Considerandos del presente.

"Deuda Existente Clase "A"" tendra el significado previsto en los Considerandos del presente.

"Fecha de Vencimiento" tendra el significado previsto en los Considerandos del presente.

"Ley de Entidades Financieras" tiene el significado otorgado en los Considerandos del presente.

"Plan de Capitalizacion y Liquidez de Galicia" tendra el significado previsto en los Considerandos del presente.

"Acciones Preferidas de Grupo Galicia" tendra el significado previsto en Anexo II al presente.

"Listado de Acciones Judiciales y Procesos Administrativos" significa el listado de acciones, juicios o procesos judiciales, arbitrales, administrativos y demas procesos pendientes contra el Banco o que afecten a este, ante cualquier tribunal, organismo o autoridad gubernamental, o arbitro, de acuerdo a lo dispuesto en el articulo 72, inciso 3 de la Ley de Quiebras.

"Dia Habil Judicial" significa un dia (excepto sabado o domingo) en el que funcionen los Tribunales en Buenos Aires.

"Carta de aceptacion" significa la carta electronica de transmision y autorizacion otorgada por cada uno de los Obligacionistas Participantes al Representante para presentar las Instrumentos de deuda bancaria en virtud de la Oferta de Canje de Obligaciones Negociables. La Carta de aceptacion contiene ademas una autorizacion a firmar el APE.

"MAE" significa el Mercado Abierto Electronico S.A.

"Asambleas" significa las asambleas de titulares de las Instrumentos de deuda bancaria que el Banco pueda convocar o solicitar que convoque el Tribunal de Quiebras, antes o despues de la Fecha de Presentacion del APE, a los efectos de confirmar la suscripcion del APE y la solicitud al Tribunal de Quiebras de extender los efectos del APE a los Acreedores No Participantes.

"Nuevas Obligaciones Negociables" significa, conjuntamente, las Obligaciones Negociables a Largo Plazo, las Obligaciones Negociables Subordinadas, y las Obligaciones Negociables a Mediano Plazo - todas ellas definidas en Anexo II.

"Bancos No Participantes" tendra el significado previsto en la Clausula 2.1(b) del presente.

"Acreedores No Participantes" significa los titulares de Deuda Existente a Reestructurar, que aunque no suscriban el presente APE, y con sujecion a la Homologacion Judicial, quedaran obligados en virtud de los terminos del APE, de acuerdo con lo dispuesto por el articulo 76 de la Ley de Quiebras.

"Dispensa de los Acreedores No Participantes" tendra el significado previsto en la Clausula 3.2 del presente.

"Obligacionistas No Participantes" tendra el significado previsto en la Clausula 2.1(b) del presente.

                                  Exhibit A-4

"Acreedores de Comercio Exterior No Participantes" tendra el significado previsto en la Clausula 2.1(b) del presente.

"Acreedores de Comercio Exterior "A" No Participantes" tendra el significado previsto en la Clausula 2.1(b) del presente.

"Obligacionistas" tendra el significado previsto en los Considerandos del presente.

"Oferta de Canje de Obligaciones Negociables" tendra el significado previsto en los Considerandos del presente.

"Prospecto" significa el prospecto de fecha 5 de noviembre de 2003, cuya copia se adjunta en Anexo II.

"Bancos Participantes" tendra el significado previsto en el parrafo introductorio del presente, incluyendo a los sucesores, cesionarios o beneficiarios de transferencias efectuadas por cualquiera de ellos.

"Obligacionistas Participantes" tendra el significado previsto en el parrafo introductorio del presente, incluyendo a los sucesores, cesionarios o beneficiarios de transferencias efectuadas por cualquiera de ellos.

"Acreedores Participantes" significa, conjuntamente, los Obligacionistas Participantes, los Bancos Participantes, los Acreedores de Comercio Exterior Participantes, y los Acreedores Clase "A" Participantes.

"Acreedores Clase "A" Participantes" tendra el significado previsto en el parrafo introductorio del presente, incluyendo a los sucesores, cesionarios o beneficiarios de transferencias efectuadas por cualquiera de ellos.

"Acreedores de Comercio Exterior Participantes" tendra el significado previsto en el parrafo introductorio del presente, incluyendo a los sucesores, cesionarios o beneficiarios de transferencias efectuadas por cualquiera de ellos.

"Partes" tendra el significado previsto en el parrafo introductorio del presente.

"Peso" tendra el significado previsto en los Considerandos del presente.

"Poder" es la autorizacion otorgada por cada Obligacionista Participante a favor del Representante, facultandolo a suscribir el presente APE en nombre de dicho Obligacionista Participante de acuerdo con la Ley de Quiebras, y a asistir a las Asambleas y votar en ellas en nombre del mandante. Cada Poder, incluido en Anexo I, ha sido validamente autenticado de acuerdo a los requisitos aplicables bajo ley argentina (certificacion por escribano publico, apostilla o autenticacion equivalente).

"Periodo Previo a la Homologacion Judicial" significa el periodo trancurrido entre la Fecha de Presentacion del APE ante el Tribunal de Quiebras y la fecha de su Homologacion Judicial.

"Suplemento de Precio" significa el suplemento de precio respecto de las Nuevas Obligaciones Negociables, de fecha 23 de diciembre de 2003, cuya copia se adjunta en Anexo II.

"Representante" tendra el significado previsto en el parrafo introductorio del presente.

"Propuesta de Reestructuracion" tendra el significado previsto en los Considerandos del presente.

"Ley deTitulos Valores" tiene el significado establecido en la Clausula 7.3 del presente.

"Fecha de Liquidacion" significa la fecha en la cual se completen las transacciones contempladas bajo (i) la Oferta de Canje de Obligaciones Negociables, (ii) el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, (iii) el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, (iv) el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" (en el sentido que la Fecha de Liquidacion para todos los Acreedores Participantes ocurrira el mismo dia), no quedando pendientes acciones alguna para el perfeccionamiento de dichas transacciones.

"Acreedores Clase "A"" tendra el significado previsto en el parrafo introductorio del presente.

"Acreedores de Comercio Exterior" tendra el significado previsto en el parrafo introductorio del presente.

"Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A"" tendra el significado previsto en los Considerandos del presente.

"Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior" tendra el significado previsto en los Considerandos del presente.

"Acreedores No Afectados" tendra el significado previsto en la Clausula 2.4 del presente.

"Unidades" tiene el significado estipulado en el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria.

"Dispensa" tendra el significado previsto en la Clausula 3.1 del presente.

Interpretacion.

Clausula 1.2. A todos los efectos del presente APE, a menos que se dispusiera expresamente algo distinto en el presente, o a menos que el contexto exigiera otra cosa: (a) los terminos definidos en el APE tendran los significados aqui previstos, e incluiran el plural y el singular, y viceversa; (b) las palabras representativas de un genero incluiran al otro; (c) cualquier referencia a una

                                  Exhibit A-5

"Seccion", "Clausula" o "Anexo" seran referencias a una Seccion, Clausula o Anexo del presente; (d) todas las referencias al presente APE y las expresiones "en el presente", "del presente", "al presente" o "en virtud del presente", y expresiones similares, haran referencia al presente APE en su totalidad, y no a una Seccion, Clausula, Anexo u otra subdivision en particular; (e) cualquier referencia a "incluye" o "incluyendo" significa "incluyendo de manera no taxativa"; y (f) cualquier referencia a acuerdos o contratos, incluyendo el presente APE, hara referencia a los mismos y a sus respectivos anexos, apendices y adjuntos, y a sus posibles modificaciones y suplementos.

SECCION II

Homologacion Judicial del APE

Clausula 2.1. (a) Es intencion del Banco que la Propuesta de Reestructuracion reestructure solamente la Deuda Existente a Reestructurar. Para efectuar dicha reestructuracion, el Banco ha implementado: (i) la Oferta de Canje de Obligaciones Negociables, (ii) el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria; (iii) el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior; y (iv) el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A".

(b) A fin de extender los efectos de la reestucturacion de la Deuda Existente a Reestructurar a los tenedores que no hubieran participado en la Oferta de Canje de Obligaciones Negociables (los "Obligacionistas No Participantes"), a los Bancos que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria (los "Bancos No Participantes"), los Acreedores de Comercio Exterior que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior (los "Acreedores de Comercio Exterior No Participantes") y a los Acreedores Clase "A" que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" (los "Acreedores Clase "A" No Participantes"), los Acreedores Participantes acuerdan que el Banco podra solicitar la Homologacion Judicial del presente APE a fin de obligar:

(i) a los Obligacionistas No Participantes y a los Bancos No Participantes a aceptar - a cambio de la porcion respectiva de su Deuda Existente a Reestructurar - Unidades que el Banco considerara que dichos titulares han optado por recibir en la Primera Etapa (definida en el Anexo II) de la Oferta de Canje de Obligaciones Negociables descripta en Anexo II;

(ii) a los Acreedores de Comercio Exterior No Participantes a aceptar - a cambio de la porcion respectiva de su Deuda Existente a Reestructurar - Unidades sustancialmente en los terminos ofrecidos en la Oferta de Canje de Obligaciones Negociables en terminos similares a los del Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior; y

(iii) a los Acreedores Clase "A" que no hubieran participado en el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" a aceptar la reestructuracion de su Deuda Existente Clase "A" del modo previsto en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior.

Clausula 2.2. A los efectos del Procedimiento de APE, los Acreedores Participantes reconocen y aceptan que los Obligacionistas Participantes y los Bancos Participantes formaran parte de la misma clase de acreedores, dado que los terminos economicos de las propuestas a ellos presentadas son sustancialmente identicos; y que los Acreedores de Comercio Exterior y los Acreedores Clase "A" constituiran clases separadas de acreedores.

Clausula 2.3. (a) Los Acreedores Participantes reconocen que el Banco tiene derecho a presentar el APE en la Fecha de Presentacion del APE, a su solo criterio y sujeto a que obtenga las mayorias descriptas en la Clausula 2.3 (b) anterior, a fin de obtener la Homologacion Judicial del APE de acuerdo con lo dispuesto por los articulos 69 a 76 y disposiciones relacionadas de la Ley de Quiebras.

(b) A la Fecha de Presentacion del APE, el Banco declara que:

            (i) los Acreedores Participantes representaran la mayoria absoluta de los Acreedores Afectados, representando por lo menos el 95% de la Deuda Existente a Reestructurar pendiente de pago a esa fecha;

            (ii) dentro de la clase formada por los Obligacionistas Participantes y los Bancos Participantes, el Banco habra obtenido las mayorias previstas bajo ley Argentina;

            (iii) dentro de la clase formada por los Acreedores de Comercio
                  Exterior Participantes, el Banco habra obtenido las mayorias previstas bajo ley Argentina; y

            (iv) dentro de la clase formada por los Acreedores Clase "A" Participantes, el Banco habra obtenido las mayorias previstas bajo ley Argentina.

A los efectos de determinar las referidas mayorias, (i) de acuerdo con lo dispuesto en el parrafo 3 del articulo 45 bis de la Ley de Quiebras, (A) los titulares de Obligaciones Negociables al 9% con vencimiento en 2003 se agruparon en los que estan a favor del

                                  Exhibit A-6

APE y los que se oponen al mismo, y los titulares de Obligaciones Negociables a Tasa Flotante Creciente con vencimiento en 2002 se agruparon en los que estan a favor del APE y los que se oponen al mismo, y (B) cada grupo se trato como un Acreedor Afectado, de modo tal que se considero que cada tramo de Obligaciones Negociables al 9% con vencimiento en 2003 y de Obligaciones Negociables a Tasa Flotante Creciente con vencimiento en 2002 estaba en poder de dos Acreedores Afectados; y (ii) cada Banco que era parte en el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, cada Acreedor de Comercio Exterior que era parte en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y cada Acreedor Clase "A" que era parte en el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", se trato como un Acreedor Afectado separado.

(c) De acuerdo con los requisitos previstos en el articulo 72 de la Ley de Quiebras, los siguientes documentos, debidamente certificados por contador publico independiente, seran presentados por el Banco (juntamente con el APE y otros documentos) ante el Tribunal de Quiebras en la Fecha de Presentacion del
APE: (i) el Estado de Situacion Patrimonial; (ii) el Listado de Acreedores;
(iii) el Listado de Acciones Judiciales y Procesos Administrativos; (iv) el Listado de Libros del Banco; y (v) el Detalle de la Deuda Existente a Reestructurar de los Acreedores Participantes.

Clausula 2.4. Los Acreedores Participantes reconocen y acuerdan que en virtud del APE el Banco (i) no tiene intencion de modificar los terminos de sus obligaciones con los acreedores que no sean Acreedores Afectados, como por ejemplo (de manera no taxativa) los acreedores de la deuda originalmente correspondiente a su Sucursal Nueva York y posteriormente canjeada por deuda del Banco en julio de 2002 (los "Acreedores No Afectados", cuyas categorias de acreedores se adjuntan como Anexo VI, declarando y garantizando el Banco que se trata de una lista verdadera y completa de las categorias de acreedores a la fecha del presente), (ii) que es intencion del Banco cumplir sus obligaciones con los Acreedores No Afectados de acuerdo con los actuales terminos de las mismas y sus modificaciones, y de acuerdo con las leyes argentinas aplicables, y que el Banco se reserva el derecho de realizar el pago total a cualquier Acreedor No Afectado en la fecha de vencimiento de sus respectivas acreencias, en el giro normal de las operaciones del Banco. No obstante lo antedicho, si el Tribunal de Quiebras solicitara al Banco obtener el consentimiento de los Acreedores No Afectados para suscribir el presente APE, el Banco por el presente se compromete a hacer sus mejores esfuerzos para cumplir con dicha solicitud del Tribunal de Quiebras, y (iii) continuara llevando a cabo sus negocios bajo la autoridad y supervision del BCRA, cuya autoridad y poderes de supervision y regulatorios sobre el Banco se mantendran sin cambios en todo momento.

SECCION III

Dispensas del incumplimiento de ciertos compromisos asumidos por el Banco en virtud de la Deuda Existente a Reestructurar.

Clausula 3.1. Las Partes acuerdan que, al producirse la liquidacion de la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", ellas estaran sujetas a las renuncias previstas bajo dichos documentos y a los terminos y condiciones alli previstos ( la "Dispensa").

Clausula 3.2. Si el presente APE resultara homologado judicialmente, se considerara que los Acreedores No Participantes han convenido que, contra entrega de la contraprestacion prevista en el presente con respecto a los Acreedores No Participantes, el Banco (i) quedara liberado de, y se considerara que los Acreedores No Participantes han dispensado, el incumplimiento de cualquier otro termino o condicion de la Deuda Existente a Reestructurar con los Acreedores No Participantes, incluyendo supuestos de incumplimiento que existan
o puedan haber existido antes o al momento de la contraprestacion prevista en este APE con respecto a los Acreedores No Participantes; y (ii) quedara liberado de todos los pasivos del Banco con respecto a los Acreedores No Participantes (la "Dispensa de los Acreedores No Participantes").

SECCION IV

Vigencia de la reestructuracion de la Deuda Existente a Reestructurar.

Clausula 4.1. Las Partes acuerdan que los terminos y condiciones de la Propuesta de Reestructuracion entraran en vigencia en la Fecha de Liquidacion.

Clausula 4.2. En el caso de el APE no fuera homologado por el Tribunal de Quiebras, ya sea porque este APE no fue presentado al Tribunal de Quiebras por el Banco o por cualquier otro motivo, el presente APE seguira siendo vinculante respecto de los Acreedores Participantes y el Banco, y todos los actos y acuerdos realizados en virtud de la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior y/o el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" seguiran en plena vigencia, generando derechos y obligaciones para los sucesores, derechohabientes, herederos y representantes personales de los Acreedores Participantes y el Banco.

                                  Exhibit A-7

SECCION V

Efectos de la Homologacion Judicial respecto de los Acreedores No Participantes.

Clausula 5.1. De acuerdo con lo dispuesto por el articulo 76 de la Ley de Quiebras, si se otorgara la Homologacion Judicial, las Partes acuerdan que el presente APE sera vinculante para todos los Acreedores Afectados, inclusive los Acreedores No Participantes.

Clausula 5.2. La Propuesta de Reestructuracion que se extendera a los Acreedores No Participantes implicara la cancelacion y extincion de todas las obligaciones del Banco en virtud de la Deuda Existente a Reestructurar correspondiente a dichos Acreedores No Participantes, y el canje o reestructuracion obligatoria de dicha Deuda Existente a Reestructurar, segun corresponda, de acuerdo a lo dispuesto en esta Seccion V.

Clausula 5.3. Los terminos y condiciones reestructurados con respecto a los Acreedores No Participantes entraran en vigencia entre el Banco y estos, a partir de la Fecha de Homologacion Judicial.

Clausula 5.4. Con sujecion a la Homologacion Judicial, el Banco llevara a cabo los siguientes actos con respecto a cada Acreedor No Participante:

(I)   OBLIGACIONISTAS NO PARTICIPANTES Y BANCOS NO PARTICIPANTES

El Banco entregara a los Obligacionistas No Participantes y a los Bancos No Participantes, Unidades por una suma de capital total equivalente al 100% del capital de sus Instrumentos de deuda bancaria y Deuda Bancaria Existente, con mas los intereses devengados e impagos, de acuerdo a lo previsto en la Oferta de Canje de Obligaciones Negociables descripta en el Anexo II y el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria descripto en el Anexo III.

(II)  ACREEDORES DE COMERCIO EXTERIOR NO PARTICIPANTES

El Banco entregara a los Acreedores de Comercio Exterior No Participantes, Unidades sustancialmente en los terminos ofrecidos en la Oferta de Canje de Obligaciones Negociables por una suma de capital total equivalente al 100% del capital de su Deuda Existente de Comercio Exterior, con mas los intereses devengados e impagos, de acuerdo a lo previsto en la Oferta de Canje de Obligaciones Negociables descripta en el Anexo II.

(III) ACREEDORES CLASE "A" NO PARTICIPANTES

El Banco reestructurara la Deuda Existente Clase "A" del modo previsto en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior descripto en el Anexo V.

Clausula 5.5. Se considerara que todos los Acreedores No Participantes que reciban las contraprestaciones previstas en este APE, de acuerdo a lo que resuelva el Tribunal de Quiebras, efectuan las Declaraciones y Garantias incluidas en la Seccion VII del presente.

SECCION VI

Declaraciones y Garantias del Banco.

El Banco por el presente declara y garantiza a las demas Partes, a la fecha del presente, lo siguiente:

Clausula 6.l. Consentimientos. No se requiere ningun consentimiento, aprobacion, autorizacion, notificacion, orden o inscripcion por parte de ninguna autoridad gubernamental o regulatoria ni de ningun tribunal, a fin de perfeccionar las operaciones previstas en el APE, con excepcion de (i) la ausencia de una Observacion del BCRA (como se la define abajo) respecto del APE; (ii) la Homologacion Judicial; (iii) la aprobacion de la CNV de la oferta publica de las Nuevas Obligaciones Negociables y las Acciones Preferidas de Grupo Galicia (como se la define abajo) y la autorizacion para negociar las Nuevas Obligaciones Negociables en la BCC y el MAE y la autorizacion para negociar las Acciones Preferidas de Grupo Galicia en la BCBA, la BCC y el MAE; y (iv) la ratificacion del APE por parte de los accionistas del Banco, en el plazo de 30 dias contados a partir de la Fecha de Presentacion del APE.

Clausula 6.2. Conflictos. La celebracion y otorgamiento del APE por parte del Banco, el cumplimiento de sus obligaciones en virtud del presente y el perfeccionamiento de las operaciones aqui previstas, no entraran en conflicto con, ni provocaran un incumplimiento de, los terminos, condiciones y disposiciones del acta constitutiva o los estatutos del Banco, ni de ninguna ley
o norma aplicable. Adicionalmente, a esta fecha, todos los actos efectuados por el Banco para la celebracion y presentacion de este APE, han sido efectuados de modo compatible con el derecho de los Acreedores Participantes a recibir un trato igualitario.

                                  Exhibit A-8

Clausula 6.3. Exigibilidad de la Propuesta de Reestructuracion. La Propuesta de Reestructuracion y las consideraciones alli previstas constituyen obligaciones legitimas, validas y vinculantes del Banco, exigibles de acuerdo con los terminos de la correspondiente documentacion, excepto en la medida en que su exigibilidad pudiera verse limitada por leyes de quiebra, insolvencia, concurso, moratoria o leyes similares que afecten los derechos de los acreedores en general, y por los principios generales de equidad (ya sea que su cumplimiento se exija en virtud del sistema de derecho estricto o del common law).

SECCION VII

Declaraciones y Garantias de los Acreedores Participantes.

Clausula 7.l. Con respecto a la reestructuracion. A la Fecha de Homologacion Judicial, cada Acreedor Participante renuncia a cualquier derecho que pudiera tener en virtud de la legislacion argentina de (i) oponerse a la validez de las operaciones previstas en el presente y en la Oferta de Canje de Obligaciones Negociables, en el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, en el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y en el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", incluyendo el derecho a interponer una accion revocatoria respecto de los pagos efectuados por el Banco en tal sentido, y (ii) iniciar acciones de responsabilidad contra los directores, sindicos o funcionarios jerarquicos del Banco como consecuencia de las referidas operaciones, excepto que dicha accion derive de una conducta dolosa del director, sindico o funcionario jerarquico del Banco o del incumplimiento de los estatuso del Banco o de cualquier ley o regulacion. Las renuncias y/o consentimientos previstos en el presente no seran aplicables a cualquir acto u omision del banco que constituya un incumplimiento de cualquier obligacion del Banco bajo la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A".

Clausula 7.2. Con respecto al levantamiento de inhibiciones sobre la disposicion de los activos del Banco. Cada uno de los Acreedores Participantes reconoce que, al celebrar el presente APE, se considerara que el mismo aprueba cualquier solicitud del Banco para levantar o eliminar cualquier medida de inhibicion general sobre la disposicion de los activos del Banco que pudiera haber sido impuesta por el Tribunal de Quiebras en relacion con el APE durante el Periodo Previo a la Homologacion Judicial, al producirse la Homologacion Judicial y hasta la fecha en que el Tribunal de Quiebras formalmente declare que el Banco ha dado cumplimiento a todas sus obligaciones en virtud del APE, de acuerdo con lo dispuesto por el articulo 59 de la Ley de Quiebras. Las renuncias y/o consentimientos previstos en el presente no seran aplicables a cualquir acto u omision del banco que constituya un incumplimiento de cualquier obligacion del Banco bajo la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A"

Clausula 7.3. Con respecto a las Nuevas Obligaciones Negociables y a las Acciones Preferidas de Grupo Galicia. Cada uno de los Acreedores Participantes reconoce y acuerda, y el Banco declara, que (i) ni el APE ni las Nuevas Obligaciones Negociables y las Acciones Preferidas de Grupo Galicia que el Banco debera entregar en la correspondiente Fecha de Liquidacion, han sido inscriptos en virtud de la Ley de Titulos Valores de 1933 de EE.UU. y sus modificatorias (la "Ley de Titulos Valores"), ni en virtud de ninguna ley de titulos valores estadual de ese pais, y (ii) cualesquiera titulos valores emitidos en virtud del APE y/o la Propuesta de Reestructuracion, seran entregados por el Banco, unicamente (a) en los Estados Unidos, a "compradores institucionales calificados" en los terminos de la Norma 144A de la Ley de Titulos Valores, en una operacion privada basada en una exencion de los requisitos de inscripcion de dicha Ley, y (b) fuera de los Estados Unidos, en operaciones en el exterior basadas en la Regulacion S dictada en virtud de la Ley de Titulos Valores.

Clausula 7.4. Con respecto a la ratificacion del APE. Cada uno de los Obligacionistas Participantes por el presente reconoce que, en virtud de su Carta de Transmision y Autorizacion, ha autorizado al Banco a firmar el APE.

Clausula 7.5. Valido otorgamiento del Poder. Cada Obligacionista Participante ha otorgado validamente al Representante el Poder para llevar adelante los actos alli contemplados.

Clausula 7.6. Efectos del Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A". Cada uno de los Acreedores Participantes por el presente reconoce que si (a) no se otorgara la Homologacion Judicial; (b) se declarara posteriormente la nulidad del APE, o (c) existiera alguna Observacion del BCRA con respecto al Procedimiento de APE, o (d) el Banco decidiera no seguir adelante con el Procedimiento de APE, o (e) no se implementara el APE, entonces, la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", seguiran siendo validos, vinculantes, definitivos y exigibles de acuerdo con sus terminos, y no se veran afectados en modo alguno por el APE.

Clausula 7.7. Con respecto al Representante. Cada Obligacionista Participante reconoce y acuerda que el Representante (a) actua en virtud del presente unicamente en su caracter de apoderado de cada Obligacionista Participante, (b) no asume ninguna obligacion o relacion fiduciaria con respecto al Obligacionista Participante, (c) no tendra ningun deber u obligacion con

                                  Exhibit A-9
excepcion de aquellos especificamente previstos en el presente, y (d) actuara como Representante de los Obligacionistas Participantes en virtud del APE, unicamente a los efectos de recibir y enviar notificaciones e instrucciones en virtud del presente.

Clausula 7.8. Inexistencia de invitaciones. Se considera que cada uno de los Obligacionistas No Participantes declara y garantiza no haber recibido invitacion alguna en el Procedimiento de APE por parte de Citi group Global Markets Inc. en su caracter de principal colocador de las ofertas y la invitacion a aceptar el APE prevista en la Oferta de Canje de Obligaciones Negociables, ni de ninguna de sus afiliadas, con la salvedad de que, si un Obligacionista No Participante no pudiera efectuar dicha certificacion, antes de que el mismo pueda recibir las Nuevas Obligaciones Negociables como consecuencia del APE, el Banco le exigira que envie una carta certificando que el mismo es una persona: (1) que no se encuentra en los "Estados Unidos" en los terminos de la Norma 903(a)(1) de la Regulacion S dictada en virtud de la Ley de Titulos Valores, y no es una "persona estadounidense" en los terminos de la Norma 902
(o) de la Regulacion S dictada en virtud de la Ley de Titulos Valores, o (2) que es un dealer u otro fiduciario profesional constituido o, en el caso de personas fisicas, residente en los Estados Unidos, que posee una cuenta discrecional o similar, con excepcion de un acervo hereditario o fideicomiso, en beneficio o por cuenta de una persona no estadounidense. El Banco podra exigir declaraciones adicionales a los efectos de dar cumplimiento a las leyes de otras jurisdicciones.

SECCION VIII

Extincion y Cumplimiento.

Clausula 8.1. Extincion del APE. El APE quedara extinguido en la primera de las siguientes fechas: (a) en la fecha en que el tribunal de apelacion dicte sentencia definitiva e inapelable rechazando la homologacion del APE; (b) en la fecha en que el Tribunal de Quiebras o el BCRA declare la liquidacion del Banco;
(c) cuando el Banco deje de cumplir o viole cualquier compromiso o acuerdo contenido en el presente APE, y tal incumplimiento continuara por un periodo de 30 (treinta) dias consecutivos luego de notificacion escrita cursada al Banco en los terminos de la Clausula 9.4.; y (d) cuando cualquier autoridad gubernamental hubiera nacionalizado o en general expropiado todo o una parte sustancial de los activos o bienes del Banco, o el capital accionario de este, o hubiera asumido la custodia o el control de dichos activos o bienes o de la operatoria del Banco
o su capital accionario, o hubiera tomado cualquier medida que impidiera al Banco o a sus funcionarios llevar a cabo la operatoria de la entidad o una parte sustancial de la misma, durante un plazo superior a sesenta (60) dias corridos, y el resultado de dichas medidas afectare de manera sustancial la capacidad del Banco de cumplir sus obligaciones en virtud del APE.

Las Partes acuerdan que este APE se extinguira automaticamente si la Fecha de Liquidacion no ocurre en o antes del tercer Dia Habil Judicial posterior a la Fecha de Presentacion del APE (si la Fecha de Presentacion del Ape ocurre).

EN CASO DE EXTINCION DEL APE, LAS PARTES DEJARAN DE ESTAR OBLIGADAS POR LOS TERMINOS DEL MISMO, CON LA SALVEDAD DE QUE LOS EFECTOS DE LOS ACTOS Y ACUERDOS REALIZADOS EN VIRTUD DE LA OFERTA DE CANJE DE OBLIGACIONES NEGOCIABLES, EL ACUERDO Y DOCUMENTACION DE REESTRUCTURACION DE DEUDA BANCARIA, EL ACUERDO Y DOCUMENTACION DE REESTRUCTURACION DE DEUDA DE COMERCIO EXTERIOR, Y/O EL ACUERDO Y DOCUMENTACION DE REESTRUCTURACION DE DEUDA CLASE "A", CONTINUARAN EN PLENA VIGENCIA, GENERANDO DERECHOS Y OBLIGACIONES PARA LOS ACREEDORES PARTICIPANTES Y EL BANCO.

Clausula 8.2. Retiro o falta de perfeccionamiento. El Banco se reserva el derecho de retirar y dejar sin efecto el presente APE en cualquier momento luego de su celebracion y antes de la Homologacion Judicial, y, en tal caso, de presentar otras solicitudes de APE. En todos los casos, los efectos de los actos y acuerdos realizados en virtud de la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" continuaran en plena vigencia, generando derechos y obligaciones para los Acreedores Participantes y el Banco.

Clausula 8.3 Cumplimiento. Este APE sera considerado como cumplido, en el caso que la Homologacion Judicial se obtuviere, luego de la entrega de las contraprestaciones establecidas bajo el presente APE a favor de los Acreedores No Participantes y su confirmacion por el Tribunal de Quiebras bajo el Articulo 59 de la Ley de Quiebras. Luego de dicho cumplimiento, las Partes cesaran de estar sujetas a los terminos del presente, previendose sin embargo que los efectos de los actos y acuerdos asumidos de acuerdo a la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", permaneceran en plena vigencia, seran ejecutables contra y otorgaran beneficios a, los Acreedores Participantes y al Banco.

Clausula 8.4. Ejecucion. A mayor abundamiento, se entiende por el presente que la celebracion de este APE por o por cuenta de los Acreedores Participantes o la presentacion de este APE ante el Tribunal de Quiebras no constituye una renuncia
o de cualquier forma un impedimento para que los Acreedores Participantes puedan ejercer cualquiera de sus derechos bajo la Oferta de Canje de Obligaciones Negociables, el Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, el Acuerdo y Documentacion de Reestructuracion de Deuda de Comercio Exterior, y el Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A" o bajo los documentos que los evidencien o fueren relacionados a ellos, o bajo la ley aplicable, ante el incumplimiento del Banco de cualquiera de sus obligaciones bajo los mismos.

                                  Exhibit A-10

SECCION IX

Disposiciones Generales.

Clausula 9.1. Obligaciones de indemnizacion. Las obligaciones o derechos del Banco de defender, indemnizar, reembolsar o limitar la responsabilidad de sus directores, sindicos, funcionarios o empleados presentes o pasados en virtud del acta constitutiva o estatuto del Banco, su politica de indemnizacion al personal, las leyes argentinas aplicables o cualquier acuerdo especifico, respecto de cualquier reclamo, demanda, causa, accion o proceso contra los mismos basado en actos u omisiones relacionados con los servicios que aquellos prestaran al Banco antes de la Fecha de Presentacion del APE, seguiran vigentes luego de la Homologacion Judicial y no se veran afectados por esta, y no quedaran dispensados, independientemente de si dicha defensa, indemnizacion, reembolso o limitacion de responsabilidad se refieren a actos acaecidos antes o despues de la fecha de Homologacion Judicial.

Clausula 9.2. Pago de Creditos Administrativos. (a) Los Acreedores Afectados reconocen y acuerdan que durante el Periodo Previo a la Homologacion Judicial
(i) en relacion con la celebracion, otorgamiento y cumplimiento del presente APE, el Banco incurrira en Creditos Administrativos, y (ii) el Banco tiene derecho a pagar dichos Creditos Administrativos de acuerdo con la decision judicial correspondiente, los terminos de cualquier acuerdo relacionado con los mismos, o en terminos menos favorables para los titulares de un Credito Administrativo segun lo convenido entre el Banco y los titulares de dicho Credito Administrativo.

Clausula 9.3. Sucesores y derechohabientes. Los derechos, beneficios y obligaciones de cualquier persona fisica o juridica que se mencione o a la que se haga referencia en el APE, seran vinculantes respecto de cualquier heredero, sucesor, cesionario o derechohabiente de dicha persona.

Clausula 9.4. Domicilios. A todos los efectos derivados del APE, las Partes constituyen domicilio en los indicados en el parrafo introductorio del presente
o bajo los espacios correspondientes a sus firmas abajo, donde se enviaran validamente todas las notificaciones y comunicaciones que pudieran corresponder, incluyendo notificaciones judiciales y/o extrajudiciales. Dichos domicilios continuaran en vigencia hasta tanto cualquiera de las partes notifique lo contrario expresamente por escrito.

Clausula 9.5. Derecho aplicable; jurisdiccion y competencia. Las leyes argentinas regiran todos los aspectos de este APE, incluyendo su forma y contenido, el proceso de solicitud y aprobacion, y los efectos de su aprobacion y de cualquier sentencia definitiva sobre la Deuda Existente a Reestructurar. A todos los efectos legales derivados del presente, las partes se someten a la jurisdiccion y competencia de los tribunales ordinarios en lo comercial de la ciudad de Buenos Aires, renunciando a cualquier otro fuero o jurisdiccion que pudiera corresponder.

EN FE DE LO CUAL las partes suscriben el presente en ejemplares del mismo tenor y a un solo efecto, en el lugar y fecha arriba indicados.

BANCO DE GALICIA Y BUENOS AIRES S.A.

Nombre:                                                Nombre:

Cargo:                                                 Cargo:

REPRESENTANTE DE LOS OBLIGACIONISTAS PARTICIPANTES

Nombre:

Cargo:

BANCO / ACREEDOR DE COMERCIO EXTERIOR

Nombre:

Cargo:

                                  Exhibit A-11

LISTADO DE ANEXOS

Anexo I Documentacion del Banco y el Representante.

Anexo II Descripcion de la deuda representada por las Instrumentos de deuda bancaria y Terminos y Condiciones Basicos del Canje de Obligaciones Negociables, Deuda de los Obligacionistas Participantes y porcentaje que la misma representa respecto de la Deuda Existente a Reestructurar. Copia del Prospecto, del Suplemento de Precio y de la Addenda al Suplemento de Precio.

Anexo III Descripcion de la Deuda Bancaria Existente y Terminos y Condiciones Basicos del Acuerdo y Documentacion de Reestructuracion de Deuda Bancaria, Deuda Bancaria Existente y el procentaje que la misma representa respecto de la Deuda Existente a Reestructurar.

Anexo IV Descripcion de la Deuda Existente de Comercio Exterior y Terminos y Condiciones Basicos del Acuerdo y Documentacion de
          Reestructuracion de Deuda de Comercio Exterior, Deuda de Comercio Exterior y porcentaje que la misma representa respecto de la Deuda Existente a Reestructurar.

Anexo V Descripcion de la Deuda Existente Clase "A" y Terminos y Condiciones Basicos del Acuerdo y Documentacion de Reestructuracion de Deuda Clase "A", Deuda Clase "A" y el porcentaje que la misma representa respcto de la Deuda Existente a Reestructurar.

Anexo VI  Categorias de Acreedores No Afectados.

                                  Exhibit A-12

                                (ENGLISH VERSION)

In the City of Buenos Aires, on the [_] day of the month of [___] of 200_, this out-of-court composition agreement with creditors (Acuerdo Preventivo Extrajudicial) (the "APE" or the "APE Agreement") for the restructuring of debt is entered into, by and between:

1. BANCO DE GALICIA Y BUENOS AIRES S.A., with legal domicile at Tte. Gral. Peron 407, 2nd floor, City of Buenos Aires, Argentine Republic, represented by Mr. [________], in accordance with the documentation that is attached to this APE Agreement as Exhibit I (the "Bank"); and

2. (a) CITIBANK, N.A., with legal domicile at 5 Carmelite Street, London, England, represented by Mr. [___________] in its capacity as representative, in accordance with the documentation that is attached to this APE Agreement as
Exhibit I (the "Representative"), of the holders of the notes with an interest rate of 9% due in 2003 and step-up floating rate notes due 2002 issued by the Bank (together the "Existing Notes") (collectively the "Participating Noteholders"), in each case that have tendered their existing Notes for exchange under the Notes Exchange Offer (as defined below) and have authorized the execution of this APE Agreement by the Representative on their behalf and granted the Representative the corresponding Power of Attorney (as defined below);

(b) the bank and multilateral agency creditors that will adhere to this APE Agreement by sending to the Bank, on or before the APE Filing Date (as defined below), an executed copy of this APE Agreement (the "Participating Banks");

(c) the trade finance creditors that will adhere to this APE Agreement by sending to the Bank, on or before the APE Filing Date, an executed copy of this APE Agreement (the "Participating Trade Finance Creditors"); and

(d) the creditors of the Existing Trade "A" Debt (as defined below) that will adhere to this APE Agreement by sending to the Bank, on or before the APE Filing Date, an executed copy of this APE Agreement (the "Participating Trade "A" Creditors" and together with the Participating Noteholders, the Participating Banks, and the Participating Trade Finance Creditors, the "Participating Creditors", and together with the Bank, the "Parties").

                                    RECITALS

(i) WHEREAS, on the date of execution of this APE Agreement (the "Execution Date"), the Bank declares that it maintains (a) with all holders of Existing Notes (the "Noteholders"), the debt described in Exhibit II of this APE Agreement (the "Existing Noteholders Debt"); (b) with all the bank and multilateral agency creditors (the "Banks"), the unsecured bank debt detailed in Exhibit III of this APE Agreement (the "Existing Bank Debt"); (c) with all the trade finance creditors (the "Trade Finance Creditors") the existing trade debt described in Exhibit IV of this APE Agreement (the "Existing Trade Finance Debt"); and (d) with all creditors of Existing Trade "A" Debt (as defined below) (the "Trade "A" Creditors") the existing trade debt described in Exhibit V of this APE Agreement (the "Existing Trade "A" Debt" and together with the Existing Noteholders Debt, the Existing Bank Debt, and the Existing Trade Finance Debt, the "Existing Restructuring Debt"). As of the Execution Date, the Bank declares that the Existing Restructuring Debt amounts to US$[____] million in aggregate principal amount.

(ii) WHEREAS, since December 2001, the Bank experienced adverse financial consequences created by, among other factors, the approval of the Public Emergency and Foreign Exchange System Reform Law, Law No. 25,561 and

                                  Exhibit A-13
      subsequent decrees and regulations that resulted in the devaluation of the Argentine peso (the "Peso") against foreign currencies,

(iii) WHEREAS, within this context, the Bank implemented a restructuring process, in accordance with Law No. 21,526, as amended (the "Financial Institutions Law"), and submitted a regularization plan, as amended (the "Galicia Capitalization and Liquidity Plan"), to the Central Bank of the Argentine Republic (the "Argentine Central Bank"), which provides for the restructuring of the Bank's Existing Restructuring Debt and contemplates the successful restructuring of the Existing Restructuring Debt as an essential component thereof.

(iv) WHEREAS, within the context of Decree No. 739/03 and 1262/03, and Argentine Central Bank Communique "A" 3941 and Communique "A" 3940, the terms and conditions for restructuring of the Existing Restructuring Debt were approved by the Argentine Central Bank on November 27, 2003.

(v) WHEREAS, as part of the debt restructuring, the Bank has proposed to restructure the Existing Notes through a voluntary exchange of Existing Notes, as further described in the Pricing Supplement of the Bank dated December 23, 2003 and the Supplement to such Pricing Supplement, dated March 18, 2004 (the "Notes Exchange Offer"). Under the Restructuring Proposal, the Bank has requested a Letter of Transmittal and Authorization (as defined below) which contained an authorization for the Bank to file the APE and a Power of Attorney (as defined below), authorizing the Representative to execute this APE Agreement on their behalf and appear on behalf of each of the Participating Noteholders at Meetings (as defined below). The period for tendering the Existing Notes to participate in the Notes Exchange Offer has expired on [__], 2004 (the "Expiration Date") and [__]% of the aggregate principal amount of all Existing Notes has been validly tendered for exchange and not revoked pursuant to the terms of the Notes Exchange Offer.

(vi) WHEREAS, as part of the debt restructuring, the Existing Bank Debt, the Existing Trade Finance Debt and the Existing Trade "A" Debt is being restructured through different voluntary restructuring arrangements entered into with the Banks, Trade Finance Creditors and Trade "A" Creditors, respectively, which are attached hereto as Exhibit III, IV and V, respectively (the "Bank Debt Restructuring Arrangement and Documentation", "Trade Finance Debt Restructuring Arrangement and Documentation" and "Trade "A" Debt Restructuring Arrangement and Documentation", respectively, and together with the Notes Exchange Offer, the "Restructuring Proposal"). Under such debt restructuring, the Bank has requested the Banks, Trade Finance Creditors and Trade "A" Creditors to execute this APE Agreement.

(vii) WHEREAS, the Restructuring Proposal provides for the exercise by the Bank of its right to file, in accordance with sections 69 to 76 of the Argentine Bankruptcy Law No. 24,522, as amended (the "Argentine Bankruptcy Law"), an APE procedure (the "APE Procedure") in order to extend the effects of the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and the Trade "A" Debt Restructuring Arrangement and Documentation to those creditors holding Existing Restructuring Debt that did not participate in the Restructuring Proposal.

(viii) WHEREAS, the Restructuring Proposal shall be in full force and effect with respect to the creditors that participated therein, independently from the Court Endorsement (as defined below) of this APE Agreement, which is not a condition to their consummation.

(ix) WHEREAS, the Bank seeks through this APE Agreement to reach a comprehensive restructuring of its foreign debt, which includes having a restructuring agreement with all of its Affected Creditors (as defined below) under the Existing Restructuring Debt.

(x) WHEREAS, given that the restructuring proposals submitted to the holders of Existing Notes and the Banks have substantially equivalent economic terms, the holders of Existing Notes and the Banks were grouped in the same

                                  Exhibit A-14
      category of financial creditors. Additionally, since each of the restructuring proposals submitted to the Trade Finance Creditors and to the Trade "A" Creditors have its particular terms and conditions, each of them constitute an additional separate category of financial creditors.

(xi) WHEREAS, this APE Agreement contemplates, in accordance with Section 76 of the Argentine Bankruptcy Law, that if the filing provided herein is endorsed ("homologado") by the Bankruptcy Court (as defined below), (a) the holders of the Existing Notes that did not participate in the Notes Exchange Offer and the Banks that did not participate in the Bank Debt Restructuring Arrangement and Documentation would be compelled to exchange their Existing Notes and Existing Bank Debt, respectively, for Units (as defined below), which the Bank will deem such holders to have elected to receive in the First Step Exchange Offer (as defined in Exhibit II) in the Notes Exchange Offer, (b) the Trade Finance Creditors that did not participate in the Trade Finance Debt Restructuring Arrangement and Documentation would be compelled to exchange their Existing Trade Finance Debt for units substantially in the terms offered in the Notes Exchange Offer on terms similar to those of the Trade Finance Debt Restructuring Arrangement and Documentation; and (c) the Trade "A" Creditors that did not participate in the Trade "A" Debt Restructuring Arrangement and Documentation would be compelled to accept the restructuring of their Existing Trade "A" Debt in the manner contemplated in the Trade Finance Debt Restructuring Arrangement and Documentation.

NOW, THEREFORE, the Parties agree to enter into this APE Agreement in accordance with Sections 69 through 76 and related provisions of the Argentine Bankruptcy Law.

ARTICLE I.

Definitions.

Section 1.1

"Administrative Claims" means the amount of any court tax payable determined by the Bankruptcy Court, as well as any legal fee and costs related to the administration of the court proceedings related to the APE Procedure and the preservation of the Bank's assets that is entitled to priority under Section 240 of the Argentine Bankruptcy Law, including all claims, costs, fees and expenses incurred by the Representative of the Participating Creditors as a consequence of the APE Procedure.

"Affected Creditors" means (i) in the case of any series of Existing Notes, all holders of the Existing Notes; (ii) in the case of the Existing Bank Debt, all holders of Existing Bank Debt; (iii) in the case of the Existing Trade Finance Debt, all holders of Existing Trade Finance Debt; and (iv) in the case of the Existing Trade "A" Debt, all holders of Existing Trade "A" Debt.

"APE" has the meaning specified in the introductory paragraph herein.

"APE Agreement" has the meaning specified in the introductory paragraph herein.

"APE Filing Date" means the date on which this APE Agreement is filed with the Bankruptcy Court pursuant to Section 72 of the Argentine Bankruptcy Law, which shall occur (i) within 3 Judicial Business Days prior to the Settlement Date, or
(ii) after the Settlement Date.

"APE Procedure" has the meaning specified in the Recitals herein.

"Argentine Bankruptcy Law" has the meaning specified in the Recitals herein.

"Argentine Central Bank" has the meaning specified in the Recitals herein.

"Argentine Central Bank Objection" means any formal objection by the Argentine Central Bank to the ability of the Bank to avail itself of an APE Procedure under Argentine law.

                                  Exhibit A-15

"Assets and Liabilities Statement" means the list of the Bank's assets and liabilities as of the Execution Date, as certified by an independent public accountant pursuant to Section 72, subsection 1 of the Argentine Bankruptcy Law.

"Bank" has the meaning specified in the introductory paragraph herein.

"Banks" has the meaning specified in the introductory paragraph herein.

"Bank's Books List" means the list of all the books used by the Bank within its business, with the indication of their last used folio as of the Execution Date as provided in Section 72, subsection 4 of the Argentine Bankruptcy Law.

"Bank Debt Restructuring Arrangement and Documentation" has the meaning specified in the Recitals herein and that are further detailed herein under
Exhibit III.

"Bankruptcy Court" means a commercial Argentine court with competent jurisdiction over the APE Procedure.

"BASE" means the Buenos Aires Stock Exchange (Bolsa de Comercio de Buenos
Aires).

"CNV" means the Argentine Securities Commission ("Comision Nacional de
Valores").

"Cordoba Stock Exchange" means the Bolsa de Comercio de Cordoba.

"Court Endorsement" means the endorsement (homologacion) of this APE Agreement by the Bankruptcy Court in accordance with Section 76 of the Argentine Bankruptcy Law.

"Court Endorsement Date" means the date when the Court Endorsement occurs (without taking into consideration any opposition or recourse filed against such Court Endorsement, as set forth in Sections 51, 60 and others of the Argentine Bankruptcy Law).

"Creditors List" means the list of the Bank's creditors, as of the Execution Date as certified by an independent public accountant pursuant to Section 72, subsection 2 of the Argentine Bankruptcy Law.

"Detail of Participating Creditors Existing Restructuring Debt" means the detail of the aggregate principal amount of the Participating Creditors Existing Restructuring Debt and the percentage of Affected Creditors that the Participating Creditors account for, pursuant to Section 72, subsection 5 of the Argentine Bankruptcy Law.

"Execution Date" has the meaning specified in the Recitals herein.

"Existing Bank Debt" has the meaning specified in the Recitals herein.

"Existing Noteholders Debt" has the meaning specified in the Recitals herein.

"Existing Notes" has the meaning specified in the introductory paragraph herein.

"Existing Restructuring Debt" has the meaning specified in the Recitals herein.

"Existing Trade Finance Debt" has the meaning specified in the Recitals herein.

"Existing Trade "A" Debt" has the meaning specified in the Recitals herein.

"Expiration Date" has the meaning specified in the Recitals herein.

"Financial Institutions Law" has the meaning specified in the Recitals herein,

"Galicia Capitalization and Liquidity Plan" has the meaning specified in the Recitals herein.

"Grupo Galicia Preferred Shares" has the meaning specified under Exhibit II herein.

"Judicial Actions and Administrative Proceedings List" means the list of actions, suits or judicial, arbitral, other administrative or other proceedings before any court or governmental agency, authority or body or any arbitrator against or affecting the Bank, pursuant to Section 72, subsection 3 of the Argentine Bankruptcy Law.

"Judicial Business Day" means any day (other than a Saturday or Sunday) on which the courts in Buenos Aires are open.

"Letter of Transmittal and Authorization" means the electronic letter of transmittal and authorization granted by each of the Participating Noteholders to the Representative in order to tender the Existing Notes under the Notes Exchange Offer. The Letter of Transmittal and Authorization also contains an authorization for the Bank to pursue the APE.

"MAE" means the Mercado Abierto Electronico S.A.

                                  Exhibit A-16

"Meetings" means any meetings of holders of the Existing Notes that the Bank may call or request the Bankruptcy Court to call, prior or after the APE Filing Date, in order to confirm the execution of this APE Agreement and to petition to the Bankruptcy Court to extend the effect of the APE Agreement to Non-Participating Creditors.

"New Notes" means, collectively, the Long Term Notes, Subordinated Notes and Medium Term Notes as these terms are defined in Exhibit II.

"Non-Participating Banks" has the meaning specified in Section 2.1(b) hereof.

"Non-Participating Creditors" shall mean the holders of Existing Restructuring Debt, that even though do not execute this APE Agreement, subject to the Court Endorsement, will be obligated pursuant to the terms of the APE Agreement in accordance with Section 76 of the Argentine Bankruptcy Law.

"Non-Participating Creditors' Waiver" has the meaning specified in Sections 3.2 herein.

"Non-Participating Noteholders" has the meaning specified in Section 2.1(b) herein.

"Non-Participating Trade Finance Creditors" has the meaning specified in Section 2.1(b) herein.

"Non-Participating Trade "A" Creditors" has the meaning specified in Section 2.1
(b) herein.

"Noteholders" has the meaning specified in the Recitals herein.

"Notes Exchange Offer" has the meaning specified in the Recitals herein.

"Offering Memorandum" shall mean the offering memorandum dated November 5, 2003, a copy of which is attached hereto as Exhibit II.

"Participating Banks" has the meaning specified in the introductory paragraph herein, including their successor, assignee or transferee of such person or entity.

"Participating Noteholders" has the meaning specified in the introductory paragraph herein, including their heirs, successors, assigns, transferees or assignees of such individual or entity.

"Participating Creditors" means, collectively, the Participating Noteholders, the Participating Banks, the Participating Trade Finance Creditors, and the Participating Trade "A" Creditors.

"Participating Trade "A" Creditors" has the meaning specified in the introductory paragraph herein, including their heirs, successors, assigns, transferees or assignees of such individual or entity.

"Participating Trade Finance Creditors" has the meaning specified in the introductory paragraph herein, including their heirs, successors, assigns, transferees or assignees of such individual or entity.

"Parties" has the meaning specified in the introductory paragraph herein.

"Peso" has the meaning specified in the Recitals herein.

"Power of Attorney" is the authorization granted by each Participating Noteholder in favor of the Representative authorizing the Representative to execute this APE Agreement on behalf of such Participating Noteholder in accordance with the Argentine Bankruptcy Law and to attend and vote at any Meetings on their behalf. Each Power of Attorney, included in Exhibit I, has been validly authenticated under Argentine law requirements (public notary certification, apostille or equivalent authentication).

"Pre-Endorsement Period" means the period of time that runs from the APE Filing Date with the Bankruptcy Court until the date of the Court Endorsement.

"Pricing Supplement" means the pricing supplement in respect of the New Notes dated December 23, 2003, a copy of which is included in Exhibit II.

"Representative" has the meaning specified in the introductory paragraph herein.

"Restructuring Proposal" has the meaning specified in the recitals herein.

"Securities Act" has the meaning specified in Section 7.3 herein.

"Settlement Date" means the date in which the transactions contemplated under the (i) Notes Exchange Offer, (ii) Bank Debt Restructuring Arrangement and Documentation-, (iii) Trade Finance Debt Restructuring Arrangement and Documentation, (iv)

                                  Exhibit A-17

Trade "A" Debt Restructuring Arrangement and Documentation (on the understanding that the Settlement Date for all Participating Creditors shall occur on the same date); are completed, and there are no pending actions to perfect such transactions.

"Trade "A" Creditors" has the meaning specified in the Recitals herein.

"Trade Finance Creditors" has the meaning specified in the Recitals herein.

"Trade "A" Debt Restructuring Arrangement and Documentation" has the meaning specified in the Recitals herein.

"Trade Finance Debt Restructuring Arrangement and Documentation" has the meaning specified in the Recitals herein.

"Unaffected Creditors" has the meaning specified in Section 2.4 herein.

"Units" has the meaning specified in the Bank Debt Restructuring Arrangement and Documentation.

"Waiver" has the meaning specified in Section 3.1 herein.

Interpretation.

Section 1.2. For all purposes of this APE Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the terms defined in this APE Agreement have the meaning herein specified and include the plural as well as the singular, and vice- versa; (b) words importing gender include all genders; (c) any reference to an "Article" or "Section" or "Exhibit" refers to an Article, Section or Exhibit, as the case may be, of this APE Agreement; (d) all references to this APE Agreement and the phrases "herein", "hereof", "hereto" and "hereunder" and other words of similar import refer to this APE Agreement as a whole, and not to any particular Article, Section, Exhibit or and other kind of subdivision; (e) any references to "includes" or "including" shall mean "including, but not limited to"; and (f) any reference to agreements or contracts, including this APE Agreement, refers to such agreements or contracts, together with all the exhibits, appendixes and attachments thereto and as such agreements or contracts may be amended, restated, supplemented or otherwise modified from time to time.

ARTICLE II

Judicial Endorsement of the APE Agreement.

Section 2.1. (a) The Bank intends that the Restructuring Proposal shall restructure only the Existing Restructuring Debt. In order to effect such restructuring, the Bank shall implement: (i) the Notes Exchange Offer, (ii) the Bank Debt Restructuring Arrangement and Documentation; (iii) the Trade Finance Debt Restructuring Arrangement and Documentation; and (iv) the Trade "A" Debt Restructuring Arrangement and Documentation.

(b) In order to extend the effects of the restructuring of the Existing Restructuring Debt to the holders that did not participate in the Notes Exchange Offer (the "Non-Participating Noteholders"), to the Banks that did not participate in the Bank Debt Restructuring Arrangement and Documentation (the "Non-Participating Banks"), to the Trade Finance Creditors that did not participate in the Trade Finance Debt Restructuring Arrangement and Documentation (the "Non- Participating Trade Finance Creditors") and to the Trade "A" Creditors that did not participate in the Trade "A" Debt Restructuring Arrangement and

                                  Exhibit A-18

Documentation (the "Non-Participating Trade "A" Creditors"), the Participating Creditors agree that the Bank will seek Court Endorsement of this APE Agreement in order to compel:

      (i) the Non-Participating Noteholders and the Non-Participating Banks to accept - in exchange for their respective portion of Existing Restructuring Debt - Units which the Bank will deem such holders to have elected to receive in the First Step Exchange Offer (as such term is defined in Exhibit II) had they participated in the Notes Exchange Offer described in Exhibit II herein

      (ii) the Non-Participating Trade Finance Creditors to accept - in exchange for their respective portion of Existing Restructuring Debt- Units substantially on the terms offered in the Notes Exchange Offer on terms similar to those of the Trade Finance Debt Restructuring Arrangement and Documentation; and

      (iii) the Trade "A" Creditors that did not participate in the Trade "A" Debt Restructuring Arrangement and Documentation would be compelled to accept the restructuring of their Existing Trade "A" Debt in the manner contemplated in the Trade Finance Debt Restructuring Arrangement and Documentation.

Section 2.2. For purposes of the APE Procedure, the Participating Creditors acknowledge and accept that the Participating Noteholders and the Participating Banks shall be part of the same category of creditors, given the fact that the economic terms of the proposals offered to them are substantially similar; and that the Trade Finance Creditors and the Trade "A" Creditors shall constitute, each of them, a separate and individual category of creditors.

Section 2.3. (a) The Participating Creditors acknowledge that the Bank has the right to file the APE Agreement on the APE Filing Date, at its sole discretion subject to obtaining the majorities described in Section 2.3 (b) below, in order to seek the Court Endorsement of this APE Agreement in accordance with Sections 69 through 76 and related provisions of the Argentine Bankruptcy Law.

(b) The Bank represents that, as of the APE Filing Date:

      (i) the Participating Creditors shall represent an absolute majority of the Affected Creditors accounting for at least 95% of the aggregate principal amount of the then outstanding Existing Restructuring Debt;

      (ii) within the category conformed by the Participating Noteholders and the Participating Banks, the Bank shall have obtained the majorities required under Argentine Law;

      (iii) within the category conformed by the Participating Trade Finance Creditors, the Bank shall have obtained the majorities required under Argentine Law; and

      (iv) within the category conformed by the Participating Trade "A" Creditors, the Bank shall have obtained the majorities required under Argentine Law.

For purposes of determining such majorities, (i) in compliance with paragraph 3 of Section 45 bis of the Argentine Bankruptcy Law, (A) holders of the Notes with an interest rate of 9% due 2003 were grouped into those who support this APE Agreement and those who oppose this APE Agreement, and holders of the Step-Up Floating Rate Notes due 2002 were grouped into those

                                  Exhibit A-19
who support this APE Agreement and those who oppose this APE Agreement, and (B) each such group was treated as one Affected Creditor such that each tranche of Notes with an interest rate of 9% due in 2003 and Step-Up Floating Rate Notes due 2002 was deemed held by two Affected Creditors; and (ii) each Bank that was a party to the Bank Debt Restructuring Arrangement and Documentation, each Trade Finance Creditor that was a party to the Trade Finance Debt Restructuring Arrangement and Documentation, and each Trade "A" Creditor that was a party to the Trade "A" Debt Restructuring Arrangement and Documentation were treated as separate Affected Creditor.

(c) In compliance with the requirements set forth under Section 72 of the Argentine Bankruptcy Law, the following documents duly certified by an independent public accountant will be filed by the Bank (jointly with the APE Agreement and other documents) before the Bankruptcy Court, on the APE Filing
Date: (i) the Assets and Liabilities Statement; (ii) the Creditors List; (iii) the Judicial Actions and Administrative Proceedings List; (iv) the Bank's Books List; and (v) the Detail of the Participating Creditors Existing Restructuring Debt.

Section 2.4. The Participating Creditors acknowledge and agree that the Bank, pursuant to the APE Agreement: (i) does not intend to amend the terms of its obligations with unsecured creditors other than the Affected Creditors, such as (but not limited to) the creditors of the debt originally held by its New York Branch and exchanged for the Bank's debt in July 2002 (the "Unaffected Creditors", a list of which categories of creditors is attached hereto as
Exhibit VI, which the Bank hereby represents and warrants is true and complete list of such categories as of the date hereof), (ii) the Bank intends to honor its obligations with the Unaffected Creditors in accordance with their existing terms, as amended, and in accordance with applicable Argentine law and reserves the right to pay any Unaffected Creditor in full on the date that any credit of the Unaffected Creditors becomes due in the ordinary course of the Bank's business. Notwithstanding the foregoing, if the Bankruptcy Court requests the Bank to obtain the consent of the Unaffected Creditors to execute this APE Agreement, the Bank hereby compromises to make its best efforts to fulfill such requirement, and (iii) shall continue to carry its business under the authority and supervision of the Argentine Central Bank, which authority and supervisory and regulatory powers towards the Bank should remain unaffected at all times.

ARTICLE III

Waivers for the non-compliance of certain covenants assumed by the Bank under the Existing Restructuring Debt.

Section 3.1. The Parties agree that upon the settlement of the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation and the Trade "A" Debt Restructuring Arrangement and Documentation, they shall be bound by the waivers provided under such documents and pursuant to the terms and conditions provided therein (together, the "Waiver").

Section 3.2. If this APE Agreement is judicially endorsed, the Non-Participating Creditors will be deemed to have agreed that, upon delivery of the consideration provided in this APE Agreement with respect to the Non-Participating Creditors, the Bank will be (i) discharged from, and the Non-Participating Creditors will be deemed to have waived, the breach and/or non compliance of any and all covenants, and any breach of any other terms and conditions of the Existing Restructuring Debt with the Non-Participating Creditors, including events of default that exist or may have existed on or prior to delivery of the consideration provided in this APE Agreement with respect to the Non-Participating Creditors; and (ii) discharged and released of all liabilities of the Bank with respect to all the Non-Participating Creditors (together, the "Non- Participating Creditors' Waiver").

                                  Exhibit A-20

ARTICLE IV

Effectiveness of the restructuring of the Existing Restructuring Debt.

Section 4.1. The Parties agree that the terms and conditions of the Restructuring Proposal will become effective on the Settlement Date.

Section 4.2. In the event that the APE Agreement is not endorsed by the Bankruptcy Court either because the Bank does not file this APE Agreement with the Bankruptcy Court or otherwise, this APE Agreement will still be binding as to the Participating Creditors and the Bank and all the acts and agreements entered into pursuant the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation and/or the Trade "A" Debt Restructuring Arrangement and Documentation shall remain in full force and effect and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Participating Creditors and the Bank.

ARTICLE V

Effect of Court Endorsement on Non-Participating Creditors.

Section 5.1. In accordance with Section 76 of the Argentine Bankruptcy Law, if the Court Endorsement is granted, the Parties agree that this APE Agreement shall be binding upon all Affected Creditors, including all Non-Participating Creditors.

Section 5.2. The Restructuring Proposal that shall be extended to the Non-Participating Creditors shall imply the cancellation, termination and discharge of all of the obligations of the Bank under the Existing Restructuring Debt held by such Non-Participating Creditors and the mandatory exchange or restructuring of said Existing Restructuring Debt, as the case may be, as provided in this Article V.

Section 5.3. The restructured terms and conditions with respect to the Non-Participating Creditors will become effective between the Bank and the Non-Participating Creditors as from the Court Endorsement Date.

Section 5.4. Subject to the Court Endorsement, the Bank shall execute the following actions with respect to each Non-Participating Creditor:

(I) NON-PARTICIPATING NOTEHOLDERS AND NON-PARTICIPATING BANKS

The Bank shall deliver to the Non-Participating Noteholders and the Non-Participating Banks Units in an aggregate principal amount equivalent to 100% of the principal amount of their Existing Notes and Existing Bank Debt plus the accrued and unpaid interests as provided under the Notes Exchange Offer described in Exhibit II and the Bank Debt Restructuring Agreement and Documentation, as described in Exhibit III.

                                  Exhibit A-21

(II) NON-PARTICIPATING TRADE FINANCE CREDITORS

The Bank shall deliver to the Non-Participating Trade Finance Creditors Units substantially in the terms offered in the Notes Exchange Offer in an aggregate principal amount equivalent to 100% of the principal amount of their Existing Trade Finance Debt plus the accrued and unpaid interests as provided under the Notes Exchange Offer described in Exhibit II.

(III) NON PARTICIPATING TRADE "A" CREDITORS

The Bank shall restructure the Existing Trade "A" Debt in the manner contemplated in the Trade Finance Debt Restructuring Arrangement and Documentation described in Exhibit V.

Section 5.5. All Non-Participating Creditors receiving the considerations set forth under this APE Agreement, as ruled by the Bankruptcy Court, shall be deemed to make the Representations and Warranties set forth in Article VII herein.

ARTICLE VI

Representations and Warranties of the Bank.

The Bank hereby represents and warrants to the other Parties, as of the date hereof:

Section 6.l. No Consents. No consent, approval, authorization, notice or order of, or filing with, any governmental agency or regulatory authority or any court, is required for the consummations of the transactions contemplated by this APE Agreement other than (i) the absence of an Argentine Central Bank Objection (as defined below) to this APE Agreement; (ii) the Court Endorsement;
(iii) the approval by the CNV of the public offering of the New Notes and the Grupo Galicia Preferred Shares (as defined below) and the authorization to list the New Notes (as defined below) in the Cordoba Stock Exchange and the MAE and the authorization to trade the Grupo Galicia Preferred Shares in the BASE, Cordoba Stock Exchange and the MAE; and (iv) the ratification by the Bank's shareholders of this APE Agreement within 30 days of the APE Filing Date.

Section 6.2. No Conflicts. The execution and delivery of this APE Agreement by the Bank does not, and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, any of the terms, conditions and provisions of the certificate or articles of incorporation of bylaws (estatutos) or agreements of the Bank or any applicable laws and regulations. Additionally, as of this date, all acts undertaken by the Bank for the execution and filing of this APE Agreement have been effected in a manner consistent with the statutory rights of any Affected Creditors to be treated equally and ratably.

Section 6.3. Enforceability of the Restructuring Proposal. The Restructuring Proposal and the considerations set forth therein and herein constitute legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with the terms of the corresponding documentation, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

ARTICLE VII

                                  Exhibit A-22

Representations and Warranties by the Participating Creditors.

Section 7.1. Regarding the Restructuring. As of the Court Endorsement Date, each of the Participating Creditor waives any rights that it may have pursuant to Argentine law to (i) challenge the validity of the transactions provided for herein and in the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring and Documentation and the Trade "A" Debt Restructuring Arrangement and Documentation, including the right to claw back ("accion revocatoria") any payment made by the Bank in connection therewith, and (ii) file any action against any director, syndic or senior officer of the Bank ("accion de responsabilidad") in connection with or as a result of any of the aforementioned transactions, except that such action derives from willful misconduct of the director, syndic or senior officer of the Bank or from their violation to the by-laws of the Bank or to any law or regulation. The waivers and/or consents provided herein shall not apply to any acts or omissions of the Bank that constitute a breach of any of the obligations of the Bank under the Notes Exchange Offer, Bank Debt Restructuring Arrangement and Documentation, Trade Finance Debt Restructuring Arrangement and Documentation and Trade "A" Debt Restructuring Arrangement and Documentation.

Section 7.2. Regarding the Removal of Any Injunction on Disposition of the Bank's Assets. Each of the Participating Creditors acknowledges that, by its execution of this APE Agreement, it shall be deemed to have consented to any relief that the Bank may seek to remove or vacate any general injunction on the disposition of the Bank's assets that may have been imposed by the Bankruptcy Court in connection with this APE Agreement during the Pre-Endorsement Period, upon the Court Endorsement and until the date on which the Bankruptcy Court formally declares that the Bank has fully performed its obligations under this APE Agreement in accordance with Section 59 of the Argentine Bankruptcy Law. The waivers and/or consents contained herein shall not apply to any acts or omissions of the Bank that constitute a breach of any of the obligations of the Bank under the Notes Exchange Offer, Bank Debt Restructuring Arrangement and Documentation, Trade Finance Debt Restructuring Arrangement and Documentation and Trade "A" Debt Restructuring Arrangement and Documentation.

Section 7.3. Regarding the New Notes and Grupo Galicia Preferred Shares. Each Participating Creditor acknowledges and agrees and the Bank represents that (i) neither this APE Agreement nor the New Notes and Grupo Galicia Preferred Shares to be delivered by the Bank on the corresponding Settlement Date has been registered under the United States Securities Act 1933, as amended ("Securities Act"), or under any U. S. State securities law, and (ii) any securities issued pursuant to the APE and/or the Restructuring Proposal will be delivered by the Bank, only (a) in the United States, to "qualified institutional buyers" as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon exemption from the registration requirements of the Securities Act and (b) outside the United States in offshore transactions in reliance upon Regulation S under the Securities Act.

Section 7.4. Regarding Ratification of this APE Agreement. Each of the Participating Noteholders does hereby acknowledge that pursuant to its Letter of Transmittal and Authorization it has authorized the Bank to pursue the APE.

Section 7.5. Valid grant of Power of Attorney. Each Participating Noteholder has validly granted the Power of Attorney to the Representative, to take on its behalf the actions therein contemplated.

Section 7.6. Effects of the Notes Exchange, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and Trade "A" Debt Restructuring Arrangement and Documentation. Each

                                  Exhibit A-23
of the Participating Creditors hereby acknowledges that if: (a) the Court Endorsement is not granted, (b) this APE Agreement is subsequently declared null and void or (c) there is an Argentine Central Bank Objection to the APE Procedure, (d) the Bank decides to withdraw the APE Procedure, or (e) this APE Agreement is not implemented, then the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and the Trade "A" Debt Restructuring Arrangement and Documentation shall continue to be valid, binding, definitive and enforceable in accordance with their terms and shall not be affected in any way by this APE Agreement.

Section 7.7. Regarding the Representative. Each Participating Noteholder acknowledges and agrees that the Representative: (a) is acting hereunder solely in its capacity as attorney-in-fact on behalf of each such Participating Noteholder, (b) does not assume any obligation or relationship of trust, for or with such Participating Noteholder, and (c) shall have no duties or obligations other than those specifically set forth herein, and (d) shall act as Representative of the Participating Noteholders under this APE Agreement solely for purposes of receiving and sending notices and instructions hereunder.

Section 7.8. No Solicitation. Each Non-Participating Noteholder shall be deemed to represent and warrant that it has not been solicited in the APE Procedure by Citigroup Global Markets Inc. as dealer manager for the offers and the APE solicitation provided for in the Notes Exchange Offer or by any of its affiliates, provided however, that if such Non-Participating Noteholder cannot make such certification, before such Non-Participating Noteholder can receive the New Notes as a result of the APE Agreement, the Bank shall require such Non-Participating Noteholder return a letter of inquiry certifying that he/she is a person: (1) who is not in the "United States" as contemplated by Rule 903(a)(1) of Regulation S under the Securities Act, and is not a "U.S. person" as defined in Rule 902 (o) of Regulation S under the Securities Act or (2) who is a dealer or other professional fiduciary organized, incorporated or, if an individual, resident in the United States holding a discretionary account or similar account, other than an estate or trust, for the benefit or account of a non "U.S. person". The Bank may require additional representations to comply with the laws of other jurisdictions.

ARTICLE VIII

Termination and Fulfillment.

Section 8.1. Termination of this APE Agreement. This APE Agreement shall terminate upon the earlier of: (a) the date upon which the court of appeals shall have entered a final non-appealable order rejecting the endorsement of this APE Agreement; (b) the date upon which the Bankruptcy Court or the Argentine Central Bank declares the liquidation of the Bank; (c) the Bank shall fail to perform or breach any covenant or agreement contained in this APE Agreement and such failure and default shall continue unremedied for a period of thirty (30) consecutive days after written notice shall have been given to the Bank pursuant to Section 9.4; and (d) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Bank, or the share capital of the Bank, or shall have assumed custody or control of such assets or property or of the business or operations of the Bank or the share capital of the Bank, or shall have taken any action that would prevent the Bank or its officers from carrying on its business or operations or a substantial part thereof for a period exceeding sixty (60) consecutive days and the result of any such action shall materially prejudice the ability of the Bank to perform its obligations under this APE Agreement.

The Parties agree that this APE Agreement shall automatically terminate if the Settlement Date does not occur on or prior to the third Judicial Business Day after the APE Filing Date (if the APE Filing Date occurs).

                                  Exhibit A-24

Upon such termination, the Parties hereto shall cease to be bound by the terms hereof, provided however that the effects of the acts and agreements entered pursuant to the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and/or the Trade "A" Debt Restructuring Arrangement and Documentation shall remain in full force and effect and shall be binding upon and inure to the benefit of the Participating Creditors and the Bank.

Section 8.2. Withdrawal or Non-Consummation. The Bank reserves the right to withdraw and terminate this APE Agreement at any time after its execution and prior to the Court Endorsement and, in such case, to file other APE applications. In all cases, the effects of the acts and agreements entered pursuant to the Notes Exchange Offer, the Bank Debt Restructuring arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and the Trade "A" Debt Restructuring Arrangement and Documentation shall remain in full force and effect and shall be binding upon and inure to the benefit of the Participating Creditors and the Bank.

Section 8.3. Fulfillment. This APE Agreement shall be considered as fulfilled, in the event that the Court Endorsement is obtained, upon delivery of the considerations set forth under this APE Agreement to the Non-Participating Creditors and its confirmation by the Bankruptcy Court under Section 59 of the Argentine Bankruptcy Law. Upon such fulfillment, the Parties hereto shall cease to be bound by the terms hereof, provided however that the effects of the acts and agreements entered pursuant to the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and/or the Trade "A" Debt Restructuring Arrangement and Documentation shall remain in full force and effect and shall be binding upon and inure to the benefit of the Participating Creditors and the Bank.

Section 8.4. Enforcement of rights. For the avoidance of doubt, it is hereby understood that the execution of this APE Agreement by or on behalf of the Participating Creditors or the filing of this APE Agreement with the Bankruptcy Court does not constitute a waiver or otherwise an impediment of the ability of the Participating Creditors to enforce any of its rights under the Notes Exchange Offer, the Bank Debt Restructuring Arrangement and Documentation, the Trade Finance Debt Restructuring Arrangement and Documentation, and the Trade "A" Debt Restructuring Arrangement and Documentation or instruments evidencing or related to these documents or under applicable law upon failure by the Bank to comply with any obligation thereunder.

ARTICLE IX

Miscellaneous.

Section 9.1. Indemnification Obligations. Any obligations or rights of the Bank to defend, indemnify, reimburse or limit the liability of its present and former directors, syndics, officers or employees pursuant to the Bank's certificate of incorporation, bylaws, employee indemnification policy, applicable Argentine law or specific agreement in respect of any claims, complaints, suits, causes of action or proceedings against such directors, syndics, officers or employees based on any act or omission related to such present or former directors', syndics', officers' and employees' service with, for, or on behalf of the Bank prior to the date of the filing of this APE Agreement will survive the Court Endorsement and remain unaffected thereby, and will not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability is owed in connection with an occurrence before or after the date of the Court Endorsement.

                                  Exhibit A-25

Section 9.2. Payment of Administrative Claims. (a) The Affected Creditors acknowledge and agree that during the Pre-Endorsement Period (i) in connection with the execution, delivery and performance of this APE Agreement, the Bank will incur Administrative Claims and (ii) the Bank is entitled to pay such Administrative Claims in accordance with the applicable court resolution, the terms of any agreement relating thereto or on such less favorable terms to the holders of any such Administrative Claim as agreed upon between the Bank and the holders of such Administrative Claim.

Section 9.3. Successors and Assigns. The rights, benefits and obligations of any person or legal entity named or referenced in this APE Agreement shall be binding upon and will inure to the benefit of any heir, successor, transferee or assignee of such person or entity.

Section 9.4. Domiciles. To all effects derived from this APE Agreement, the Parties set up domicile at the addresses specified in the introductory paragraph hereof or under its signature below, where all relevant notices and communications sent will be deemed valid, including judicial and/or extra-judicial notices. Those domiciles will continue to be effective unless otherwise expressly notified in writing by the relevant Party.

Section 9.5. Applicable Law and Jurisdiction. The laws of Argentina will govern all aspects of this APE Agreement, including its required form and content, the application and approval process, and the effect of its approval and final judicial order on the Existing Restructuring Debt. To all judicial effects derived herefrom, the Parties submit to the jurisdiction of the ordinary commercial courts of the City of Buenos Aires, waiving any other venue or jurisdiction that may be applicable.

IN WITNESS WHEREOF_____, identical counterparts are signed to a single effect in the place and date first above written.

BANCO DE GALICIA Y BUENOS AIRES S.A.
_________________________________________
Name: Name:
Title: Title:

[REPRESENTATIVE OF PARTICIPATING NOTEHOLDERS]
_________________________
Name:
Title:
Domicile:

[BANK/TRADE FINANCE CREDITOR/TRADE CREDITOR]
_________________________
Name:
Title:

                                  Exhibit A-26

Domicile:

                                  Exhibit A-27

LIST OF EXHIBITS

Exhibit I Bank and Representative Documentation.

Exhibit II Description of Existing Notes Debt and Basic Terms and Conditions of the Notes Exchange, Participating Noteholders' Debt and the percentage it accounts of the total debt of the Existing Restructuring Debt. Copy of Offering Memorandum, the Pricing Supplement and the Supplement to the Pricing Supplement.

Exhibit III Description of Existing Bank Debt and Basic Terms and Conditions of the Bank Debt Restructuring Arrangement and Documentation, Existing Bank Debt and the percentage it accounts of the total debt of the Existing Restructuring Debt.

Exhibit IV Description of Existing Trade Finance Debt and Basic Terms and Conditions of the Finance Trade Debt Restructuring Arrangement and Documentation, Trade Finance Debt and the percentage it accounts of the total debt of the Existing Restructuring Debt.

Exhibit V Description of Existing Trade "A" Debt and Basic Terms and Conditions of the Trade "A" Debt Restructuring Arrangement and Documentation, Trade "A" Debt and the percentage it accounts of the total debt of the Existing Restructuring Debt.

Exhibit VI Categories of Unaffected Creditors.

                                  Exhibit A-28

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Note Purchase Agreement dated as of April 27, 2004 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among BANCO DE GALICIA Y BUENOS AIRES S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), the Holders party thereto from time to time, the Documentation Agent party thereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent for the Holders.

      Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

      (1) Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Note Purchase Agreement as of the date hereof equal to the applicable percentage interest specified on
Schedule 1 hereto of the applicable Restructured Dollar Notes under the Note Purchase Agreement. After giving effect to such sale and assignment, such Assignee's Restructured Dollar Notes and the amount of the Restructured Dollar Notes owing to such Assignee will be as set forth on Schedule 1 hereto.

      (2) Such Assignor (i) represents and warrants that its name set forth on
Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of its obligations under any Financing Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Restructured Dollar Notes assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Restructured Dollar Notes assumed by such Assignee pursuant hereto and such Assignor in an amount equal to Restructured Dollar Notes retained by such Assignor under the Note Purchase Agreement, respectively, as specified on Schedule 1 hereto.

      (3) Such Assignee (i) confirms that it has received a copy of the Note Purchase Agreement, together with copies of the financial statements referred to in Section 4.15 thereof and such other documents and information as it has deemed appropriate to make its own credit

                                  Exhibit B-1
analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Note Purchase Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) represents and warrants that it is (x) a "Qualified Institutional Buyer as defined in Rule 144A under the Securities Act, and a "Qualified Purchaser," as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended or (y) an institutional "accredited investor" as defined in Regulation D under the Securities Act or (z) is not a U.S. Person; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Financing Agreements as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Note Purchase Agreement are required to be performed by it as a Holder; and (vii) makes each of the representations and warranties set forth in Section 9.5 of the Note Purchase Agreement.

      Each Holder (including any assignee of a Holder) represents, warrants and covenants to the Issuer that such Holder is acquiring the Restructured Dollar Notes owing to it and the Note or Notes held by it for its own account and not with a view to assignment, participation or transfer other than in a manner that will not violate United States securities laws or the securities laws of any other applicable jurisdiction

      (4) Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

      (5) Upon such acceptance and recording by the Agent, as of the Effective Date, (i) such Assignee shall be a "Holder" pursuant to the Note Purchase Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Holder thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Note Purchase Agreement (other than its rights and obligations under the Financing Agreements that are specified under the terms of such Financing Agreements to survive the payment in full of the Obligations of the parties under the Financing Agreements to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Note Purchase Agreement, such Assignor shall cease to be a party thereto.

      (6) Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Note Purchase Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Note Purchase Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                                  Exhibit B-2

      (7) This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles (except for Section 5-1401 and Section 5-1402 of the New York General Obligations Law).

      (8) This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

      Effective Date (if other than date of acceptance by Agent):_________ __,
____

                                    ASSIGNOR

                                    _________________________, as Assignor
                                    [Type or print legal name of Assignor]

                                    By:_________________________________________
                                    Title:______________________________________

                                    Dated:  _________ __, ____

                                  Exhibit B-3

                                    ASSIGNEE

                                    _________________________, as Assignee
                                    [Type or print legal name of Assignee]

                                    By:_________________________________________
                                    Title:______________________________________

                                    Dated:  _________ __, ____

                                    Holder Address:

Acknowledged this ____day of ___________, ____.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
     as Agent

By ______________________________
   Title:

                                  Exhibit B-4

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

ASSIGNOR:

LONG-TERM DOLLAR LIBOR NOTES

     Outstanding principal amount of Long-Term Dollar
         LIBOR Notes payable to Assignor                     $

     Percentage interest assigned                                              %

         Outstanding principal amount of Long-Term Dollar
              LIBOR Notes assigned                           $

         Principal amount of Long-Term Dollar LIBOR Notes
              payable to Assignor after giving effect to
              assignment                                     $

LONG-TERM DOLLAR FIXED RATE NOTES

     Outstanding principal amount of Long-Term Dollar
         Fixed Rate Notes payable to Assignor                $

     Percentage interest assigned                                              %

         Outstanding principal amount of Long-Term Dollar
              Fixed Rate Notes assigned                      $

         Principal amount of Long-Term Dollar Fixed Rate
              Notes payable to Assignor after giving
              effect to assignment                           $

MEDIUM-TERM DOLLAR LIBOR NOTES

     Outstanding principal amount of Medium-Term Dollar
         LIBOR Notes payable to Assignor                     $

     Percentage interest assigned                                              %

         Outstanding principal amount of Medium-Term
              Dollar LIBOR Notes assigned                    $

         Principal amount of Medium-Term Dollar LIBOR
              Notes payable to Assignor after giving
              effect to assignment                           $

MEDIUM-TERM DOLLAR FIXED RATE NOTES

     Outstanding principal amount of Medium-Term Dollar
         Fixed Rate Notes payable to Assignor                $

     Percentage interest assigned                                              %

         Outstanding principal amount of Medium-Term
              Dollar Fixed Rate Notes assigned               $

         Principal amount of Medium-Term Dollar Fixed Rate
              Notes payable to Assignor after giving
              effect to assignment                           $

SUBORDINATED DOLLAR LIBOR NOTES

                                  Exhibit B-5

     Outstanding principal amount of Subordinated Dollar
         LIBOR Notes payable to Assignor                     $

     Percentage interest assigned                                              %

         Outstanding principal amount of Subordinated
              Dollar LIBOR Notes assigned                    $

         Principal amount of Subordinated Dollar LIBOR
              Notes payable to Assignor after giving
              effect to assignment                           $

SUBORDINATED DOLLAR FIXED RATE NOTES

     Outstanding principal amount of Subordinated Dollar
         Fixed Rate Notes payable to Assignor                $

     Percentage interest assigned                                              %

         Outstanding principal amount of Subordinated
              Dollar Fixed Rate Notes assigned               $

         Principal amount of Subordinated Dollar Fixed
              Rate Notes payable to Assignor after giving
              effect to assignment                           $

SUBORDINATED DOLLAR LIBOR PIK NOTE

     Outstanding principal amount of Subordinated Dollar
         LIBOR PIK Note payable to Assignor                  $

     Percentage interest assigned                                              %

         Outstanding principal amount of Subordinated
              Dollar LIBOR PIK Note assigned                 $

         Principal amount of Subordinated Dollar LIBOR PIK
              Note payable to Assignor after giving effect
              to assignment                                  $

SUBORDINATED DOLLAR FIXED RATE PIK NOTE

     Outstanding principal amount of Subordinated Dollar
         Fixed Rate PIK Note payable to Assignor             $

     Percentage interest assigned                                              %

         Outstanding principal amount of Subordinated
              Dollar Fixed Rate PIK Note assigned            $

         Principal amount of Subordinated Dollar Fixed
              Rate PIK Note payable to Assignor after
              giving effect to assignment                    $

ASSIGNEE:

LONG-TERM DOLLAR LIBOR NOTES

     Percentage interest assumed                                               %

         Outstanding principal amount of Long-Term Dollar
              LIBOR Notes assumed                            $

                                  Exhibit B-6

         Principal amount of Long-Term Dollar LIBOR Notes
              payable to Assignee                            $

LONG-TERM DOLLAR FIXED RATE NOTES

     Percentage interest assumed                                               %

         Outstanding principal amount of Long-Term Dollar
              Fixed Rate Notes assumed                       $

         Principal amount of Long-Term Dollar Fixed Rate
              Notes payable to Assignee                      $

MEDIUM-TERM DOLLAR LIBOR NOTES

     Percentage interest assumed                                               %

         Outstanding principal amount of Medium-Term
              Dollar LIBOR Notes assumed                     $

         Principal amount of Medium-Term Dollar LIBOR
              Notes payable to Assignee                      $

MEDIUM-TERM DOLLAR FIXED RATE NOTES

     Percentage interest assumed                                               %

         Outstanding principal amount of Medium-Term
              Dollar Fixed Rate Notes assumed                $

         Principal amount of Medium-Term Dollar Fixed Rate
              Notes payable to Assignee                      $

SUBORDINATED DOLLAR LIBOR NOTES

     Percentage interest assumed                                               %

         Outstanding principal amount of Subordinated
              Dollar LIBOR Notes assumed                     $

         Principal amount of Subordinated Dollar LIBOR
              Notes payable to Assignee                      $

SUBORDINATED DOLLAR FIXED RATE NOTES

     Percentage interest assumed                                               %

         Outstanding principal amount of Subordinated
              Dollar Fixed Rate Notes assumed                $

         Principal amount of Subordinated Dollar Fixed
                        Rate Notes payable to Assignee       $

SUBORDINATED DOLLAR LIBOR PIK NOTE

     Percentage interest assumed                                               %

         Outstanding principal amount of Subordinated
              Dollar LIBOR PIK Note assumed                  $

         Principal amount of Subordinated Dollar LIBOR PIK
              Note payable to Assignee                       $

SUBORDINATED DOLLAR FIXED RATE PIK NOTE

     Percentage interest assumed                                               %

                                  Exhibit B-7

         Outstanding principal amount of Subordinated
              Dollar Fixed Rate PIK Note assumed             $

         Principal amount of Subordinated Dollar Fixed
              Rate PIK Note payable to Assignee              $

                                  Exhibit B-8

                                    EXHIBIT C

                            FORM OF ALLOCATION NOTICE

To the Holders party to the
Note Purchase Agreement referred to below

_________, 200_

                    RE: BANCO DE GALICIA Y BUENOS AIRES S.A.
                      NOTE PURCHASE AGREEMENT - ALLOCATIONS

Ladies and Gentlemen:

      Reference is made to the Note Purchase Agreement, dated as of April 27, 2004 (the "Note Purchase Agreement"), among Banco de Galicia y Buenos Aires S.A. (the "Issuer"), the holders party thereto from time to time (the "Holders"), Barclays Bank PLC, as Documentation Agent, and Deutsche Bank Trust Company Americas, as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement.

      This Allocation Notice is delivered pursuant to Section 2.1(d) of the Note Purchase Agreement. The principal amount of each Holder's Long-Term Dollar LIBOR Notes, Long-Term Dollar Fixed Rate Notes, Medium-Term Dollar LIBOR Notes, Medium-Term Dollar Fixed Rate Notes, Subordinated Dollar LIBOR Notes, Subordinated Dollar Fixed Rate Notes, Preferred Shares (or Preferred Shares and the cash equivalent, if any), BODEN Tender Offer Exchange Amounts and Cash Tender Offer Payment Amounts are set forth in the table below.

      Enclosed for your reference are the Exchange Agent's allocations of Long-Term Dollar Notes, Medium-Term Dollar Notes, Subordinated Dollar Notes, the Equity Participation Tender Offer, the BODEN Tender Offer and the Cash Tender Offer and calculations of any proration factor, delivered to the Agent by the Issuer pursuant to Section 2.1(c) of the Note Purchase Agreement.

      Also enclosed is Schedule 5.1(b)(ii) (Effective Date Interest Amounts) to the Note Purchase Agreement and the Issuer's calculations thereof, delivered to the Agent by the Issuer pursuant to Section 2.1(c) of the Note Purchase Agreement.

                                   Sincerely,

                                   DEUTSCHE BANK TRUST COMPANY
                                   AMERICAS, as Agent

                                   By:
                                   Name:
                                   Title:

Enclosures

                                  Exhibit C-1
cc. [_______], Banco de Galicia y Buenos Aires S.A. Priscilla Almodovar, White & Case LLP

                                  Exhibit C-2

                      NOTE PURCHASE AGREEMENT - ALLOCATIONS

            Aggregate
        Adjusted Principal
            Amount of                                                   Medium-
        Holder's Existing     Long-Term     Long-Term   Medium-Term   Term Dollar
            Bank Debt       Dollar LIBOR  Dollar Fixed  Dollar LIBOR  Fixed Rate
Holder     Exchanged           Notes       Rate Notes     Notes         Notes
------     ---------           -----       ----------     -----         -----
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$
               US$              US$           US$          US$            US$

                                                BODEN
                                                Tender      Cash Tender
        Subordinated  Subordinated              Offer          Offer
        Dollar LIBOR  Dollar Fixed  Preferred  Exchange       Payment
Holder     Notes      Rate Notes      Shares    Amounts        Amounts
------     -----      ----------      ------    -------        -------
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$
            US$            US$                    US$           US$

                                  Exhibit C-3

                                   EXHIBIT D-1

                           FORM OF ARGENTINE NOTES(1)

                                     PAGARE

US$ [______________]

Buenos Aires, [__] de [______] de 20[____]

      Por igual valor recibido, pagaremos incondicionalmente a la vista a [NAME OF LENDER], sin protesto, NO A LA ORDEN, la cantidad de Dolares Estadounidenses [_____________] millones (US$[____________]).

      En caso de falta de pago a la fecha de presentacion de este Pagare, el monto adeudado bajo el presente devengara un interes punitorio del [_]% ([__] por ciento) anual hasta la fecha del efectivo pago. En caso de mora, los intereses punitorios se capitalizaran mensualmente y seran considerados a partir de dicha capitalizacion como capital a todos los efectos que pudieran corresponder.

      Todos los pagos a efectuar en virtud de este pagare seran efectuados indefectiblemente en Dolares Estadounidenses. Renunciamos en forma incondicional e irrevocable a invocar la teoria de la imprevision y onerosidad sobreviniente (Articulo 1198, parrafo segundo, del Codigo Civil de la Republica Argentina), u otras defensas y/o derechos relativos a la imposibilidad de pago en Dolares Estadounidenses (incluyendo caso fortuito y fuerza mayor).

      Todos los montos adeudados en virtud del presente Pagare seran pagados libres de, y sin deducciones por, impuestos, tasas, gastos, derechos, y/o retenciones, presente o futuros, de cualquier naturaleza o tipo, sean estos de jurisdiccion nacional o provincial de la Argentina, o impuestos cobrados por cualquier autoridad impositiva de la Argentina. En caso de ser aplicable algun impuesto, tasa, cargo, gasto, derecho y/o retencion de la indole mencionada, este sera pagado exclusivamente por nosotros.

      En nuestro caracter de suscriptores, hacemos constar expresamente que ampliamos el plazo de presentacion para el pago de este pagare hasta diez (10) anos a contar desde la fecha.

      Renunciamos expresamente e irrevocablemente a oponer la "excepcion de arraigo" prevista en el articulo 348 del C.P.C.C.N.

      Este pagare estara sujeto a las leyes de la Republica Argentina, en particular, al Decreto Ley N(0) 5965/63 y, en caso de ejecucion judicial, a los tribunales Ordinarios en lo Comercial de la Ciudad de Buenos Aires. A los efectos de la notificacion de cualquier accion o reclamo iniciado por el tenedor contra el suscriptor con motivo de este Pagare, su validez, interpretacion, cumplimiento y/o incumplimiento por cualquier persona y para cualesquiera otros efectos derivados de este Pagare, por el presente constituimos domicilio en la calle [___________], Ciudad Autonoma de Buenos Aires. En el supuesto que este pagare o cualquiera de sus clausulas

----------
1 Separate Argentine Notes to be prepared for principal and interest, pursuant to Section 2.14.

                                 Exhibit D-1-1
no fueren considerados un pagare bajo los terminos del Decreto Ley N(0) 5965/63
o aptas para ser contenidas en un pagare, respectivamente, el pagare o la clausula en cuestion, segun corresponda, seran considerados como un reconocimiento de deuda por nosotros con efectos de titulo ejecutivo que trae aparejada su ejecucion en los terminos de los articulos 520 y 523 del Codigo Procesal Civil y Comercial de la Nacion a cuyos efectos se procede a certificar la firma del suscriptor con el fin de otorgarle fecha cierta al presente instrumento.

                       Lugar de pago: [ADDRESS OF LENDER].

                                          BANCO DE GALICIA Y BUENOS AIRES S.A.

                                          Por: _________________________________
                                          Nombre:
                                          Cargo:

                                 Exhibit D-1-2

                                   EXHIBIT D-2

                               FORM OF U.S. NOTES

US$[__________]                                           Dated: _______________

New York, New York

      FOR VALUE RECEIVED, the undersigned, BANCO DE GALICIA Y BUENOS AIRES S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Issuer"), HEREBY PROMISES TO PAY to the order of [NAME OF HOLDER] or its registered assigns (the "Holder"), the principal amount of US$[_________] pursuant to the terms of that certain the Note Purchase Agreement, dated as of April 27, 2004, among the Issuer, Barclays Bank PLC, as documentation agent, Deutsche Bank Trust Company Americas, as agent, and the noteholders party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"). Terms defined in the Agreement, unless otherwise defined herein, are being used herein as therein defined. In the event of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

      The Issuer promises to pay interest on the unpaid principal amount of the Holder's [Long-Term Dollar LIBOR Note][Long-Term Dollar Fixed Rate Note][Medium-Term Dollar LIBOR Note][Medium-Term Dollar Fixed Rate Note][Subordinated Dollar LIBOR Note][Subordinated Dollar Fixed Rate Note][Subordinated Dollar PIK LIBOR Note][Subordinated Dollar PIK Fixed Rate Note] from the date of such [Long-Term Dollar LIBOR Note][Long-Term Dollar Fixed Rate Note][Medium-Term Dollar LIBOR Note][Medium-Term Dollar Fixed Rate Note][Subordinated Dollar LIBOR Note][Subordinated Dollar Fixed Rate Note][Subordinated Dollar PIK LIBOR Note][Subordinated Dollar PIK Fixed Rate Note] until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank Trust Company Americas, as Agent, at the Agent's Account in same day funds.

      This U.S. Note is one of the U.S. Notes referred to in, and is entitled to the benefits of, the Agreement. The Agreement, among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Issuer waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder that is made in accordance with the terms of the Agreement.

      This U.S. Note shall be governed by, and construed in accordance with, the law of the State of New York.

      IN WITNESS WHEREOF, the Issuer has caused this U.S. Note to be duly executed and delivered as of the date and year first above written.

                                 Exhibit D-2-1

                                        BANCO DE GALICIA Y BUENOS AIRES S.A.

                                        By: ____________________________________
                                        Name:
                                        Title:

                                 Exhibit D-2-2

                                   EXHIBIT E

                                ELECTION BALLOT

Banco de Galicia y Buenos Aires S.A.  Barclays Bank PLC, as Docum entation Agent
Tte, Gral. J.D. Peron 407 Piso 2      200 Park Avenue
Buenos Aires, Argentina (1038)        New York, NY 10166
                                      Attention: Maria Justo
                                      +1(212) 412-3980 (Direct)
Ladies and Gentlemen:                 +1(212) 412-4000 (Switchboard)
                                      +1(212) 412-5660 or 5661 (Fax)
                                      maria.justo@barcap.com

This Election Ballot is delivered by the undersigned lender in connection with the bank debt restructuring of Banco de Galicia y Buenos Aires S.A. (the "Borrower") as outlined in the Summary of Terms and Conditions of Proposed Restructuring Transactions, dated March 9, 2004 (the "Term Sheet"). As part of its bank debt restructuring, the Borrower is offering to exchange the outstanding principal amount of its existing bank debt listed below for the Par Package, which at a lender's election may be exchanged for any one or more of Cash Tender Offer, BODEN Tender Offer, Long Term Instrument Tender Offer, Equity Participation Tender Offer and New Money Option, as set forth below. Capitalized terms used here in that are not otherwise defined shall have the meaning assigned to such terms in the Term Sheet.

I   -    Aggregate Principal Amount of lender's existing debt elected to be
         exchanged for Par Package in the INITIAL EXCHANGE:      US$___________*

         Please indicate which loan facility the lender's existing debt is issued under:

Assigned participation of IFC Loan Agreement .........................   US$_____________
Assigned participation of IIC Loan Agreement .........................   US$_____________
CCC Export Guarantee Program .........................................   US$_____________
Santander Central Hispano/MIGA facilities ............................   US$_____________
Bank of America lead Commercial Paper Program ........................   US$_____________
JP Morgan lead commercial Paper Program ..............................   US$_____________
Other: (Describe_____________________) ...............................   US$_____________

* THE PRINCIPAL AMOUNT WILL BE INCREASED BY ACCRUED AND UNPAID INTEREST, CALCULATED AT 4.75% PER ANNUM, FROM MAY 1, 2002 THROUGH DECEMBER 31, 2003. THE DOCUMENTATION AGENT WILL ASSUME THAT SUCH ACCRUED AND UNPAID INTEREST WILL BE TENDERED IN THE SAME PROPORTIONS AS THE PRINCIPAL AMOUNT OF OUTSTANDING DEBT.

II  -    If you are electing to participate in the SIMULTANEOUS EXCHANGE, indicate aggregate principal amount of existing debt elected to be exchanged for any one or more of the various options. The dollar amounts should equal in the aggregate, the dollar amount tendered in the initial Exchange and indicated in Section I above. If you are electing to participate in the ALTERNATIVE SIMULTANEOUS EXCHANGE, fill in the percentages of the various options that you wish to receive if your choice(s) under the Simultaneous Exchange are oversubscribed. The percentages you fill in should add up to 100%. PLEASE NOTE THAT ANY AMOUNT NOT ACCEPTED FOR EXCHANGE INTO THE OPTION OF YOUR CHOICE BECAUSE SUCH OPTION IS OR BECOMES OVERSUBSCRIBED WILL BE EXCHANGED FOR PAR PACKAGE.

                 SIMULTANEOUS EXCHANGE                                       ALTERNATIVE SIMULTANEOUS EXCHANGE
--------------------------------------------------------     --------------------------------------------------------------
AMOUNT ELECTED TO BE EXCHANGED FOR:                          AMOUNT ELECTED TO BE EXCHANGED FOR:

                                                                                      LONG
                                                              CASH      BODEN         TERM           EQUITY           NEW
                                                             TENDER    TENDER      INSTRUMENT     PARTICIPATION      MONEY
                                                              OFFER     OFFER     TENDER OFFER    TENDER OFFER      OPTION
CASH TENDER OFFER                    US$________________           X   _______%      _______%        _______%       _______%

BODEN TENDER OFFER                   US$________________     _______%        X       _______%        _______%       _______%

LONG TERM INSTRUMENT TENDER OFFER    US$________________     _______%  _______%            X         _______%       _______%

EQUITY PARTICIPATION TENDER OFFER    US$________________     _______%  _______%      _______%              X        _______%

NEW MONEY OPTION                     US$________________     _______%  _______%      _______%        _______%             X

III - Indicate type of instruments you would like to receive:  [ ] BONDS UNDER AN INDENTURE  [ ] NOTE UNDER A LOAN-STYLE AGREEMENT

         If you elected to receive your New Instruments IN THE FORM OF BONDS UNDER AN INDENTURE, complete the following for purposes of delivery of the New Instruments:

Euroclear/Clearstream Account Number:_______________

Custodial Bank Name:________________________________     Custodial Bank Contact Person:__________

Custodial Bank Contact Telephone Number:____________     Email Address:__________________________

                                  Exhibit E-1

      If you elected to receive your New Instruments IN THE FORM OF NOTES UNDER A LOAN-STYLE AGREEMENT, indicate the interest rate election for all of your instruments to be received:

            LONG TERM INSTRUMENT        [ ] FLOATING RATE         [ ] FIXED RATE

            MEDIUM TERM INSTRUMENT      [ ] FLOATING RATE         [ ] FIXED RATE

            SUBORDINATED INSTRUMENT     [ ] FLOATING RATE         [ ] FIXED RATE

IV - If you elected the NEW MONEY OPTION, indicate the type of trade financing to provide:

            [ ] LETTER OF CREDIT    [ ] ADVANCES FOR TRADE LINES      [ ]  BOTH

V   - If you elected to receive your New Instruments IN THE FORM OF BONDS
      UNDER AN INDENTURE of if you elected to participate in the EQUITY PARTICIPATION TENDER OFFER, you must certify whether you are:

            [ ] a "qualified institutional buyer" as that term is defined in
                Rule 144A under the Securities Act (a QIB);*

            [ ] not in the United States (as contemplated in Rule 903(a)(1) of
                Regulation S under the Securities Act) and are not a U.S. person (as defined in Rule 902(o) of Regulation S under the Securities Act) (each a "Regulation S investor"), or

            [ ] a dealer or other professional fiduciary organized,
                incorporated, or (if an individual) resident in the United States holding a discretionary account or similar account (other than an estate or trust) for the benefit or account of a non-U.S. person (as contemplated by Rule 903(a)(1) or Regulation S under the Securities Act) (each a "Regulation S investor").

            *IF YOU ARE A QIB THAT ELECTED TO PARTICIPATE IN THE EQUITY PARTICIPATION TENDER OFFER, YOU MUST EXECUTE AND DELIVER TO GRUPO GALICICA IN INVESTOR LETTER WHICH MAY BE OBTAINED FROM THE DOCUMENTATION AGENT, AND WHICH SETS FORTH CERTAIN ADDITIONAL REPRESENTATIONS, RESTRICTIONS AND PROCEDURES REGARDING THE TRANSFER OF ANY PREFERRED SHARES HELD BY YOU. YOU WILL RECEIVE "RESTRICTED" PREFERRED SHARES, WHICH WILL BE DELIVERED IN DEFINITIVE FORM ONLY IN THE NAME AND TO THE ADDRESS YOU INDICATE TO THE DOCUMENTATION AGENT.

VI - If you elected to participate in the EQUITY PARTICIPATION TENDER OFFER, you hereby acknowledge that the Borrower shall; (1) transfer Subordinated Instruments that would otherwise be delivered to you as part of the Par Package to the trust (the "Trust") established pursuant to a trust agreement, to be entered into on or prior to the Expiration Date, between First Trust of New York, N.A., Argentine Parmanent Representation acting solely as trustee (the "Trustee"), and the Borrower, as settlor, in order that the Trustee (1) subscribes the Preferred Shares pursuant to an assignment agreement to be entered into on or prior to the Expiration Date, among the Trustee, EBA Holding S. A. and other shareholders of Grupo Galicia, and to a subscription agreement to be entered into on or prior to the Expiration Date, between the Trustee and Grupo Galicia, and (2) transfers the relevant Preferred Shares to you as beneficiary of the Trust, and (ii) sell to Grupo Galicia the remaining Subordinated Instruments that would be delivered to you as part of the Par Package, at no more than US$ 0.73 per Subordinated Instrument, pursuant to the terms of a purchase agreement, to be entered into on or prior to the Expiration Date, between the Borrower and Grupo Galicia, and transfer such cash to you in exchange for the Preferred Shares you would otherwise have received.

VII - By submitting the Election Ballot, and subject to and effective upon delivery by the Borrower of the New Instruments, cash, BODEN and Preferred Shares, as the case may be, in the Bank Exchange in exchange for the Restructured Debt tendered herewith, except as set forth in the loan agreement or note purchase agreement relating to the New Instruments, you hereby:

      (i) irrevocably sell, assign and transfer to or upon the Borrower's order or the order of its nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of your status as a holder of, all Restructured Debt tendered hereby, such that hereafter you shall have no contractual or other rights or claims in law or equity against the Borrower or any fiduciary, trustee, agent or other person connected with the Restructured Debt arising under, from or in connection with such Restructured Debt;

      (ii) waive any and all rights with respect to the Restructured Debt tendered hereby (including, without limitation, any existing, past or continuing defaults and their consequences in respect of such Restructured Debt); and

      (iii) release and discharge the Borrower, its affiliates and the agents under any existing loan facility of the Borrower, and any agents of the new loand facilities or note purchase facilities pursuant to which the New Instruments will be delivered, from any and all claims you may have, now or in the future, arising out of or related to the Restructured Debt tendered hereby, including, without limitation, any claims that you are entitled to receive any accrued interest or any other payment with respect to the existing debt tendered hereby or to participate in any redemption or defeasance of the Restructured Debt tendered hereby.

VIII - Please indicate if you vote in favor of the APE:        [ ] In favor of APE   [ ] Not in favor of APE

      If you vote in favor of the APE, please return to the Documentation Agent the signature page to the APE with this Election Ballot.

_______________________________, 2004

The Documentation Agent will determine, in its sole discretion, all questions as to the validity, form, eligibility (including the time of receipt), assignment and acceptance of any Election Ballot and its determination shall be final and binding on all parties. The Documentation Agent reserves the absolute right to reject any and all tenders of Restructured Debt via Election Ballot determined by it not to be in the proper form of the acceptance of or payment for which may be unlawful. No tender of Restructured Debt will be deemed to have been validly made until all defects and irregularities have been cured or waived. Unless wanted, all defects or irregularities in connection with tenders must be cured within such time as the Documentation Agent shall determine. Upon notice from the Documentation Agent (which may be delivered by telephone, fax, letter or email), the Participating Creditor shall have one business day to respond to such notice. Silence may be interpreted by the Documentation Agent as a grant or power to the Documentation Agent to, in its sole discretion, determine the reasonable response to the notice. The Documentation Agent is not obligated to give notice of defects or irregularities in tenders, nor shall the Documentation Agent incur any liability for failure to give or for delay in giving any such notice.

_____________________________________, as Lender
    (Name of Lender)

By ____________________________________________________
    Name:
    Title:

By ____________________________________________________
    Name:
    Title:

Address: ______________________________________________
_______________________________________________________
_______________________________________________________
Telephone: ____________________________________________

                                  Exhibit E-2

                                    EXHIBIT F

                           FORM OF CLOSING CERTIFICATE

                              OFFICER'S CERTIFICATE

            I, [_______________], the [________________] of Banco de Galicia y
Buenos Aires S.A., a sociedad anonima organized under the laws of the Republic of Argentina (the "Company"), do hereby certify on behalf of the Company that:

            1. This Certificate is furnished pursuant to (i) the Amended and Restated Long-Term Loan Agreement, dated as of April 27, 2004 between the Company and the International Finance Corporation ("IFC") (the "IFC Long-Term Loan Agreement"), (ii) the Amended and Restated Medium-Term Loan Agreement, dated as of April 27, 2004 between the Company and IFC (the "IFC Medium-Term Loan Agreement"), (iii) the Amended and Restated Subordinated Loan Agreement, dated as of April 27, 2004 between the Company and IFC (the "IFC Subordinated Loan Agreement"), (iv) the Amended and Restated Long-Term Loan Agreement, dated as of April 27, 2004 between the Company and the Inter-American Investment Corporation ("IIC") (the "IIC Long-Term Loan Agreement"), (v) the Amended and Restated Medium-Term Loan Agreement, dated as of April 27, 2004 between the Company and IIC (the "IIC Medium-Term Loan Agreement"), (vi) the Amended and Restated Subordinated Loan Agreement, dated as of April 27, 2004 between the Company and IIC (the "IIC Subordinated Loan Agreement"), (vii) the Note Purchase Agreement, dated as of April 27, 2004 among the Company, Barclays Bank PLC, as documentation agent ("NPA Documentation Agent"), Deutsche Bank Trust Company Americas, as agent ("NPA Agent"), and the noteholders party thereto (the "Note Purchase Agreement"), (viii) the Dollar Loan Agreement, dated as of April 27, 2004 between the Company and the Commodity Credit Corporation, as initial sole lender and agent ("CCC") (the "CCC Loan Agreement"), and (ix) the Trade Credit Agreement dated as of April 27, 2004, by and among the Company, Barclays Bank PLC, as documentation agent ("TCA Documentation Agent"), Deutsche Bank Trust Company Americas, as agent ("TCA Agent"), the issuing bank party thereto and the lenders party thereto (the "Trade Credit Agreement", and collectively with the IFC Long-Term Agreement, the IFC Medium-Term Agreement, the IFC Subordinated Loan Agreement, the IIC Long-Term Agreement, the IIC Medium-Term Agreement, the IIC Subordinated Loan Agreement, the Note Purchase Agreement and the CCC Loan Agreement, the "Agreements"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the respective meanings set forth in the Agreements.

            2. A true and complete copy of the Charter of the Company, together with all amendments to date, certified by the Inspeccion General de Justicia, is attached hereto as Exhibit A. The Charter is in full force and effect on this date. No action has been taken by the board of directors of the Company or, to my knowledge, the stockholders of the Company for the purpose of effecting any further amendment to or modification of such Charter.

                                  Exhibit F-1

            3. True and correct copies of resolutions duly adopted by the board of directors of the Company on [_______], 2004, at meetings at which a quorum was present and acting throughout, are attached hereto as Exhibit B (the "Resolutions"). Such Resolutions constitute the only actions taken by the Company's board of directors or any committee thereof relating to the execution, delivery or performance of the Agreements and any other Transaction Documents, have not been amended, modified or rescinded and are in full force and effect on the date hereof.

            4. On or prior to the date hereof, the Company has obtained, and provided to the IFC, IIC, the NPA Documentation Agent, the NPA Agent, CCC, the TCA Documentation Agent and the TCA Agent copies of all Authorizations required in connection with the execution, delivery and performance of each of the Financing Agreements (with respect to each Agreement) (except Authorizations from the Central Bank that may become necessary for the Company to make prepayments in accordance with the provisions of the Agreements).

            5.    On the date hereof, the Company, and each of its Subsidiaries,
(i) are not engaged in, nor, to the best of their knowledge, after due inquiry threatened by, any litigation, arbitration or administrative proceedings, the outcome of which has had or could reasonably be expected to have a Material Adverse Effect; (ii) have not requested a moratorium or suspension of payment of debts from any court; (iii) have not instituted proceedings or taken any form of corporate action to be liquidated, adjudicated bankrupt or insolvent; (iv) have not consented to the institution of bankruptcy or insolvency proceedings against it; (v) have not filed a petition or answer or consent seeking reorganization or relief under any Applicable Law or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of them or of any substantial part of their respective property; and (vi) have not made a general assignment for the benefit of their respective creditors.

            6. On the date hereof, (i) there is not in effect any statute, regulation, order, decree or judgment of any Authority that makes illegal or enjoins or prevents the consummation of the transactions contemplated by the Agreements or any other Transaction Document and (ii) no action or proceeding has been commenced or, to the best knowledge of the Company, threatened, that seeks to prevent or enjoin any transactions contemplated by the Agreements or any other Transaction Document.

            7. On the date hereof, the representations and warranties of the Company set forth in the Agreements are true and correct with the same effect as though such representations and warranties had been made on and as of the date hereof.

            8. On the date hereof, no Event of Default and no Potential Event of Default has occurred and is continuing except for those that may occur if the restructuring contemplated by the Agreements, or in any other Transaction Document, does not become effective in accordance with the terms and conditions set forth in the respective Transaction Documents.

            9. On the date hereof, the exchange contemplated in the Bond Exchange Offer has been completed.

                                  Exhibit F-2

            10. On the date hereof, the Company's assets and business operations have been insured in accordance with the Agreements.

            11. The Effective Date of each of the Agreements is the date hereof.

                                  Exhibit F-3

            IN WITNESS WHEREOF, I have hereunto signed my name as of this ____ day of May, 2004.

                                           BANCO DE GALICIA Y BUENOS AIRES S.A.

                                           By:    _____________________________
                                           Name:  _____________________________
                                           Title: _____________________________

                  I, _____________________________, do hereby certify that:

            1.    I am the duly elected, qualified and acting
_____________________________ of the Company.

            2.    _____________________________ is the duly elected, qualified and acting _____________________________ of the Company, and the signature appearing above is such person's true and genuine signature.

            In Witness Whereof, I have hereunto signed my name as of this ___ day of May, 2004.

                                            BANCO DE GALICIA Y BUENOS AIRES S.A.

                                            By:    ____________________________
                                            Name:  ____________________________
                                            Title: ____________________________

                                  Exhibit F-4

                                    EXHIBIT G

                 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

Deutsche Bank Trust Company Americas
Attn.: Dorothy Robinson
60 Wall Street
New York, NY  10005

                              Officers' Certificate

Dear Sirs,

            With reference to the Note Purchase Agreement among us, Barclays Bank PLC, as documentation agent ("Documentation Agent"), Deutsche Bank Trust Company Americas, as agent ("Agent"), and the holders party thereto ("Holders"), dated as of April 27, 2004 (the "Note Purchase Agreement"), I, the undersigned [Chairman/Director/Senior Executive Vice President] of Banco de Galicia y Buenos Aires S.A. (the "Company"), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are, and will continue to be, authorized:

            (a) to sign any certification provided for in the Note Purchase Agreement and other agreement or document in connection therewith or in relation thereto; and

            (b) to take any other action required or permitted to be taken, done, signed or executed under the Note Purchase Agreement or any other agreement or document to which any of the Documentation Agent, the Agent and any of the Holders and the Company may be parties.

*Name                          Office                  Specimen Signature
 ----                          ------                  ------------------
---------------------          --------------------    -----------------------
---------------------          --------------------    -----------------------
---------------------          --------------------    -----------------------
---------------------          --------------------    -----------------------

-------------------------
* Designations may be changed by the Issuer at any time by issuing a new Certificate of Incumbency and Authority authorized by the Board of Directors of the Issuer where applicable.

                                  Exhibit G-1

            You may assume that any such person continues to be so authorized until you receive authorized written notice from the Company that they, or any of them, is no longer so authorized.

                               Yours truly,

                               BANCO DE GALICIA Y BUENOS AIRES S.A.

                               By ______________________________________________
                                      [Chairman/Director/Senior Executive Vice
                                      President]

                                  Exhibit G-2

                                    EXHIBIT H

                          FORM OF PROCESS AGENT LETTER

                              [CT Corp Letterhead]

                                                                  April 27, 2004

Banco de Galicia y Buenos Aires S.A.
Tte. Gral. Juan D. Peron 407, 2 degrees Piso
(C1038AAI) Buenos Aires
Argentina

            Re: BANCO DE GALICIA Y BUENOS AIRES S.A.

Gentlemen:

            Reference is made to (a) the Note Purchase Agreement (the "Note Purchase Agreement"), dated April 27, 2004 among Banco de Galicia y Buenos Aires S.A. (the "Issuer"), Barclays Bank PLC, as Documentation Agent and Deutsche Bank Trust Company Americas, as Agent and (b) the Notes issued pursuant to the Note Purchase Agreement (the "Notes") (collectively, the "Financing Agreements").

            Pursuant to Section 9.10 of the Agreement, "the Issuer hereby irrevocably appoints CT Corporation System (the "Process Agent") with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States, as its agent to receive on behalf of the Issuer and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding arising out of or relating to this Agreement or any other Financing Agreement governed by New York law. Such service may be made by mailing or delivering a copy of such process to the Issuer in care of the Process Agent at the Process Agent's above address, and the Issuer hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf."

            The Process Agent hereby accepts such irrevocable appointment as agent and agrees that it (i) shall maintain an office in the City of New York and shall inform the Issuer promptly in writing of any change of its address in the City of New York (such address presently being 111 Eighth Avenue, New York, New York 10011), (ii) shall perform its obligations as agent in accordance with the applicable provisions of the Note Purchase Agreement, (iii) shall forward promptly, by courier, to the Issuer, at its address set forth in the attachment hereto, a copy of any legal process, summons, notice or document received by the Process Agent in its capacity as agent of the Issuer, and (iv) shall not terminate its agency under the Note Purchase Agreement until January 1, 2020, or if all of the obligations of the Issuer under the Note Purchase Agreement have been satisfied prior to January 1, 2020, one calendar year after such obligations have been satisfied.

            By its acceptance hereof, the Process Agent and its successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under the Note Purchase Agreement and under this letter agreement.

                                          CT CORPORATION SYSTEM

                                          By:_________________________________
                                          Name:
                                          Title:

                                  Exhibit H-1

                    SCHEDULE TO GALICIA PROCESS AGENT LETTER

Address for notices:

            BANCO DE GALICIA Y BUENOS AIRES S.A.
            Tte. General Juan D. Peron 407, 2 degrees Piso
            (C1038AAI) Buenos Aires
            Republic of Argentina

            Facsimile:  (+54 11) 3329-6429
            Attention:  Carlos Lopez

with a copy to:

            WHITE & CASE LLP
            1155 Avenue of the Americas
            New York, NY  10036

            Facsimile:  (+1 212) 354-8113
            Attention:  Priscilla Almodovar

                                  Exhibit H-2

                                    EXHIBIT I

                          FORM OF AUDITOR AUTHORIZATION

                         [BANCO DE GALICIA'S LETTERHEAD]

[NAME OF AUDITING COMPANY]
[ADDRESS]

Dear [SHORT NAME OF AUDITING COMPANY],

Relating to [SHORT NAME OF AUDITING COMPANY]'s auditing of Banco de Galicia y Buenos Aires S.A. ("Client"), the Client authorizes [SHORT NAME OF AUDITING COMPANY] ("Auditors"), to meet and communicate directly upon the written request of any representative of the International Finance Corporation, the Inter-American Investment Corporation, the Commodity Credit Corporation, the Agent under the Trade Credit Agreement, dated April 27, 2004 or the Agent under the Note Purchase Agreement, dated April 27, 2004 ("Recipients"), regarding the Client's accounts, operations, affairs and finances; provided, however, that we are given prior written notice of, and are entitled to participate in, any meetings or oral communication between the Auditors, on the one hand, and any officer or representative of the Recipients on the other. The Client acknowledges and agrees that it acquires no new rights against the Auditors as a result of the Recipients' review.

Regarding the Auditors' cooperation, neither the Auditors, its affiliated firms nor any of the Auditors' nor such affiliated firms' respective directors, officers, managers, partners, participating principals, national directors, employees, representatives or similar persons will have any liability of any kind, and shall have no liability for any consequential, special, incidental or exemplary damages; the foregoing shall apply regardless of the theory of relief asserted (including negligence of the Auditors or others) and even if the Auditors is advised of the possibility of such damage or loss.

Client also acknowledges that it (and not the Auditors) is solely responsible for determining the applicability of any tax advisor privilege, attorney-client privilege or other privilege or similar rule (e.g., the work product rules) to the above-mentioned information and for otherwise managing the establishment and maintenance of any such privilege or protection and for considering possible waiver thereof (and for involving legal counsel as necessary). The Client further acknowledges that the Auditors reserves the right to withhold from disclosure any information that the Auditors in its discretion determines is proprietary or confidential to the Auditors.

Very truly yours,

Banco de Galicia y Buenos Aires S.A. "Client"

By: ____________________________________________________
       (Authorized Officer)

________________________________________________________
Title                        Date

                                  Exhibit I-1

Acknowledged and Agreed:

[NAME OF AUDITING COMPANY]

By:    __________________________
       Name:
       Title:

                                  Exhibit I-2